   As filed with the Securities and Exchange Commission dated July 13, 1995
                                                   Registration No. 33-_________



                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON D. C. 20549

                            ---------------------

                                   FORM S-4

                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933

                            ---------------------

                         THE COLONIAL BANCGROUP, INC.
            (Exact name of Registrant as specified in its charter)

       Delaware                         6711                                63-0661573
(State of Incorporation)      (Primary Standard Industrial         (I.R.S. Employer Identification No.)
                              Classification Code Number)

      ONE COMMERCE STREET, SUITE 800                                      (334) 240-5000
        MONTGOMERY, ALABAMA 36104                                         (Telephone No.)
(Address of principal executive offices)

                          ---------------------------

                             W. FLAKE OAKLEY, IV
                                  SECRETARY
                             POST OFFICE BOX 1108
                          MONTGOMERY, ALABAMA 36102
                   (Name and address of agent for service)

                                  Copies to:

      MICHAEL D. WATERS, ESQUIRE                           KATHRYN L. KNUDSON, ESQ.
MILLER, HAMILTON, SNIDER & ODOM, L.L.C.              POWELL, GOLDSTEIN, FRAZER & MURPHY
    ONE COMMERCE STREET, SUITE 802                191 PEACHTREE STREET, N.E., 16TH FLOOR
           P. O. BOX 19                                    ATLANTA, GEORGIA  30303
    MONTGOMERY, ALABAMA 36101-0019

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE (1)

===========================================================================================================
   Title of Each
   Class of                                    Proposed Maximum      Proposed Maximum
   Securities to be     Amount to be           Offering Price Per    Aggregate Offering       Amount of
   Registered            Registered                  Unit                  Price           Registration Fee
- -----------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $2.50 per
   share                769,018(2)             Not Applicable        $10,230,751              $3,527.85
===========================================================================================================

(1) Calculated pursuant to Rule 457(f)(2) based upon book value of company acquired at March 31, 1995.

(2) Represents the maximum number of shares. The actual number of shares to be issued may vary based upon the market price of registrant's securities at closing.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(a), MAY DETERMINE.

                          THE COLONIAL BANCGROUP, INC.
                             CROSS REFERENCE SHEET
                              TO ITEMS IN FORM S-4


                                                   CAPTION IN PROSPECTUS OR OTHER
                                                   ------------------------------
FORM S-4 ITEM NUMBER AND CAPTION                   LOCATION IN REGISTRATION STATEMENT
- --------------------------------                   ----------------------------------
Item 1.   Forepart of Registration Statement       Facing page,
          and Outside Front Cover Page of          Cross Reference Sheet,
          Prospectus                               Outside front cover page of
                                                   Prospectus

Item 2.   Inside Front and Outside Back            "AVAILABLE INFORMATION,"
          Cover Pages of Prospectus                Inside front cover page of Prospectus,
                                                   "DOCUMENTS INCORPORATED BY REFERENCE,"
                                                   "TABLE OF CONTENTS"

Item 3.   Risk Factors, Ratio of Earnings          "SUMMARY," Cover Page of Prospectus,
          to Fixed Charges and Other               "PER SHARE DATA," "APPROVAL OF THE MERGER,"
          Information                              "PRO FORMA FINANCIAL INFORMATION"
                                                   AND "SELECTED FINANCIAL DATA"


Item 4.   Terms of the Transaction                 "APPROVAL OF THE MERGER,"
                                                   "DOCUMENTS INCORPORATED BY REFERENCE"

Item 5.   Pro Forma Financial Information          "PER SHARE DATA,"  "CONDENSED PRO FORMA
                                                   STATEMENTS OF CONDITION," AND "CONDENSED
                                                   PRO FORMA STATEMENTS OF INCOME"

Item 6.   Material Contacts with the Company       "APPROVAL OF THE MERGER -- Background
                                                   of the Merger," "Reasons for the
                                                   Merger," and "Interests of Certain
                                                   Persons in the Merger"


Item 7.   Additional Information Required for      Not Applicable
          Reoffering by Persons and Parties
          Deemed to be Underwriters

Item 8.   Interests of Named Experts and           "LEGAL OPINIONS"
          Counsel

Item 9.   Disclosure of Commission Position        Not Applicable; See Items
          on Indemnification for Securities        20 and 22 below
          Act Liabilities

Item 10.  Information with Respect to S-3          "DOCUMENTS INCORPORATED
          Registrants                              BY REFERENCE," "BUSINESS
                                                   OF BANCGROUP - Management
                                                   Information"

Item 11.  Incorporation of Certain Information     "DOCUMENTS INCORPORATED
          by Reference                             BY REFERENCE"

Item 12.  Information with Respect to S-2 or       Not Applicable
          S-3 Registrants -- Item 12(b)

Item 13.  Incorporation of Certain Information     Not Applicable
          by Reference

Item 14.  Information with Respect to              Not Applicable
          Registrants Other Than S-3 or S-2
          Registrants

Item 15.  Information with Respect to S-3          Not Applicable
          Companies

Item 16.  Information with Respect to S-2 or       Not Applicable
          S-3 Companies

Item 17.  Information with Respect to              "BUSINESS OF FINANCIAL,"
          Companies Other than S-3 or S-2          "FINANCIAL STATEMENTS"
          Companies

Item 18.  Information if Proxies, Consents or      "INTRODUCTION," "BUSINESS
          Authorizations are to be Solicited       OF BANCGROUP - Voting Securities
                                                   and Principal Stockholders," "Security
                                                   Ownership of Management," "Management
                                                   Information"


Item 19.  Information if Proxies, Consents or      Not Applicable
          Authorizations are not to be
          Solicited or in an Exchange Offer

Item 20.  Indemnification of Directors and         PART II, Item 20
          Officers

Item 21.  Exhibits and Financial Statement         PART II, Item 21
          Schedules

Item 22.  Undertakings                             PART II, Item 22


                          MT. VERNON FINANCIAL CORP.
                          4800 ASHFORD DUNWOODY ROAD
                           DUNWOODY, GEORGIA  30338
                                (404) 396-3966

                  NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON _______________, 1995


         NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of Mt. Vernon Financial Corp. ("Financial") will be held at Financial's office, 4800 Ashford Dunwoody Road, Dunwoody, Georgia, on _______________, 1995, at __________ p.m., local time, for the following purposes:

         1. Merger. To consider and vote upon the proposed merger (the "Merger") of Financial with and into The Colonial BancGroup, Inc. ("BancGroup"), in accordance with an Agreement and Plan of Merger, dated as of May 4, 1995 (the "Agreement").
                 Pursuant to the Agreement, BancGroup will be the surviving corporation in the Merger, and each share of common stock of Financial outstanding at the time of the Merger will be converted into the right to receive shares of Common Stock of BancGroup, with cash paid in lieu of fractional shares at the same value as will be paid in BancGroup Common Stock, as described more fully in the accompanying Joint Proxy Statement and Prospectus. The Agreement is attached to the Joint Proxy Statement and Prospectus as Appendix A.

         2. Other Matters. To transact such other business as may properly come before the Special Meeting or any adjournments thereof.

                 The Board of Directors of Financial is not aware of any other business to come before the Special Meeting.

         The board of directors of Financial has fixed the close of business on _______________, 1995, as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Only holders of record of common stock of Financial at the close of business on that date will be entitled to notice of and to vote at the Special Meeting or any adjournments thereof.

         Under Georgia law, holders of common stock of Financial are eligible to exercise dissenters' rights of appraisal in connection with the Merger, as described more fully in the accompanying Joint Proxy Statement and Prospectus.

         You are requested to complete and sign the enclosed form of Proxy which is solicited by the board of directors of Financial and to mail it promptly in the enclosed envelope. The Proxy may be revoked at any time by filing with the Secretary of Financial a written revocation, by executing a later dated Proxy, or by attending the Special Meeting and voting in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              Secretary



Dunwoody, Georgia
_______________, 1995

JOINT PROXY STATEMENT AND PROSPECTUS
- ------------------------------------


                              COLONIAL BANCGROUP

                                 COMMON STOCK

                          MT. VERNON FINANCIAL CORP.

                       SPECIAL MEETING OF STOCKHOLDERS

                                TO BE HELD ON

                            _______________, 1995

         This Joint Proxy Statement and Prospectus (the "Prospectus") relates to the proposed merger (the "Merger") of Mt. Vernon Financial Corp. ("Financial") with and into The Colonial BancGroup, Inc. ("BancGroup") and is furnished to Financial's stockholders on or about the date set forth below. In connection with the Merger, BancGroup will issue shares of its Common Stock to the holders of the outstanding shares of common stock of Financial. The number of shares to be issued to the stockholders of Financial will depend upon the market value of such shares, subject to maximum and minimum amounts to be issued. See "APPROVAL OF THE MERGER -- Conversion of Financial Shares." The shares of Common Stock of BancGroup are listed on the New York Stock Exchange. The closing price per share of such stock as of _______________, 1995, was $__________.

         Consummation of the Merger requires, among other things, the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of Financial.

         BancGroup has filed a Registration Statement pursuant to the Securities Act of 1933, as amended, to register the shares of its Common Stock, par value $2.50 per share, to be issued in connection with the Merger described herein. This document constitutes a Proxy Statement of Financial in connection with stockholder approval of the Merger described herein and a Prospectus of BancGroup with respect to the Common Stock to be issued in the Merger.

         THE BOARD OF DIRECTORS OF FINANCIAL UNANIMOUSLY RECOMMENDS APPROVAL OF THE MERGER.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS SUCH COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         THE SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

         The office and mailing address of Financial are 4800 Ashford Dunwoody Road, Dunwoody, Georgia 30338 (telephone 404-396-3966), and the principal office and mailing address of BancGroup are Colonial Financial Center, One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

         The date of this Prospectus is _______________, 1995.

                             AVAILABLE INFORMATION

         BancGroup is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other filings made by BancGroup, including proxy and information statements, can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at certain regional offices:
Seven World Trade Center, 13th Floor, New York, New York 10048; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; 1401 Brickell Avenue, Suite 200, Miami, Florida 33131; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648; 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036-3648. Copies of such material can be obtained from the Public Reference Section of the Commission at prescribed rates.

         BancGroup's Common Stock is listed for trading on the New York Stock Exchange (the "NYSE"). Reports, including proxy and information statements, of BancGroup and other information may be inspected at the NYSE, 20 Broad Street, New York, New York 10005.

         BancGroup has filed with the Commission a Registration Statement under the Securities Act of 1933, as amended, to register the shares of Common Stock of BancGroup being offered in connection with the Merger. This Prospectus omits certain information contained in the Registration Statement and exhibits thereto. Such Registration Statement, including the exhibits thereto, can be inspected at the Public Reference Section of the

Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such Registration Statement can be obtained at prescribed rates from the Commission at that address.

                      DOCUMENTS INCORPORATED BY REFERENCE

         THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE PERSON SPECIFIED BELOW. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE RECEIVED BY BANCGROUP NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE SPECIAL MEETING.

         The following documents filed by BancGroup with the Commission are hereby incorporated by reference into this Prospectus:

         (1) BancGroup's annual report on Form 10-K for the fiscal year ended December 31, 1994;
         (2) BancGroup's quarterly report on Form 10-Q for the quarter ended March 31, 1995;
         (3)     BancGroup's report on Form 8-K dated February 21, 1995;
         (4)     BancGroup's report on Form 8-K/A dated April 21, 1995;
         (5)     BancGroup's report on Form 8-K dated July 10, 1995; and
         (6) BancGroup's Form 8-A dated November 22, 1994, effective February 22, 1995, containing a description of BancGroup's common stock.

         All documents filed by BancGroup pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the

Special Meeting shall be deemed incorporated by reference in the Prospectus and made a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Prospectus to the extent that a statement contained herein or in the other subsequently filed document which also is or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         BancGroup has entered into the Agreement with Financial regarding the Merger described herein. Various provisions of the Agreement are summarized or referred to in this Prospectus, and the Agreement is incorporated by reference into this Prospectus and attached hereto at Appendix A.

         BancGroup will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the request of any such person, a copy of any and all of the documents which have been incorporated herein by reference but not delivered herewith (other than the exhibits to such documents). Such request, in writing or by telephone, should be directed to W. Flake Oakley, IV, Secretary, The Colonial BancGroup, Inc., One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36192 (telephone 334-240-5000).

                               TABLE OF CONTENTS

                                                                                                            PAGE
SUMMARY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

INTRODUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Record Date; Shares Entitled to Vote; Vote Required for the Merger  . . . . . . . . . . . . . . . . . . . . 27
Solicitation, Voting and Revocation of Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Voting Effect of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 30

APPROVAL OF THE MERGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Background of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32
Reasons for the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Opinion of Financial Advisor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
Interests of Certain Persons in the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Conversion of Financial Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 42
Certain Federal Income Tax Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 45
Other Possible Consequences . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Conditions of Consummation of the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Conduct of Business Pending the Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 51
Rights of Dissenting Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
Resale of BancGroup Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 57
Accounting Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58

COMPARATIVE MARKET PRICES AND DIVIDENDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
BancGroup . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 58
Financial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60

BANCGROUP CAPITAL STOCK AND DEBENTURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Preference Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
1985 Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 62
1986 Debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
Changes in Control  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65

COMPARATIVE RIGHTS OF STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69
Director Elections  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Removal of Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70
Authorized Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 71

Voting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Preemptive Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
Directors' Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
Special Meetings of Stockholders; Action Without a Meeting. . . . . . . . . . . . . . . . . . . . . . .  75
Mergers, Share Exchanges and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
Amendment of Certificate of Incorporation and Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . .  77
Rights of Dissenting Stockholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
Antitakeover Statutes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Dividends . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
Effect of the Merger on Financial Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
Condensed Pro Forma Statement of Condition (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . .  82
Condensed Pro Forma Statement of Income (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . .  84

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
Selected Financial Data 1994-1990 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89
Selected Quarterly Financial Data 1994-1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
Selected Interim Financial Data (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91

MT. VERNON FINANCIAL CORPORATION AND SUBSIDIARIES
Selected Financial Data 1994-1990 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
Management's Discussion and Analysis of Financial Condition and Results of Operations . . . . . . . . .  93
Selected Interim Financial Data (Unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
Management's Discussion and Analysis of Financial Condition and Results of Operations comparison of the
  Nine Months Ended March 31, 1995 and 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 104

BUSINESS OF BANCGROUP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Proposed Affiliate Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Voting Securities and Principal Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 106
Security Ownership of Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 108
Management Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 109
Certain Regulatory Considerations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 110

BUSINESS OF FINANCIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Principal Holders of Financial Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 113
Financial Common Stock Owned by Management  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 114

ADJOURNMENT OF SPECIAL MEETING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 116

OTHER MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 117

DATE FOR SUBMISSION OF BANCGROUP'S STOCKHOLDER PROPOSAL . . . . . . . . . . . . . . . . . . . . . . .  117

INDEPENDENT ACCOUNTANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  117

INDEX TO FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-1

APPENDIX A - Agreement and Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-1

APPENDIX B -- Georgia Statute Regarding Dissenters' Rights of Appraisal . . . . . . . . . . . . . . .  B-1

APPENDIX C - Opinion of The Robinson-Humphrey Company, Inc  . . . . . . . . . . . . . . . . . . . . .  C-1


NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL THE SECURITIES COVERED HEREBY IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                    SUMMARY

         The following provides a summary of information included in this Prospectus. The summary is qualified in its entirety by the more detailed information appearing elsewhere herein, the Appendices hereto and the documents incorporated herein by reference. Stockholders of Financial are urged to read this document in full.

GENERAL

         This Prospectus relates to the issuance of shares of BancGroup Common Stock pursuant to the Merger of Financial with BancGroup. BancGroup will be the surviving corporation in the Merger. See "APPROVAL OF THE MERGER."

         The Merger will be presented for approval at the Special Meeting of the stockholders of Financial to be held on _______________, _______________, 1995, at __________ p.m., local time, at the main office of Financial.

         See "INTRODUCTION."


TERMS OF THE MERGER

         Upon the date of consummation of the Merger (the "Effective Date") and subject to certain conditions, holders of Financial's common stock will be entitled to receive shares of BancGroup Common Stock. Each share of common stock of Financial outstanding and held by Financial's stockholders shall be converted into the number of shares of BancGroup Common Stock which shall be equal to $18.794 divided by the Market Value (the "Exchange Ratio"). The "Market Value" shall represent the per share market value of the BancGroup

Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the New York Stock Exchange (the "NYSE") on each of the 20 trading days ending on the trading day immediately preceding the Effective Date, provided that for purposes of calculating the Exchange Ratio, the Market Value shall not be less than $19 nor greater than $28. As a result, the maximum number of shares of BancGroup Common Stock to be issued shall be 703,327, and the minimum number shall be 477,258, subject to adjustment as described in the following paragraphs.

         The aggregate number of shares of BancGroup Common Stock to be issued in the Merger shall be reduced by an amount of shares equal to the amount by which expenses incurred by Financial for the termination of certain data processing contracts exceed $92,000 divided by $18.794. In case of such a reduction, the per share consideration to be received by holders of Financial common stock for each share of Financial common stock shall be less than $18.794, and, therefore, an appropriate adjustment to the calculation of the Exchange Ratio will be made. Neither Financial nor BancGroup expects such expenses to exceed $92,000.

         BancGroup shall pay cash to holders of non-qualified options of Financial common stock equal to the difference between $18.794 and the option price respecting such shares of Financial stock which are subject to options. Such options shall be terminated and shall not be entitled to be exchanged for shares of BancGroup Common Stock in the Merger. The cash to be paid for such options totals $1,754,419.38.

         Financial also has 66,411 shares of its common stock subject to exercise under its incentive stock option plan. Holders of such options may exercise such options prior to the Merger and receive shares of BancGroup Common Stock as part of the Merger. If holders of incentive options exercise such options prior to the Effective Date, then the maximum and minimum aggregate number of shares of BancGroup Common Stock described above shall be increased to account for such exercises, and, assuming that all incentive options are exercised prior to the Effective Date, then the number of shares of Common Stock that BancGroup shall issue shall not exceed 769,018 and shall not be less than 521,834. Any such options which are not exercised prior to the Closing shall be cancelled and shall not be entitled to be exchanged for shares of BancGroup Common Stock or options respecting BancGroup Common Stock.

         No fractions of shares of Common Stock will be issued. To the extent cash is paid in lieu of fractional shares, the cash will be paid based upon the Market Value.

         As an example, and subject to the maximum and minimum number of shares that shall be issued, if the Market Value is $24, then the Exchange Ratio will be .7831, and each one share of Financial common stock shall be converted into
 .7831 of a share of BancGroup Common Stock (i.e., $18.794 divided by $24). A shareholder of Financial holding 100 shares of Financial common stock would receive in the aggregate 78 shares of BancGroup Common Stock (100 multiplied by
 .7831) with the .31 of a share of BancGroup Common Stock converted to cash equal to $7.44 ($24 multiplied by .31).

         See "APPROVAL OF THE MERGER."

         Except as stated above, no adjustments will be made to the number of shares of BancGroup Common Stock to be issued in the Merger based upon the operating results, financial condition or other factors relating to either Financial or BancGroup. The actual number of shares to be issued will depend upon the Market Value of the Common Stock at the time of the Effective Date of the Merger, subject to the maximum and minimum number of shares to be issued. Subject to such maximum and minmum numbers, the aggregate number of shares of Common Stock will increase as the Market Value of such shares at the Effective Date of the Merger falls and will decrease as the Market Value increases. Depending upon the Market Value of the Common Stock and the number of shares of Financial common stock held, holders of a relatively small number of shares could be paid only cash in lieu of such shares. Such persons would pay federal income tax on the amount of cash received. See "APPROVAL OF THE MERGER
- -- Conversion of Financial Shares" and " -- Certain Federal Income Tax Consequences."

         Financial stockholders will be given notice of the Merger within seven
(7) business days after the Effective Date of the Merger. Certificates for the BancGroup Common Stock will not be distributed until stockholders surrender their certificates representing Financial common stock. Shares issued upon consummation of the Merger, however, may be traded prior to receipt of certificates. See "APPROVAL OF THE MERGER -- Conversion of Financial Shares."

RECOMMENDATION OF THE FINANCIAL BOARD OF DIRECTORS

         The Financial board of directors believes that the Merger is in the best interests of Financial and its stockholders and has approved the Agreement and the consummation of the Merger. THE FINANCIAL BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AGREEMENT AND THE CONSUMMATION OF THE MERGER. In deciding to approve the Agreement and the consummation of the Merger, Financial's board of directors considered a number of factors, including: (i) the alternatives to the Merger, including remaining as an independent financial institution in light of current economic conditions in Financial's primary market and the competition presented by larger financial institutions operating in the market; (ii) the value of the consideration to be received by Financial's stockholders relative to the book value, tangible book value and earnings of Financial; (iii) the financial terms of recent business combinations in the financial services industry with respect to multiples received on book value and earnings of the acquired entities; (iv) information concerning the financial condition, results of operations and business prospects of BancGroup; (v) the current lack of marketability of Financial common stock, contrasted with the ability of Financial's stockholders to exchange their common stock for BancGroup Common Stock in connection with the Merger and thereafter have the ability to trade such stock on the New York Stock Exchange; (vi) the tax aspects of the Merger with respect to the consideration to be received by the Financial stockholders; and (vii) the fairness opinion described in "APPROVAL OF THE MERGER--Opinion of Financial Advisor." See "APPROVAL OF THE MERGER--Background of the Merger" and "Reasons for the Merger."

OPINION OF FINANCIAL ADVISOR

      Financial has received a written opinion of The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), dated May 4, 1995, that, as of such date, the consideration to be received by Financial stockholders in connection with the Merger was fair, from a financial point of view, to the holders of Financial common stock. The full text of Robinson-Humphrey's opinion, which describes the procedures followed, assumptions made, limitations on the review taken, and other matters in connection with rendering such opinion, is set forth in Appendix C to this Prospectus and should be read in its entirety by Financial stockholders. For additional information regarding Robinson-Humphrey's opinion and a discussion of its qualifications and the method of its selection, see "APPROVAL OF THE MERGER--Opinion of Financial Advisor."


INTEREST OF CERTAIN PERSONS IN THE MERGER

         No director or executive officer of Financial, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of Financial common stock, in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of Financial common stock.


VOTE REQUIRED

         The Merger (item 1 on the proxy card) requires the approval of the holders of at least a majority of the outstanding shares of common stock of Financial. Only those stockholders of Financial who were stockholders of record at the close of business on _______________, 1995, are entitled to notice of and to vote at the Special Meeting. Financial's directors, executive officers, and certain persons affiliated with them own in the aggregate approximately 32.5% of the outstanding shares of common stock of Financial and have agreed to vote for the Merger. Directors and executive officers of BancGroup beneficially own in the aggregate 2,098,835 shares representing 16.72% of the outstanding shares of common stock of BancGroup, but no vote of BancGroup's stockholders is required for the Merger. See "INTRODUCTION."

         Proxies should be submitted in the envelope enclosed herewith. Stockholders of Financial submitting proxies may revoke their proxies by giving notice of such revocation in writing to the person named in the Notice of Special Meeting of Stockholders, by executing and delivering a proxy bearing a later date, or by attending the Special Meeting and voting in person. Because approval of the Merger requires the approval of at least a majority of the outstanding shares of common stock of Financial, failure to submit a proxy or failure to vote in person at the Special Meeting will have the same effect as a negative vote, except with respect to dissenters' appraisal rights. See "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies."

RIGHTS OF DISSENTING STOCKHOLDERS

         Any stockholder of Financial may dissent from the Merger and obtain the value of his Financial common stock in cash if such stockholder (1) has delivered notice in writing to Financial before the vote is taken at the Special Meeting that he intends to demand payment of his or her shares if the Merger is consummated and (2) does not vote in favor of the Merger. If the Merger is authorized at the Special Meeting, BancGroup will deliver a written dissenters' notice within ten (10) days of the Effective Date of the Merger to all holders of Financial common stock who have provided notice that they intend to seek payment. Stockholders wishing to exercise appraisal rights must follow properly all requirements for the exercise of such rights as set forth in Georgia law, Title 14, chapter 2, article 13 set forth at Appendix B hereto. See "APPROVAL OF THE MERGER - Rights of Dissenting Stockholders."

         Any stockholder who properly exercises appraisal rights and receives fair market value for his shares will encounter income tax treatment different than the treatment for stockholders who do not exercise appraisal rights. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax Consequences."

         For certain information concerning dissenting stockholders' rights, voting at the Special Meeting, and management of BancGroup and Financial, see "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders," "-- Conversion of Financial Shares"; "INTRODUCTION -- Solicitation, Voting and Revocation of Proxies," "-- Record Date; Shares Entitled to Vote; Vote Required"; "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders," "-- Security Ownership of Management," and "BUSINESS OF FINANCIAL -- Principal Holders of Financial Common Stock," and "-- Financial Common Stock Owned By Management."


CONDITIONS OF CONSUMMATION

         The Merger is subject to approval by the requisite vote of holders of at least a majority of the outstanding shares of common stock of Financial, and certain other conditions. The Merger must be approved by the Georgia Department of Banking and Finance (the "Georgia Department"), the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Office of Thrift Supervision ("OTS"). Applications have been filed with these agencies. It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, will be satisfied, but the Agreement states that Financial and BancGroup may waive all conditions to their obligations to consummate the Merger, except that the conditions of the requisite approvals of regulatory authorities and stockholder approval of the Merger may not be waived. Either BancGroup or Financial may terminate the Merger if the Merger is not consummated by December 31, 1995. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."

         In addition, the boards of directors of BancGroup and Financial may amend or terminate the Agreement before or after approval by the stockholders of Financial. No amendments will be made to the Agreement which would alter the Exchange Ratio or which, in the opinion of the board of directors of Financial, would adversely affect the rights of the stockholders of Financial. Any amendments to the Agreement which in the opinion of the board of directors of Financial would have a material adverse effect upon the stockholders of Financial would be submitted to Financial's stockholders for approval. Such amendments could require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger."


BUSINESS OF FINANCIAL

         Financial was organized on April 13, 1993 under the laws of Georgia and acquired Mt. Vernon Federal Savings Bank (the "Bank") on December 8, 1993. The Bank commenced business as a federally chartered savings bank on February 26, 1986. It operates a full-service financial services business based in the Atlanta Metropolitan area, providing such customary banking services as checking and savings accounts, various types of time deposits, money transfers and individual retirement accounts. It engages in mortgage and consumer lending, with primary emphasis on mortgage banking activities, including both a retail and wholesale mortgage loan origination operation.

BUSINESS OF BANCGROUP

         BancGroup is a bank holding company registered under the Bank Holding Company Act of 1956, as amended. It was organized in 1974 under the laws of Delaware. BancGroup operates as its wholly-owned subsidiary Colonial Bank which conducts a full service commercial banking business in the state of Alabama through 95 banking offices. BancGroup also has a wholly-owned bank subsidiary in Tennessee, The Colonial Bank of Tennessee, which conducts a general commercial banking business through four offices located in that state. BancGroup's loan portfolio is comprised primarily of commercial real estate loans (27%) and residential real estate (41%), a significant portion of which is located within the State of Alabama. BancGroup's growth in loans over the past several years has been concentrated in commercial and residential real estate loans. The lending activities of Colonial Bank are dependent upon the demands within the local markets of its branches. Based on this demand, loans collateralized by commercial and residential real estate have been the fastest growing component of Colonial Bank's loan portfolio. See "BUSINESS OF BANCGROUP."


LENDING ACTIVITIES

         BancGroup, through the branches and offices of its subsidiary banks, makes loans for a range of business and personal uses in response to local demands for credit. Loans are concentrated in Alabama and Tennessee and are dependent upon economic conditions in those states. Alabama has historically been a slow growth state. The following broad categories of loans have varying risks and underwriting standards.

         - Real Estate-Commercial -- Loans classified as commercial real estate loans are loans which are collateralized by real estate and substantially dependent upon cash flow from income-producing improvements attached to the real estate. For BancGroup, these primarily consist of apartments, hotels, office buildings, shopping centers, amusement/recreational facilities, one to four family residential housing developments, and health service facilities.

                 Loans within this category are underwritten based on projected cash flows and loan-to-appraised-value ratios of 80% or less. The risks associated with commercial real estate loans are primarily dependent upon real estate values in local market areas, the equity investments of borrowers, and the borrowers' experience and expertise. BancGroup has diversified its portfolio of commercial real estate loans with less than 10% of its total loan portfolio concentrated in any of the above-mentioned industries.

         - Real Estate Construction -- Construction loans include loans to finance single family and multi-family residential as well as nonresidential real estate. Loan values for these loans are from 80% to 85% of completed appraised values. The principal risks associated with these loans are related to the borrowers' ability to complete the project and local market demand, the sales market, presales or preleasing, and permanent loan commitments. BancGroup evaluates presale requirements, preleasing rates, permanent loan take-out commitments, as well as other factors in underwriting construction loans.

         - Real Estate - Residential -- These loans consist of loans made to finance one to four family residences and home equity loans on residences. BancGroup may loan up to 95% of appraised value on these loans without other collateral or security. The principal risks associated with one to four family residential loans are the borrowers' debt coverage ratios and real estate values.

         - Commercial, Financial, and Agricultural -- Loans classified as commercial, financial, and agricultural consist of secured and unsecured credit lines and equipment loans for various industrial, agricultural, commercial, retail, or service businesses.

                 The risk associated with loans in this category are generally related to the earnings capacity and cash flows generated from the individual business activities of the borrowers. Collateral consists primarily of business equipment, inventory, and accounts receivables with loan-to-value ratios of less than 80%. Credit may be extended on an unsecured basis or in excess of 80% of collateral value in circumstances as described in the paragraph below.

         - Installment and Consumer -- Installment and consumer loans are loans to individuals for various purposes. Automobile loans and unsecured loans make up the majority of these loans. The principal source of repayment is the earnings capacity of the individual borrowers as well as the value of the collateral. Installment and consumer loans are sometimes made on an unsecured basis or with loan-to-value ratios in excess of 80%.

         Collateral values referenced above are monitored by loan officers through property inspections, reference to broad measures of market values, as well as current experience with similar properties or collateral. Loans with loan-to-value ratios in excess of 80% have potentially higher risks which are offset by other factors including the borrower's or guarantors' credit worthiness, the borrower's other banking relationships, the bank's lending experience with the borrower, and any other potential sources of repayment.

         Colonial Bank and The Colonial Bank of Tennessee fund loans primarily with customer deposits approximately 10% of which are considered more rate sensitive or volatile than other deposits.


COMMON STOCK OF FINANCIAL

         The holders of common stock of Financial are entitled to dividends as and when declared by the board of directors out of funds legally available therefor, to one vote for each share held on matters submitted to a vote of stockholders, and, in the event of liquidation, to the net assets remaining after satisfaction of all liabilities. As of April 30, 1995, Financial had 711,036 shares of its common stock outstanding and 162 stockholders of record. See "COMPARATIVE RIGHTS OF STOCKHOLDERS."

COMMON STOCK OF BANCGROUP

         BancGroup is authorized to issue 44,000,000 shares of its Common Stock, of which on April 30, 1995, 12,219,699 shares were issued and outstanding. Further, up to 766,229 shares of Common Stock are issuable upon conversion of certain debentures of BancGroup and 233,424 shares may be issued under BancGroup's stock option plans. BancGroup has authorized 1,000,000 shares of Preference Stock, none of which has been issued. Certain provisions of BancGroup's Restated Certificate of Incorporation and bylaws may have the effect of preventing, delaying or deferring a change in control of BancGroup. Among other things, these provisions include the election of the BancGroup board of directors on a classified basis, supermajority votes of stockholders to approve certain business combinations, and the inability of stockholders to call special meetings or to act by written consent.

   See "BANCGROUP CAPITAL STOCK AND DEBENTURES," and "COMPARATIVE RIGHTS OF STOCKHOLDERS."


INCOME TAX CONSEQUENCES

         It is expected that the Merger will constitute a tax-free reorganization for federal income tax purposes and, accordingly, no gain or loss will be recognized by holders of Financial common stock upon the conversion of Financial common stock solely into BancGroup Common Stock by reason of the Merger (except with respect to cash, if any, received in lieu of fractional share interests in BancGroup Common Stock). Stockholders whose shares of Financial common stock are converted into cash or receive cash for shares upon perfection of dissenters' rights, however, will realize gain or loss for federal income tax purposes with respect to such shares. See "APPROVAL OF THE MERGER -- Certain Federal Income Tax

Consequences." Financial stockholders are urged to consult their own tax advisors as to the specific tax consequences to them of the Merger.


ACCOUNTING TREATMENT

         The acquisition of Financial will be treated as a "purchase" transaction by BancGroup. Accordingly, the purchase price will be assigned to the fair value of the net tangible assets acquired and any purchase price in excess thereof will be assigned to intangibles. The valuation of intangibles, if any, will be made as of the Effective Date of the Merger. Intangibles, approximating $4,604,000, will be amortized by charges or credits to future earnings over a period approximating 20 years.


RECENT PER SHARE MARKET PRICE

         FINANCIAL. There is no established public trading market for the common stock of Financial. To the knowledge of Financial, approximately 239,000 shares of Financial common stock have been sold during the last two fiscal years at prices ranging from $8.89 to $11.25. The most recent sale occurred on November 15, 1994 when 90 shares were sold at $11.25 per share.

         BANCGROUP. BancGroup Common Stock is listed for trading on the NYSE under the System symbol "CNB."

         The following table indicates the high and low closing prices of the Common Stock as reported on the NYSE and on the NASDAQ System for the last two full fiscal years. Prior to February 21, 1995, BancGroup had two classes of Common Stock outstanding, Class A and Class B. Class B was not publicly traded. Class A was traded as a NASDAQ security.

                                                     PRICE OF COMMON STOCK

                                                   HIGH                  LOW
                1993
                First Quarter                      23                    20
                Second Quarter                     23 1/2                19
                Third Quarter                      22                    20
                Fourth Quarter                     21 3/4                18

                1994
                First Quarter                      20 1/4                18
                Second Quarter                     25                    19 1/4
                Third Quarter                      24 3/4                22
                Fourth Quarter                     23 3/4                19 1/2

                1995
                First Quarter (1)                  23 5/8                19 1/2
                Second Quarter                     27 1/2                23 1/8


(1)      Trading on the NYSE commenced on February 24, 1995.

         On March 15, 1995, the business day immediately prior to the public announcement of the Merger, the closing price of the Common Stock on the NYSE was $23.50 per share. The following table presents the market value of BancGroup Common Stock on March 15, 1995, and the market value and equivalent per share value of Financial common stock on that date:


=====================================================================================================
                                                                                          Equivalent
                                             BancGroup             Financial              BancGroup
                                           Common Stock           Common Stock           Common Stock
                                            (Per Share)           (Per Share)            (Per Share)
- -----------------------------------------------------------------------------------------------------
  Comparative Market Value                   $23.50(1)             $11.25(2)               $18.794(3)
=====================================================================================================

         (1)  Closing price as reported by the NYSE.
         (2) There is no established public trading market for the common stock of Financial. The value shown is the price at which shares of Common Stock were sold on the last sale of which management of Financial is aware.
         (3)  If the Merger had closed on March 15, 1995, .7997 (18.794/23.50)
shares of BancGroup Common Stock would have been exchanged for each one share of Financial common stock.

See "COMPARATIVE MARKET PRICES AND DIVIDENDS."


CERTAIN LEGAL RESTRICTIONS ON ACQUISITIONS OF CONTROL

         Certain restrictions under Delaware law prevent a person who beneficially owns 15% or more of BancGroup's Common Stock from engaging in a "business combination" with BancGroup unless certain conditions are satisfied. Also, the Change in Bank Control Act of 1978 prohibits a person from acquiring "control" of BancGroup unless certain notice provisions with the Federal Reserve Board have been satisfied.

         BancGroup's Restated Certificate of Incorporation and bylaws also contain provisions which may deter or prevent a takeover of BancGroup that is not supported by BancGroup's board of directors. These provisions include (1) a classified board of directors, (2) supermajority vote requirements for certain "business combinations" that exceed the provisions of Delaware law described above, (3) flexibility for the board to consider non-economic and other factors in evaluating a "business combination," (4) inability of stockholders to call special meetings and act by written consent, and (5) certain advance notice provisions for the conduct of business at stockholder meetings.

         See "COMPARATIVE RIGHTS OF STOCKHOLDERS."


PER SHARE DATA

        BancGroup's historical financial information has been restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and its parent, both entities under common control. The combination is accounted for in a manner similar to a pooling of interests, accordingly BancGroup's historical financial information has been restated to give retroactive effect to the combination (filed on Form 8-K, July 10, 1995 incorporated by reference into this prospectus).

         The table on the following page presents on a per share basis the book value, cash dividends and income from continuing operations of BancGroup and Financial on a historical basis and on a pro forma equivalent basis reflecting the March 31, 1995 acquisition of Brundidge Banking Company and assuming the acquisition of Financial and Farmers and Merchants Bank. Certain information from the table has been taken from the condensed proforma statements of condition and income included elsewhere in this document. The table should be read in conjuction with those proforma statements.

PER SHARE DATA                                                                  Three months     Year
                                                                                   Ended         Ended
                                                                               March 31, 1995   1994(a)
                                                                               --------------   -------
BancGroup-Historical (restated):
  Net Income
      Primary                                                                       $ 0.69      $ 2.28
      Fully diluted                                                                   0.67        2.23

  Book value at end of period                                                        16.82       16.08

  Dividends per share:
      Common Stock                                                                     0.225
      Common A                                                                                    0.80
      Common B                                                                                    0.40

BancGroup and Completed Acquisitions (Brundidge Banking Company)
      Pro Forma Combined:
  Net Income
      Primary                                                                         0.69        2.26
      Fully diluted                                                                   0.67        2.22


Mt. Vernon Financial:
  Net Income
      Historical
        Primary                                                                       0.50        2.43
        Fully diluted                                                                 0.44        2.14

      Pro forma equivalent assuming acquisition of Mt. Vernon Financial Only (b):
        Primary                                                                       0.50        1.67
        Fully diluted                                                                 0.49        1.64

      Pro forma equivalent assuming acquisition of Mt. Vernon Financial and Farmers &
        Merchants Bank (b):
        Primary                                                                       0.51        1.68
        Fully diluted                                                                 0.49        1.65


  Book value at end of period
      Historical                                                                     14.39         N/A
      Pro forma equivalent assuming acquisition of Mt. Vernon Financial Only (b)     12.68         N/A
      Pro forma equivalent assuming acquisition of Mt. Vernon Financial and Farmers &
        Merchants Bank (b)                                                           12.83         N/A

  Dividends per share (c)
      Historical
        Primary                                                                          -           -
        Fully diluted                                                                    -           -
        Pro Forma Equivalent                                                           .17         .59

BancGroup-Pro Forma Combined (Mt. Vernon Financial only):
  Net Income
      Primary                                                                         0.68        2.27
      Fully diluted                                                                   0.67        2.23

  Book value at end of period                                                        17.21         N/A


BancGroup-Pro Forma Combined  (Mt. Vernon Financial and Farmers &
      Merchants Bank)
  Net Income
      Primary                                                                         0.69        2.28
      Fully diluted                                                                   0.67        2.24

  Book value at end of period                                                        17.41         N/A

N/A Not applicable due to pro forma balance sheet being presented only at March
    31, 1995 which assumes the transanction was consummated on the latest balance sheet date in accordance with Rule 11.02(b) of Regulation S-X.

(a) Per share data of Colonial BancGroup, Inc. is for the year ended December 31, 1994 (as restated). Per share data of Mt. Vernon Financial is for the year ended December 31, 1994 (last six months from fiscal year end June 30, 1994 and first six months of fiscal year end June 30, 1995.

(b) Pro forma equivalent per share amounts are calculated by multiplying the pro forma combined total income per share and the pro forma combined total book value per share of BancGroup by the conversion ratio so that the per share amounts are equated to the respective values for one share of Mt. Vernon Financial. For the purposes of these pro forma equivalent per share amounts, a .7370 BancGroup common stock share conversion ratio is utilized. The ratio is based on the 20-day average market price of Colonial BancGroup, Inc. common stock of $25.50 at June 20, 1995 and the stated $18.794 maximum per share transaction value.

(c) During the year ended December 31, 1994, the Board of Directors of Mt. Vernon Financial and paid a 5% stock dividend.

                                  INTRODUCTION

GENERAL

         This Prospectus is being furnished to the stockholders of Financial in connection with the solicitation of proxies by the board of directors of Financial for use at a Special Meeting of stockholders to be held on _______________, 1995, at __________ p.m., local time, and at any adjournments thereof (the "Special Meeting"), as stated in the accompanying Notice of Special Meeting of Stockholders and described herein. The purpose of the Special Meeting is to consider and vote upon the proposed merger of Financial with and into BancGroup. BancGroup will be the surviving corporation in the Merger.

         This Prospectus is also furnished by BancGroup in connection with the offer of shares of BancGroup Common Stock to be issued in the Merger. No vote of BancGroup stockholders is required to approve the Merger.

         The board of directors of Financial believes that the Merger is in the best interests of Financial and its stockholders and unanimously recommends that stockholders vote "FOR" the Merger (item 1 on the proxy card). Each member of the board of directors of Financial has separately agreed with BancGroup to vote his or her shares in favor of the Merger.


RECORD DATE; SHARES ENTITLED TO VOTE; VOTE REQUIRED FOR THE MERGER

         Shares of common stock, par value $.01 per share, are the only securities of Financial issued and outstanding. The close of business on _______________, 1995, has been fixed by the board of directors of Financial as the record date for determination of stockholders entitled to vote at the Special Meeting. There were 162 record holders of Financial common stock as of such date. On that date, there were 711,036 shares of common stock of Financial outstanding, each entitled to one vote per share.

         Approval of the Merger requires the affirmative vote of at least a majority of the outstanding shares of common stock of Financial. Each share is entitled to one vote.

         Assuming that (i) no dissenters' rights of appraisal are exercised in connection with the Merger, (ii) all incentive options respecting 66,411 shares of Financial common stock are exercised, and (iii) a Market Value of BancGroup's Common Stock of $24 per share, upon consummation of the Merger (a) 608,805 shares of BancGroup Common Stock will be issued in connection with the Merger and (b) former holders of Financial common stock will hold approximately
608,805 shares, or 4.7%, of the BancGroup Common Stock then outstanding.

         Under Georgia law, stockholders of Financial will have dissenters' rights of appraisal with respect to the Merger. It is a condition to consummation of the Merger that the holders of not more than 10% of the shares of Financial's common stock exercise dissenters' appraisal rights. This condition may be waived by BancGroup. The condition was placed in the Agreement by BancGroup to limit the amount of cash that BancGroup might have to pay in the Merger in case a larger number of shareholders of Financial exercise dissenters' rights of appraisal. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders."

         If the Merger is approved at the Special Meeting, Financial is expected to merge with and into BancGroup promptly after the other conditions to the Agreement are satisfied. See "APPROVAL OF THE MERGER -- Conditions of Consummation of the Merger." If the Merger is not approved at the Special Meeting and it becomes reasonably and objectively certain that stockholder approval cannot be obtained or the other conditions to the Agreement are not satisfied, Financial will continue to operate in the foreseeable future as a federal savings bank, and the Merger will be terminated.

         THE BOARD OF DIRECTORS OF FINANCIAL URGES THE STOCKHOLDERS OF FINANCIAL TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE AND UNANIMOUSLY RECOMMENDS THAT THE SHARES REPRESENTED BY THE PROXY BE VOTED IN FAVOR OF THE MERGER.


SOLICITATION, VOTING AND REVOCATION OF PROXIES

         In addition to soliciting proxies by mail, directors, officers, and other employees of Financial, without receiving special compensation therefor, may solicit proxies from Financial's stockholders by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries, if any, to forward solicitation materials to any beneficial owners of shares of common stock of Financial held of record by such persons

         The cost of assembling and mailing this Prospectus and other materials furnished to stockholders of Financial and all other expenses of solicitation, including the expenses of brokers, custodians, nominees, and other fiduciaries who, at the request of Financial, mail material to or otherwise communicate with beneficial owners of the shares held by them, will be paid by Financial. Expenses incident to the registration of the securities to be issued in connection with the Merger will be paid by BancGroup.

         Each proxy which is solicited on behalf of Financial, as stated on such proxy, permits each record holder of common stock of Financial to vote on the Merger. Where a stockholder specifies his choice on the proxy with respect to the Merger, the shares represented by the proxy will be voted in accordance with such specification. IF NO SUCH SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN FAVOR OF THE MERGER. Properly executed proxies will be voted in accordance with the determination of a majority of the board of directors of Financial as to any other matter which may properly come before the Special Meeting. The enclosed proxy card should be returned in the accompanying envelope.

         Proxies marked as abstentions and shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Such proxies will be counted for purposes of determining a quorum at the Special Meeting. Stockholders who execute proxies retain the right to revoke them at any time. However, abstentions and broker non-votes will have the same effect as a "no" vote respecting stockholder approval of the Merger.

         A proxy may be revoked prior to its exercise by: (i) filing with Financial a written notice of revocation at any time prior to the vote at the Special Meeting; (ii) delivering to Financial a duly executed proxy bearing a later date; or (iii) attending the Special Meeting and voting in person.

         The board of directors of Financial is not aware of any business to be acted upon at the Special Meeting other than consideration of the Merger described herein.


VOTING EFFECT OF MERGER

         Assuming a Market Value of BancGroup Common Stock of $24 on the Effective Date, and the exercise of all incentive stock options of Financial, 608,805 shares of BancGroup Common Stock would be distributed to the stockholders of Financial pursuant to the Merger.

Accordingly, the 608,805 shares of Common Stock to be issued in the Merger will represent approximately 4.7% of the total number of shares of Common Stock outstanding following the Merger.

                             APPROVAL OF THE MERGER

         THE FOLLOWING DESCRIPTIONS WHICH, IN THE OPINION OF BANCGROUP AND FINANCIAL, CONTAIN A FAIR SUMMARY OF ALL MATERIAL PROVISIONS OF THE AGREEMENT AND PLAN OF MERGER, ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE AGREEMENT ATTACHED HERETO AS APPENDIX A, AND CERTAIN PROVISIONS OF GEORGIA LAW RELATING TO THE RIGHTS OF DISSENTING STOCKHOLDERS, A COPY OF WHICH IS ATTACHED HERETO AS APPENDIX B. ALL FINANCIAL STOCKHOLDERS ARE URGED TO READ THE AGREEMENT AND THE OTHER APPENDICES IN THEIR ENTIRETY.


GENERAL

         The board of directors of Financial has agreed that, subject to stockholder ratification and confirmation, receipt of necessary regulatory approval and certain other conditions described below at "Conditions of Consummation of the Merger," Financial will merge with and into BancGroup.
Upon completion of the Merger, the corporate existence of Financial will cease, and BancGroup will succeed to the business formerly conducted by Financial. BancGroup intends to change the name of Mt. Vernon Federal Savings Bank to "Colonial Bank," and to operate such bank in Georgia as a federal savings bank.

         In the event there is an insufficient number of shares of Financial common stock present in person or by proxy at the Special Meeting to approve the Merger, the board of directors of Financial intends to adjourn the Special Meeting. Any such adjournment will require the affirmative vote of a majority of shares present at the Special Meeting. The effect of any such adjournment would be to permit Financial to continue to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger, it would give Financial the opportunity to solicit additional proxies in favor of the Merger.


BACKGROUND OF THE MERGER

         During 1994 certain members of Financial's board of directors and certain of its stockholders felt that Financial should explore strategic alternatives in its marketplace including the possible sale of Financial. In addition, Financial had received indications of possible interest from several financial institutions operating in Georgia. A Strategic Planning Committee of the board of directors of Financial was formed to coordinate Financial's analysis and response to these preliminary overtures. The Strategic Planning Committee met several times during the latter half of 1994, and its activities were reviewed by the full board of directors.

         On December 12, 1994, the board of directors interviewed four potential financial advisors to discuss the possible sale of Financial. After these discussions, the board selected The Robinson-Humphrey Company, Inc. ("Robinson-Humphrey"), Atlanta, Georgia as its financial advisor, having determined that Robinson-Humphrey created the best likelihood for completion of a proposed transaction, had the best market exposure, and had the best capability of analyzing and marketing Financial.

         On January 19, 1995, Financial's board of directors met with representatives of Robinson-Humphrey and discussed the package to be delivered to bidders, the marketing process, and a list of potential merger partners.

         On February 23, 1995, Financial's board of directors met with representatives of Robinson-Humphrey and with counsel to Financial to review the indications of interest received from potential merger partners who had been contacted since the prior meeting. Detailed information and available market statistics on each potential merger partner were distributed and discussed and, as a result, the board of directors authorized Robinson-Humphrey to invite two groups to perform due diligence on Financial with their submission of a firm bid to take place immediately thereafter. The board of directors also authorized counsel to draft an outline for a proposed definitive agreement and requested that Robinson-Humphrey prepare a fairness opinion for the stockholders of Financial. See "APPROVAL OF THE MERGER - Opinion of Financial Advisor." The timeframes for due diligence to be conducted at Financial were discussed, and Robinson-Humphrey was requested to conduct due diligence on the proposed merger partners.

         On March 16, 1995, Financial's board of directors met with representatives from Robinson-Humphrey and with counsel to Financial to discuss a proposed letter of intent received from BancGroup. Robinson-Humphrey reviewed for the board of directors its analysis of the financial aspects of the transaction and the terms of the proposed letter of intent. Following a lengthy discussion and analysis of the issues, the proposed letter of intent was executed by Financial.

         From March 16, 1995 through April 20, 1995, the terms of the definitive Agreement were negotiated. On April 20, 1995, Financial's board of directors met with representatives from Robinson-Humphrey and counsel to Financial. Robinson-Humphrey and counsel discussed the due diligence they had conducted on BancGroup, outlining the procedures used and summarizing the pertinent information, and reported that the due diligence had been completed with satisfactory results. Counsel to Financial then led a discussion concerning the major points of the definitive agreement. Robinson-Humphrey next reviewed its financial analysis. After a lengthy discussion of the specific terms of the agreement, the board of directors unanimously approved the acquisition of Financial by BancGroup on terms and conditions substantially as set forth in the proposed agreement. They further authorized Gerald S. Lesher and D. Michael Sleeth to execute and deliver the proposed agreement on behalf of Financial.

         On May 4, 1995, after further negotiation of the definitive agreement, Robinson-Humphrey delivered its opinion that the consideration to be given pursuant to the Merger is fair, from a financial point of view, to the Financial stockholders.


REASONS FOR THE MERGER

         Financial's board of directors, after consideration of relevant business, financial, legal and market factors, approved the Agreement. Financial's board did not assign any relative or specific weight to the factors considered. The factors considered included:

         (i) the alternatives to the Merger, including remaining as an independent financial institution in light of current economic conditions in Financial's primary market and the competition presented by larger financial institutions operating in the market;

         (ii) the value of the consideration to be received by Financial's stockholders relative to the book value, tangible book value and earnings of Financial;

         (iii) the financial terms of recent business combinations in the financial services industry with respect to multiples received on book value and earnings of the acquired entities;

         (iv) information concerning the financial condition, results of operations and business prospects of BancGroup;

         (v) the current lack of marketability of Financial common stock, contrasted with the ability of Financial's stockholders to exchange their common stock for BancGroup Common Stock in connection with the Merger and thereafter have the ability to trade such stock on the New York Stock Exchange;

         (vi) the tax aspects of the Merger with respect to the consideration to be received by the Financial stockholders; and

         (vii) the opinion of Robinson-Humphrey as to the fairness, from a financial point of view, of the consideration to be received by holders of Financial common stock. See "APPROVAL OF THE MERGER -- Opinion of Financial Advisor."

         THE BOARD OF DIRECTORS OF FINANCIAL RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE AGREEMENT AND CONSUMMATION OF THE MERGER.

         From the point of view of BancGroup, the Merger will enable BancGroup to expand for the first time its banking operations into the State of Georgia. Also, because the primary feature of the business of Financial has been the origination of home mortgages, the Merger will provide opportunities for the expansion by BancGroup of home mortgage production and servicing, given the operations of Colonial Bank's mortgage company subsidiary, Colonial Mortgage Company.

OPINION OF FINANCIAL ADVISOR

         General. Financial retained Robinson-Humphrey to act as its financial adviser in connection with the Merger. Robinson- Humphrey has rendered an opinion to Financial's board of directors that, based on the matters set forth therein, the consideration to be given pursuant to the Merger is fair, from a financial point of view, to the Financial stockholders. The text of such opinion is set forth in Appendix C to this Prospectus and should be read in its entirety by stockholders of Financial.

         The consideration to be given to Financial stockholders in the Merger was determined by Financial and BancGroup in their negotiations. No limitations were imposed by the board of directors or management of Financial upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion.

         In connection with rendering its opinion to Financial's board of directors, Robinson-Humphrey performed a variety of financial analyses. However, the preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to summary description. Robinson-Humphrey, in conducting its analysis and in arriving at its opinion, has not conducted a physical inspection of any of the properties or assets of Financial and has not made or obtained any independent valuation or appraisals of any properties, assets or liabilities of Financial. Robinson-Humphrey has assumed and relied upon the accuracy and completeness of the financial and other information that was provided to it by Financial or that which was publicly available. Its opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to it as of the date of, its analyses.

         Valuation Methodologies. In connection with its opinion on the Merger and the presentation of that opinion to Financial's board of directors, Robinson-Humphrey performed three valuation analyses with respect to Financial:
(i) a comparison with comparable publicly traded companies; (ii) an analysis of comparable prices and terms of recent transactions involving financial institutions buying thrifts; and (iii) a discounted cash flow analysis. For purposes of the comparable company and comparable transaction analyses, BancGroup stock was valued at $23.50 per share. All three of these methodologies are discussed briefly below.

         COMPARABLE COMPANY ANALYSIS. In performing its comparable company analysis, Robinson-Humphrey analyzed the market trading of Financial common stock relative to publicly traded thrifts that had total assets comparable to Financial and were located in the Southeast. The institutions included in the comparison to Financial consisted of:
         Bedford Bancshares, Inc. (BFSB), Community Financial Corp. (CFFC), First Federal of Alabama, FSB (FAB), First Financial Bancshares of Polk (FBPC), FFBS BanCorp, Inc. (FFBS), FFE Financial Corp. (FFEF), First Family Financial Corp. (FFML), First Georgia Holding, Inc.
         (FGHC), FLAG Financial Corp. (FLAG), First Financial Bancorp (FPRY), KS Bancorp, Inc. (KSAV), Newnan Savings Bank, FSB (NFSL), Perpetual Savings Bank, SSB (PSTB), South Carolina Community Bancshares (SCCB), Seaboard Bancorp (SEAB), Southern Financial Federal SB (SFFB), First SB of Moore County (SOPN), SouthFirst Bancorp (SZB), Twin City Bancorp
         (TWIN), United Federal Savings Bank (UFRM) and Valley Federal Savings Bank (VAFD).

         Among the market trading information compared was market price to book value and tangible book value, for which the mean multiples for the comparables were 99.34 percent and 100.61 percent, respectively, compared to the multiple of approximately 150.80 percent of book value and tangible book value represented by the consideration to be received by Financial stockholders in the Merger. Also examined was market price to the latest 12 months earnings per share, for which the average multiple for the comparable banks was 11.73, compared to a multiple of approximately 9.56 represented by the consideration to be received by Financial stockholders in the Merger.

         COMPARABLE TRANSACTION ANALYSIS. Robinson-Humphrey performed two analyses of premiums paid for selected banks with comparable characteristics to Financial. Comparable transactions were considered to be (i) transactions since January 1, 1995, where the total deal value was less than $50 million, and (ii) transactions since January 1, 1992, where the seller was a Georgia thrift.

         Based on the first of the foregoing transactions, merger agreements since January 1, 1995, where the total deal value was less than $50 million, the analysis yielded a range of transaction values to book value of 80.51 percent to 154.31 percent, with a mean of 129.60 percent and a median of 133.95 percent. These compare to a transaction value for the Merger of approximately 150.80 percent of Financial book value as of March 31, 1995.

         In addition, the analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 80.51 percent to 155.54 percent, with a mean of 130.65 percent and a median of 136.62 percent. These compare to a transaction value to tangible book value at March 31, 1995 of approximately 150.80 percent for the Merger.

         Furthermore, the analysis yielded a range for transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 7.67 times to 31.16 times, with a mean of 16.15 times and a median of 15.03 times. These compare to a transaction value to the March 31, 1995 trailing twelve months earnings per share of 9.56 times for the Merger.

         Lastly, the analysis yielded a range of transaction values as a percentage of total assets for the comparable transactions ranging from 5.32 percent to 27.38 percent, with a mean of 13.60 percent and a median of 12.03 percent. These compare to a transaction value of total assets at March 31, 1995 of approximately 8.60 percent for the Merger.

         Based on transactions since January 1, 1992, where the seller was a Georgia thrift, the analysis yielded a range of transaction values to book value of 68.71 percent to 185.85 percent, with a mean of 138.29 percent and a median of 139.06 percent. These compare to a transaction value for the Merger of approximately 150.80 percent of Financial book value as of March 31, 1995.

         In addition, the analysis yielded a range of transaction values as a percentage of tangible book value for the comparable transactions ranging from 100.78 percent to 185.85 percent, with a mean of 141.72 percent and a median of 139.06 percent. These compare to a transaction value to tangible book value at March 31, 1995 of approximately 150.80 percent for the Merger.

         Furthermore, the analysis yielded a range of transaction values as a multiple of trailing twelve month earnings per share. These values ranged from 3.91 times to 26.26 times, with a mean of 13.68 times and a median of 12.48 times. These compare to a transaction value to the March 31, 1995 trailing twelve months earnings per share of 9.56 times for the Merger.

         Lastly, the analysis yielded a range for transaction values as a percentage of total assets for the comparable transactions ranging from 3.39 percent to 20.35 percent, with a mean of 11.79 percent and a median of 11.36 percent. These compare to a transaction value of total assets at March 31, 1995 of approximately 8.60 percent for the Merger.

         No company or transaction used in the comparable transaction analyses is identical to Financial. Accordingly, an analysis of the foregoing necessarily involves complex considerations and judgments, as well as other factors that affect the public trading value or the acquisition value of the company to which it is being compared.

         DISCOUNTED CASH FLOW ANALYSIS. Using discounted cash flow analysis, Robinson-Humphrey estimated the present value of the future stream of after-tax cash flows that Financial could produce through 1999, under various circumstances, assuming that Financial performed in accordance with the earnings/return projections of management. Robinson-Humphrey estimated the terminal value for Financial at the end of the period by applying multiples of earnings ranging from 8.0 to 10.0 times and then discounting the cash flow streams, dividends paid to stockholders and terminal value using differing discount rates (ranging from 9.0 percent to 11.0 percent) chosen to reflect different assumptions regarding the required rates of return of Financial and the inherent risk surrounding the underlying projections. This discounted cash flow analysis indicated a reference range of $14.0 million to $18.5 million, or $15.44 to $20.43 per share, for Financial. This compares to a per share value of $18.794 to be received by the Financial stockholders.

         Compensation of Robinson-Humphrey. Pursuant to an engagement letter dated December 19, 1994 between Financial and Robinson-Humphrey, Financial agreed to pay Robinson-Humphrey a $75,000 Fairness Opinion Fee and an incremental Success Fee (to be paid at closing) equal to approximately 1.60 percent on the total consideration received by stockholders less the Fairness Opinion Fee. Financial has also agreed to indemnify and hold harmless Robinson-Humphrey and its officers and employees against certain liabilities in connection with its services under the engagement letter, except for liabilities resulting from the negligence of Robinson-Humphrey.

         As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Financial's board of directors decided to retain Robinson-Humphrey based on its experience as a financial advisor in mergers and acquisitions of financial institutions, particularly transactions in the Southeastern region of the U.S., and its knowledge of financial institutions and Financial in particular.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         No director or executive officer of Financial, and no associate of any such person, has any substantial direct or indirect interest in the Merger, other than an interest arising from the ownership of Financial common stock, in which case the director or officer receives no benefit not shared on a pro rata basis by all other holders of Financial common stock.


CONVERSION OF FINANCIAL SHARES

         On the effective date of the Merger (the "Effective Date"), each share of Financial's common stock outstanding and held of record by Financial stockholders shall be converted into shares of BancGroup Common Stock. Each share of common stock of Financial outstanding and held by Financial's stockholders shall be converted into the number of shares of BancGroup Common Stock which shall be equal to $18.794 divided by the Market Value (the "Exchange Ratio"). The Market Value shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the 20 trading days ending on the trading day immediately preceding the Effective Date, provided that for purposes of calculating the Exchange Ratio, the Market Value shall not be less than $19 nor greater than $28. As a result, the maximum number of shares of BancGroup Common Stock to be issued shall be 703,327, and the minimum number shall be 477,258, subject to adjustment for option exercises and data processing costs described below.

         The aggregate number of shares of BancGroup Common Stock to be issued in the Merger shall be reduced by an amount of shares equal to the amount by which expenses incurred by Financial for the termination of certain data processing contracts exceed $92,000 divided by $18.794. In case of such a reduction, the per share consideration to be received by holders of Financial common stock for each share of Financial common stock shall be less than $18.794, and, therefore, an appropriate adjustment to the calculation of the Exchange Ratio will be made. Neither Financial nor BancGroup expects such expenses to exceed $92,000.

         BancGroup shall pay cash to holders of non-qualified options of Financial common stock equal to the difference between $18.794 and the option price respecting such shares of Financial common stock which are subject to options. Such options shall be terminated and shall not be entitled to be exchanged for shares of BancGroup Common Stock in the Merger. The cash to be paid for such options totals $1,754,419.38.

         Financial also has 66,411 shares of its common stock subject to exercise under its incentive stock option plan. Holders of such options may exercise such options prior to the Merger and receive shares of BancGroup Common Stock as part of the Merger. If holders of incentive stock options exercise such options prior to the Effective Date, then the maximum and minimum aggregate number of shares of BancGroup Common Stock shall be appropriately increased to account for such exercises, and, assuming that all incentive options are exercised prior to the Effective Date, then the number of shares of Common Stock that BancGroup shall issue shall not exceed 769,018 and shall not be less than 521,834. Any such options which are not exercised prior to the Effective Date shall be cancelled and shall not be entitled to be exchanged for shares of BancGroup Common Stock or options respecting BancGroup Common Stock.

         No fractional shares of BancGroup Common Stock will be issued, and each stockholder of Financial having a fractional interest arising upon the conversion or exchange of Financial common stock into BancGroup Common Stock will, at the time of surrender of the certificates representing Financial common stock, be paid by BancGroup an amount of cash equal to the value of such fractional interest based on the fair market value of such fractional share. Fair market value for this purpose shall be the Market Value as defined above. Such fair market value will, therefore, represent the same value that such fractional interest would have been entitled to receive in BancGroup Common Stock.

         As an example, and subject to the maximum and minimum number of shares that shall be issued, if the Market Value is $24, then the Exchange Ratio will be .7831, and each one share of Financial common stock shall be converted into
 .7831 of a share of BancGroup Common Stock (i.e., $18.794 divided by $24). A stockholder of Financial holding 100 shares of Financial common stock would receive in the aggregate 78 shares of BancGroup Common Stock (100 multiplied by
 .7831) with the .31 of a share of BancGroup Common Stock converted to cash equal to $7.44 ($24 multiplied by .31).

         If any stockholder of Financial exercises dissenters' rights of appraisal and receives cash for Financial common stock held or if any shares of common stock of Financial are converted to cash in any state in which BancGroup Common Stock may not be issued pursuant to exemptions from registration under applicable state securities laws, the number of shares of BancGroup Common Stock to be issued in the Merger will be adjusted to reduce such shares based upon the conversion of such Financial common stock into cash. Based upon a survey of all states in which shares of Financial common stock are currently outstanding, BancGroup does not anticipate that any shares of Financial common stock will be required to be converted to cash, rather than shares of BancGroup Common Stock, under state securities laws.

         Upon the Effective Date and subject to the conditions described at "Conditions of Consummation of the Merger," Financial's stockholders will automatically, and without further action by such stockholders or by BancGroup, become owners of BancGroup Common Stock as described herein. Outstanding certificates representing shares of the common stock of Financial shall represent shares of Common Stock of BancGroup. Thereafter, upon surrender of the certificates formerly representing shares of Financial common stock, the holder will be entitled to receive certificates for the Common Stock of BancGroup. Dividends on the shares of BancGroup Common Stock will accumulate without interest and will not be distributed to any former stockholder of Financial unless and until such stockholder surrenders for cancellation his certificate for Financial common stock. Shares issued upon consummation of the Merger, however, may be traded following the Effective Date and prior to receipt of certificates representing such shares. Trust Company Bank, Atlanta, Georgia, transfer agent for BancGroup Common Stock, will act as the Exchange Agent with respect to the shares of Financial common stock surrendered in connection with the Merger.

         A detailed explanation of these arrangements will be mailed to Financial stockholders within seven (7) business days following the Effective Date. Stock certificates should not be sent to the Exchange Agent until such notice is received.


CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         The Merger is intended to qualify as a "reorganization" for federal income tax purposes under Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code"). The obligation of Financial and BancGroup to consummate the Merger is conditioned on the receipt by Financial and BancGroup of an opinion from Powell, Goldstein, Frazer & Murphy to the effect that the Merger will constitute such a reorganization. In delivering its opinion, Powell, Goldstein, Frazer & Murphy will receive and rely upon certain representations of

BancGroup and Financial and certain other information, data, documentation and other materials as it deems necessary.

         Neither Financial nor BancGroup intends to seek a ruling from the Internal Revenue Service as to the federal income tax consequences of the Merger. Financial's stockholders should be aware that Powell, Goldstein, Frazer & Murphy's opinion will not be binding on the Internal Revenue Service or the courts. Financial's stockholders also should be aware that some of the tax consequences of the Merger are governed by provisions of the Code as to which there are no final regulations and little or no judicial or administrative guidance. There can be no assurance that future legislation, administrative rulings, or court decisions will not adversely affect the accuracy of the statements contained herein.

         Among other things, the following discussion is based on Financial's stockholders maintaining sufficient equity ownership interest in BancGroup after the Merger. The Internal Revenue Service takes the position for purposes of issuing an advance ruling on reorganizations, that the stockholders of an acquired corporation (i.e., Financial) must maintain a continuing equity ownership interest in the acquiring corporation (i.e., BancGroup) equal, in terms of value, to at least 50% of their interest in such acquired corporation. For this purpose, shares of Financial common stock exchanged for cash in lieu of fractional shares of BancGroup Common Stock will be treated as outstanding shares of Financial common stock. Moreover, shares of Financial common stock and BancGroup common stock held by Financial stockholders and otherwise sold, redeemed or disposed of prior or subsequent to the Merger may be taken into account in determining whether the requirement with respect to continuing equity ownership of BancGroup's Common Stock is met by Financial's stockholders.

         Assuming the Merger will constitute a reorganization as defined in
Section 368(a) of the Code, the following federal income tax consequences will result to Financial's stockholders who exchange their shares of Financial common stock for shares of BancGroup Common Stock:

                 (i) No gain or loss will be recognized by Financial's stockholders on the exchange of shares of Financial common stock for shares of BancGroup Common Stock;

                 (ii) The aggregate basis of BancGroup Common Stock received by each Financial stockholder (including any fractional shares of BancGroup Common Stock deemed received, but not actually received), will be the same as the aggregate tax basis of the shares of Financial common stock surrendered in exchange therefor increased by the gain, if any, recognized on the exchange, and decreased by any cash received in the exchange;

                 (iii) The holding period of the shares of BancGroup Common Stock received by each Financial stockholder will include the period during which the shares of Financial common stock exchanged therefor were held, provided that the shares of Financial common stock were a capital asset in the holder's hands; and

                 (iv) Cash payments received by each Financial stockholder in lieu of a fractional share of BancGroup Common Stock will be treated for federal income tax purposes as if the fractional share had been issued in the exchange and then redeemed by BancGroup. Gain or loss will be recognized on the redemption of the fractional share and generally will be capital gain or loss if the Financial common stock is a capital asset in the hands of the holder.

         THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS RELEVANT TO A DECISION WHETHER TO VOTE IN FAVOR OF APPROVAL OF THE MERGER. THE DISCUSSION DOES NOT ADDRESS THE TAX CONSEQUENCES THAT MAY BE RELEVANT TO A PARTICULAR STOCKHOLDER SUBJECT TO SPECIAL TREATMENT UNDER CERTAIN FEDERAL INCOME TAX LAWS, SUCH AS DEALERS IN SECURITIES, BANKS, INSURANCE COMPANIES, TAX-EXEMPT ORGANIZATIONS, NON-UNITED STATES PERSONS, STOCKHOLDERS WHO DO NOT HOLD THEIR SHARES OF FINANCIAL COMMON STOCK AS "CAPITAL ASSETS" WITHIN THE MEANING OF
SECTION 1221 OF THE CODE, AND STOCKHOLDERS WHO ACQUIRED THEIR SHARES OF FINANCIAL COMMON STOCK PURSUANT TO THE EXERCISE OF OPTIONS OR OTHERWISE AS COMPENSATION, NOR ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION. MOREOVER, THE TAX CONSEQUENCES TO HOLDERS OF FINANCIAL OPTIONS ARE NOT DISCUSSED. THE DISCUSSION IS BASED UPON THE CODE, TREASURY REGULATIONS THEREUNDER AND ADMINISTRATIVE RULINGS AND COURT DECISIONS AS OF THE DATE HEREOF. ALL OF THE FOREGOING ARE SUBJECT TO CHANGE AND ANY SUCH CHANGE COULD AFFECT THE CONTINUING VALIDITY OF THIS DISCUSSION. FINANCIAL STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER TO THEM.

OTHER POSSIBLE CONSEQUENCES

         If the Merger becomes effective, the stockholders of Financial, a Georgia corporation, will exchange their shares of common stock for securities in a Delaware business corporation.

         The state tax consequences, where applicable, of owning stock of a Delaware business corporation may be different from those of owning shares of a Georgia corporation.

         For a discussion of the differences, if any, in the rights, preferences, and privileges attaching to Financial common stock as compared with BancGroup Common Stock, see "COMPARATIVE RIGHTS OF STOCKHOLDERS."


CONDITIONS OF CONSUMMATION OF THE MERGER

         Consummation of the Merger is subject to a number of conditions. The Agreement must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of common stock of Financial.

         The Merger must be approved by the Georgia Department of Banking and Finance (the "Georgia Department"), the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Office of Thrift Supervision (the "OTS"). Applications for approval have been filed with these agencies. Any of these agencies might refuse or revoke approval or condition approval on one or more of the parties agreeing to take some action such as making some change in operations. The Merger may not be consummated for 15 days after the approval of the Merger by the Federal Reserve. During such period, the United States Department of Justice, should it object to the Merger for antitrust reasons, may challenge the consummation of the Merger.

         The obligations of Financial and BancGroup to consummate the Merger are conditioned upon, among other things, (i) the absence of pending or threatened litigation with a view to restraining or prohibiting consummation of the Merger or in which it is sought to obtain divestiture, rescission or damages in connection with the Merger, (ii) the absence of any investigation by any governmental agency which might result in any such proceeding, (iii) consummation of the Merger no later than December 31, 1995, and (iv) receipt of a favorable opinion of counsel to Financial regarding certain federal income tax consequences of the Merger.

         The mutual obligations of Financial and BancGroup to consummate the Merger are further conditioned upon, among other things, (i) the accuracy in all material respects of the representations and warranties of Financial and BancGroup contained in the Agreement, and the performance by Financial and BancGroup of all covenants and agreements of Financial and BancGroup; (ii) the absence of any material adverse changes in the results of operations and financial condition of Financial and BancGroup or their subsidiaries since March 31, 1995, except as may be disclosed in the Agreement; and (iii) in the case of BancGroup's obligations, receipt by BancGroup of certain undertakings from holders of Financial common stock who may be deemed to be "affiliates" of Financial pursuant to the rules of the Securities and Exchange Commission (the "Commission").

         It is anticipated that the foregoing conditions, as well as certain other conditions contained in the Agreement, such as the receipt of certificates of officers of each party as to compliance with the Agreement, will be satisfied, but the Agreement states that Financial and BancGroup may waive all conditions to their obligations to consummate the Merger, other than the conditions requiring the requisite approvals of regulatory authorities and Financial stockholder approval of the Merger. In making any decisions regarding a waiver of one or more conditions to consummation of the Merger or an amendment of the Agreement, the boards of directors of Financial and BancGroup would be subject to fiduciary duty standards imposed upon such boards by relevant law that would require such boards to act in the best interests of their respective stockholders.

         In addition, the boards of directors of BancGroup and Financial may amend or terminate the Agreement before or after approval by the stockholders of Financial. No amendments will be made to the Agreement which would alter the Exchange Ratio or which, in the opinion of the board of directors of Financial would adversely affect the rights of the stockholders of Financial. Any amendments to the Agreement which in the opinion of the board of directors of Financial would have a material adverse effect upon the stockholders of Financial would be submitted to Financial's stockholders for approval. Such amendments could require the filing of an amendment of the Registration Statement, of which this Prospectus forms a part, with the Commission.


CONDUCT OF BUSINESS PENDING THE MERGER

         The Agreement contains certain restrictions on the conduct of the business of Financial pending consummation of the Merger. In particular, prior to the Effective Date, the Agreement prohibits Financial from taking any of the following actions, subject to certain limited exceptions previously agreed to by the parties, without the prior written approval of BancGroup:

         (i) Issuing, delivering or agreeing to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury);

         (ii) Borrowing or agreeing to borrow any funds or incurring or becoming subject to, any liability (absolute or contingent) except borrowings, obligations and liabilities incurred in the ordinary course of business and consistent with past practice;

         (iii) Paying any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent balance sheet and current liabilities incurred since that date in the ordinary course of business and consistent with past practice;

         (iv) Declaring or making or agreeing to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders, or purchasing or redeeming or agreeing to purchase or redeem, any of its outstanding securities;

         (v) Except in the ordinary course of business, selling or transferring or agreeing to sell or transfer, any of its assets, property or rights or cancelling, or agreeing to cancel, any debts or claims;

         (vi) Except in the ordinary course of business, entering or agreeing to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of any of its assets, property or rights;

         (vii) Suffering any losses or waiving any rights of value which in the aggregate are material;

         (viii) Except in the ordinary course of business, making or permitting any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;

         (ix) Making any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee except that accruals for bonuses to be paid in accordance with normal and usual practice may be made in case the Merger is not consummated;

         (x) Except in accordance with normal and usual practice, increasing the rate of compensation payable to or to become payable to any of its officers or employees or making any material increase in any profit-sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

         (xi) Failing to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations; and

         (xii) Entering into any other material transaction other than in the ordinary course of business.

         Until the termination of the Agreement, neither Financial nor any of its directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the assets of, or of a substantial equity interest in, Financial or any business combination involving Financial other than as contemplated by the Agreement. Financial will notify BancGroup immediately if any such inquiries or proposals are received by Financial, if any such information is requested from Financial, or if any such negotiations or discussions are sought to be initiated with Financial. Financial shall instruct its officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above; provided, however, that nothing contained in the Agreement shall be deemed to prohibit any officer or director of such party from fulfilling his fiduciary duty or from taking any action that is required by law.


RIGHTS OF DISSENTING STOCKHOLDERS

         Title 14, chapter 2, article 13 of the Georgia Business Corporation Code provides for rights of appraisal for the value of the shares of a stockholder who (i) has delivered notice in writing to Financial before the vote is taken that the stockholder intends to demand payment for his or her shares if the Merger is consummated and (ii) does not vote in favor of the Merger. Within ten (10) days after the Effective Date of the Merger, BancGroup, as the corporation surviving the Merger, will send to each stockholder who has given such notice a written dissenter's notice (the "Dissenter's Notice") stating, among other things, a date not less than thirty
(30) days nor more than sixty (60) days after the date of the Dissenter's Notice by which the stockholder must submit a written payment demand. The Dissenter's Notice will also include where and when stock certificates for shares of Financial common stock must be deposited and inform holders of uncertificated shares to what extent transfer of those shares will be restricted after the demand for payment is received. A record stockholder who does not demand payment or deposit stock certificates where required by the date set in the Dissenter's Notice is not entitled to payment.

         Within ten (10) days of the later of the Effective Date of the Merger or receipt of a payment demand by the stockholders, BancGroup will offer to pay each dissenting stockholder who has complied with the payment demand and deposit requirements the amount which BancGroup estimates to be the fair value of the shares, plus accrued interest. A stockholder may agree to accept such offer.

         If a dissenting stockholder is dissatisfied with BancGroup's offer of payment, the stockholder may notify BancGroup in writing within thirty (30) days of the offer of his or her own estimate of the fair value plus interest and demand that such payment be made. A dissenting stockholder waives his or her right to demand payment and is deemed to have accepted BancGroup's offer unless such notification is provided to BancGroup.

         A record stockholder may assert dissenters' rights as to fewer than all shares registered in such holder's name, but only if the record holder dissents with respect to all shares beneficially owned by any one beneficial stockholder and provides written notice to Financial of the name and address of each person on whose behalf the dissenting rights are asserted. A "beneficial shareholder" is defined by title 14, chapter 2, article 13 of the Georgia Business Corporation Code as a "person who is a beneficial owner of shares held
in a voting trust or by a nominee as the record shareholder."   For these
purposes, "shareholder" and "stockholder" have the same meaning. The rights of a partial dissenter are determined as if the shares as to which such holder dissents and other shares held by the holder are registered in different names of stockholders. Thus, if a beneficial stockholder holds shares of Financial common stock through a bank, broker, or other nominee, such beneficial holder may assert dissenters' rights, but only if the nominee dissents with respect to all shares beneficially owned by such stockholder through the bank broker or nominee and provides Financial with the name and address of each such person wishing to assert dissenters' rights.

         If BancGroup fails to effect the Merger and does not return the deposited certificate or release transfer restrictions imposed on uncertificated shares within sixty (60) days after the date set for demanding payment, the stockholder may notify BancGroup of his or her own fair value and demand payment. If a demand for payment remains unsettled, BancGroup must commence a nonjury equity valuation proceeding in the Superior Court of DeKalb County within sixty (60) days of the payment demand to have the fair value of the shares plus accrued interest determined. If BancGroup does not commence the proceeding within sixty (60) days and the stockholder's account still remains unsettled, BancGroup must pay each dissenter the amount of money demanded. In any court proceeding, the court shall assess costs against BancGroup, except that the court may assess costs against all or some of the dissenting stockholders to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

         A stockholder dissenting may not challenge the Merger unless Financial fails to comply with appropriate procedures under Georgia law or Financial's articles of incorporation and bylaws or unless the stockholder vote to approve the Merger was obtained by fraudulent and deceptive means.

           FAILURE OF A STOCKHOLDER TO COMPLY WITH ANY REQUIREMENTS OF THE PROVISIONS RELATING TO DISSENTER'S RIGHTS OF APPRAISAL WILL RESULT IN A FORFEITURE BY SUCH STOCKHOLDER OF APPRAISAL RIGHTS.

         References herein to applicable statutes are summaries of portions thereof and do not purport to be complete and are qualified in their entirety by reference to applicable law. Title 14, chapter 2, article 13 of the Georgia Business Corporation Code is attached hereto as Appendix B. STOCKHOLDERS SHOULD READ APPENDIX B CAREFULLY.


RESALE OF BANCGROUP COMMON STOCK

         The issuance of the shares of BancGroup Common Stock pursuant to the Merger has been registered under the Securities Act of 1933 (the "Securities Act") and the shares so issued may be traded without restriction, except that such registration does not cover resales by persons ("Affiliates") receiving such Common Stock who may be deemed to control or be controlled by, or be under common control with Financial at the time of the Special Meeting. Rule 145 promulgated by the Commission under the Securities Act restricts the resale of Common Stock received in the Merger by Affiliates.

         Financial will provide BancGroup with such information as may be reasonably necessary to determine the identity of those persons (primarily officers, directors and principal stockholders) who may be deemed to be Affiliates. Financial will also obtain from each such person a written undertaking to the effect that no sale or transfer will be made of any shares of Common Stock by such person except pursuant to Rule 145 of the Commission or pursuant to an effective registration or an exemption from registration under the Securities Act. Receipt of such an undertaking is a condition to BancGroup's obligation to close the Merger. If such certificates are not received and BancGroup waives receipt of such condition, the certificates for the shares of Common Stock to be issued to such person will contain an appropriate restrictive legend and appropriate stock transfer orders will be given to BancGroup's stock transfer agent.


ACCOUNTING TREATMENT

         The acquisition of Financial will be treated as a "purchase" transaction by BancGroup. Accordingly, the purchase price will be assigned to the fair value of the net tangible assets acquired and any purchase price in excess thereof will be assigned to intangibles. The valuation of intangibles, if any, will be made as of the Effective Date of the Merger. Intangibles, in the approximate amount of $4,604,000, will be amortized by charges or credits to future earnings over a period of approximately twenty years.


                    COMPARATIVE MARKET PRICES AND DIVIDENDS

BANCGROUP

         BancGroup Common Stock is listed for trading on the New York Stock Exchange. The Common Stock was first listed on the NYSE on February 24, 1995. Prior to February 21, 1995, BancGroup had two classes of common stock outstanding, Class A and Class B. The Class B was not publicly traded. The Class A Common Stock was traded in the over-the-counter market and quoted on the NASDAQ National Market System. The Class A and Class B Common Stock were reclassified into one class of Common Stock on February 21, 1995, and the Class A Common Stock ceased to be quoted on NASDAQ on February 24, 1995.

         The following table shows the dividends paid per share and indicates the high and low closing prices for the Common Stock as reported by the NASDAQ National Market System up to February 24, 1995, and the same information reported by the NYSE for the Common Stock commencing February 24, 1995.

                                                       Price and Dividends Paid
                                                       ------------------------

                                                                            Dividends
                                                    High           Low     (per share)
                                                    ----           ---     -----------
         1993 -     1st Quarter                     23             20         $0.17
                    2nd Quarter                     23 1/2         19          0.18
                    3rd Quarter                     22             20          0.18
                    4th Quarter                     21 3/4         18          0.18

         1994 -     1st Quarter                     20 1/4         18          0.20
                    2nd Quarter                     25             19 1/4      0.20
                    3rd Quarter                     24 3/4         22          0.20
                    4th Quarter                     23 3/4         19 1/2      0.20

         1995 -     1st Quarter                     23 5/8         19 1/2      0.225
                    2nd Quarter                     27 1/2         23 1/8      0.225


         On March 15, 1995, the business day immediately prior to the public announcement of the Merger, the closing price as reported on the NYSE of the Common Stock was $23.50 per share.

         At December 31, 1994, BancGroup's banking subsidiaries accounted for approximately 99.98% of BancGroup's consolidated assets. BancGroup derives substantially all of its income from dividends received from Colonial Bank. Various statutory provisions limit the amount of dividends the subsidiary banks may pay without regulatory approval. In addition, federal statutes restrict the ability of subsidiary banks to make loans to BancGroup, and regulatory policies may also restrict such dividends.

FINANCIAL

         There is no organized public market for Financial's common stock. To the knowledge of Financial, approximately 239,000 shares of Financial common stock have been sold during the last two fiscal years at prices ranging from $8.89 to $11.25 per share. The most recent sale took place on November 15, 1994 when 90 shares were sold at a price of $11.25 per share.

         Since July 1, 1993, Financial has not paid cash dividends.

                     BANCGROUP CAPITAL STOCK AND DEBENTURES

         BancGroup's authorized capital stock consists of 44,000,000 shares of its Common Stock, par value $2.50 per share, and 1,000,000 shares of its Preference Stock, par value $2.50 per share. As of April 30, 1995, there were issued and outstanding a total of 12,219,699 shares of Common Stock. No shares of Preference Stock are issued and outstanding. Also, BancGroup issued in 1985 $7,500,000 in principal amount of its 12 3/4% Convertible Subordinated Debentures due 2000, Series A (the "1985 Debentures") of which $7,494,000 are currently outstanding and are convertible at any time into 410,622 shares of Common Stock subject to adjustment, and BancGroup issued in 1986 $28,750,000 in principal amount of its 7 1/2% Convertible Subordinated Debentures due 2011 (the "1986 Debentures") of which $9,964,000 are currently outstanding and are convertible at any time into 355,607 shares of Common Stock, subject to adjustment. There are 233,424 shares of Common Stock subject to issue under BancGroup's stock option plans.

           The following statements with respect to Common Stock and Preference Stock are brief summaries of material provisions of Delaware law and the Restated Certificate of Incorporation

(the "Certificate"), as amended, of BancGroup, do not purport to be complete and are qualified in their entirety by reference to the foregoing.

COMMON STOCK

         Dividends. Subject to the rights of holders of BancGroup's Preference Stock, if any, to receive certain dividends prior to the declaration of dividends on shares of Common Stock, when and as dividends, payable in cash, stock or other property, are declared by the BancGroup board of directors, the holders of Common Stock are entitled to share ratably in such dividends.

         Voting Rights. Each holder of Common Stock has one vote for each share held on matters presented for consideration by the stockholders.

         Preemptive Rights. The holders of Common Stock have no preemptive rights to acquire any additional shares of BancGroup.

         Issuance of Stock. The BancGroup Certificate authorizes the BancGroup board to issue authorized shares of Common Stock without stockholder approval. However, BancGroup's Common Stock is listed on the NYSE, which requires stockholder approval of the issuance of additional shares of Common Stock under certain circumstances.

         Liquidation Rights. In the event of liquidation, dissolution or winding-up of BancGroup, whether voluntary or involuntary, the holders of Common Stock will be entitled to share ratably in any of its assets or funds that are available for distribution to its stockholders after the satisfaction of its liabilities (or after adequate provision is made therefor) and after preferences of any outstanding Preference Stock.

PREFERENCE STOCK

         BancGroup's Preference Stock may be issued from time to time as a class without series, or if so determined by the BancGroup board of directors, either in whole or in part in one or more series. The voting rights, and such designations, preferences and relative, participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, including, but not limited to, the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of BancGroup Preference Stock (or of the entire class of BancGroup Preference Stock if none of such shares has been issued), the number of shares constituting any such series and the terms and conditions of the issue thereof may be fixed by resolution of the BancGroup board of directors. BancGroup Preference Stock may have a preference over the Common Stock with respect to the payment of dividends and the distribution of assets in the event of the liquidation or winding-up of BancGroup and such other preferences as may be fixed by the BancGroup board.


1985 DEBENTURES

         BancGroup issued in 1985 its 12 3/4% Convertible Subordinated Debentures due 2000, Series A in the total principal amount of $7,500,000. The 1985 Debentures were issued under a trust indenture (the "1985 Indenture") between BancGroup and Sun Bank, National Association, Orlando, Florida, as trustee.

         The 1985 Debentures will mature on December 15, 2000, and are convertible into shares of BancGroup Common Stock at the option of a holder thereof prior to December 15, 2000, at the conversion price of $18.25 principal amount of the 1985 Debentures for each share of BancGroup Common Stock. The conversion price is, however, subject to adjustment upon the occurrence of certain events as described in the 1985 Indenture. In the event all of the outstanding 1985 Debentures are converted into shares of BancGroup Common Stock in accordance with the 1985 Indenture, a total of 410,622 shares of such Common Stock will be issued. The 1985 Debentures are redeemable, in whole or in part, at the option of BancGroup, commencing on December 17, 1995, at a redemption price equal to the face value of the 1985 Debentures plus accrued interest to the date fixed for redemption. The payment of principal and interest on the 1985 Debentures is subordinate, to the extent provided in the 1985 Indenture, to the prior payment when due of all Superior Indebtedness of BancGroup. "Superior Indebtedness" is defined as the principal of and unpaid interest on all indebtedness of BancGroup to contract creditors. The 1985 Debentures rank pari passu (i.e., equally) with the 1986 Debentures.


1986 DEBENTURES

         BancGroup issued in 1986 its 7 1/2% Convertible Subordinated Debentures due 2011 in the total principal amount of $28,750,000. The 1986 Debentures were issued under a trust indenture (the "1986 Indenture") between BancGroup and Trust Company Bank, Atlanta, Georgia, as trustee.

         The 1986 Debentures will mature on March 31, 2011, and are convertible at any time into shares of BancGroup Common Stock at the option of a holder thereof, at the conversion price of $28 principal amount of the 1986 Debentures for each share of BancGroup Common Stock. The conversion price is, however, subject to adjustment upon the occurrence of certain events as described in the 1986 Indenture. In the event all of the outstanding 1986 Debentures are converted into shares of BancGroup Common Stock in accordance with the 1986 Indenture, a total of 355,607 shares of such Common Stock will be issued. The 1986 Debentures are redeemable, in whole or in part, at the option of BancGroup at certain premiums until 1996, when the redemption price shall be equal to 100% of the face amount of the 1986 Debentures plus accrued interest. The payment of principal and interest on the 1986 Debentures is subordinate, to the extent provided in the 1986 Indenture, to the prior payment when due of all Senior Indebtedness of BancGroup. "Senior Indebtedness" is defined as any indebtedness of BancGroup for money borrowed, or any indebtedness incurred in connection with an acquisition or with a merger or consolidation, outstanding on the date of execution of the 1986 Indenture as originally executed, or thereafter created, incurred or assumed, and any renewal, extension, modification or refunding thereof, for the payment of which BancGroup (which term does not include BancGroup's consolidated or unconsolidated subsidiaries) is at the time of determination responsible or liable as obligor, guarantor or otherwise. Senior Indebtedness does not include (i) indebtedness as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness is subordinate in right of payment to any other indebtedness of BancGroup, (ii) indebtedness which by its terms states that such indebtedness is subordinate to or equally subordinate with the 1986 Debentures, and (iii) the indebtedness created by BancGroup's 1985 Debentures. The 1986 Debentures rank pari passu (i.e., equally) with the 1985 Debentures.

         At March 31, 1995, BancGroup's Superior Indebtedness as defined in the 1985 Indenture and Senior Indebtedness as defined in the 1986 Indenture aggregated approximately $421.6 million. Such debt includes all short-term debt consisting of federal funds purchased, securities purchased under repurchase agreements and borrowings with the Federal Home Loan Bank but excludes all federally-insured deposits. BancGroup may from time to time incur additional





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

indebtedness constituting such Superior or Senior Indebtedness. The 1985 Indenture and the 1986 Indenture do not limit the amount of Superior or Senior Indebtedness, as the case may be, which BancGroup may incur, nor do such indentures prohibit BancGroup from creating liens on its property for any purpose.


CHANGES IN CONTROL

         Certain provisions of the BancGroup Certificate and bylaws may have the effect of preventing, discouraging or delaying any change in control of BancGroup. The authority of the BancGroup board of directors to issue BancGroup Preference Stock with such rights and privileges, including voting rights, as it may deem appropriate may enable the BancGroup board to prevent a change in control despite a shift in ownership of the BancGroup Common Stock. See "General" and "Preference Stock." In addition, the BancGroup board's power to issue additional shares of BancGroup Common Stock may help delay or deter a change in control by increasing the number of shares needed to gain control. See "Common Stock." The following provisions also may deter any change in control of BancGroup.

         Classified Board. BancGroup's board of directors is classified into three classes, as nearly equal in number as possible, with the members of each class elected to three-year terms. Thus, one-third of BancGroup's board of directors is elected by stockholders each year. With this provision, two annual elections of directors are required in order to change a majority of the board of directors. There are currently 18 directors of BancGroup. This provision of BancGroup's Certificate also stipulates that (i) directors can be removed only for cause upon a vote of 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class, (ii) vacancies in the board may only be filled by a majority vote of the directors remaining in office, (iii) the maximum number of directors shall be fixed by resolution of the board of directors, and (iv) the provisions relating to the classified board can only be amended by the affirmative vote of the holders of at least 80% of the voting power of the outstanding shares entitled to vote in the election of directors, voting as a class.

         Business Combinations. Certain "Business Combinations" of BancGroup with a "Related Person" may only be undertaken with the affirmative vote of at least 75% of the outstanding shares of "Voting Stock," plus the affirmative vote of at least 67% of the outstanding shares of Voting Stock, not counting shares owned by the Related Person, unless the Continuing Directors of BancGroup approve such Business Combination. A "Related Person" is a person, or group, who owns or acquires 10% or more of the outstanding shares of Common Stock, provided that no person shall be a Related Person if such person would have been a Related Person on the date of approval of this provision by BancGroup's board of directors, i.e., April 20, 1994. An effect of this provision may be to exclude Robert E. Lowder or certain members of his family from the definition of Related Person. A "Continuing Director" is a director who was a member of the board of directors immediately prior to the time a person became a Related Person. This provision may not be amended without the affirmative vote of the holders of at least 75% of the outstanding shares of Voting Stock, plus the affirmative vote of the outstanding shares of at least 67% of the outstanding Voting Stock, excluding shares held by a Related Person. This provision may have the effect of giving the incumbent board of directors a veto over a merger or other Business Combination that could be desired by a majority of BancGroup's stockholders. The current board of directors of BancGroup owns approximately 16% of the outstanding shares of common stock of BancGroup.

         Board Evaluation of Mergers. BancGroup's Certificate permits the board of directors to consider certain factors such as the character and financial stability of the other party, the projected social, legal, and economic effects of a proposed transaction upon the employees, suppliers, regulatory agencies and customers and communities of BancGroup, and other factors when considering whether BancGroup should undertake a merger, sale of assets, or other similar transaction with another party. This provision may not be amended except by the affirmative vote of at least 80% of the outstanding shares of common stock. This provision may give greater latitude to the board of directors in terms of the factors which the board may consider in recommending or rejecting a merger or other Business Combination of BancGroup.

         Director Authority. BancGroup's Certificate prohibits stockholders from calling special stockholders' meetings and acting by written consent. It also provides that only BancGroup's board of directors has the authority to undertake certain actions with respect to governing BancGroup such as appointing committees, electing officers, and establishing compensation of officers, and it allows the board to act by majority vote.

         Bylaw Provisions. BancGroup's bylaws provide that stockholders wishing to propose nominees for the board of directors or other business to be taken up at an annual meeting of BancGroup stockholders must comply with certain advance written notice provisions. These bylaw provisions are intended to provide for the more orderly conduct of stockholder meetings but could make it more difficult for stockholders to nominate directors or introduce business at stockholder meetings.

         Delaware Business Combination Statute. Subject to some exceptions, Delaware law prohibits BancGroup from entering into certain "business combinations" (as defined) involving persons beneficially owning 15% or more of the outstanding BancGroup Common Stock (or who is an affiliate of BancGroup and has over the past three years beneficially owned 15% or more of such stock) (either, for the purpose of this paragraph, an "Interested Stockholder"), unless the BancGroup board has approved either (i) the business combination or (ii) prior to the stock acquisition by which such person's beneficial ownership interest reached 15% (a "Stock Acquisition"), the Stock Acquisition. The prohibition lasts for three years from the date of the Stock Acquisition. Notwithstanding the preceding, Delaware law allows BancGroup to enter into a business combination with an Interested Stockholder if (i) the business combination is approved by the BancGroup board of directors and authorized by an affirmative vote of at least 66 2/3% of the outstanding voting stock of BancGroup which is not owned by the Interested Stockholder or
(ii) upon consummation of the transaction which resulted in the stockholder becoming an Interested Stockholder, such stockholder owned at least 85% of the outstanding stock of BancGroup (excluding BancGroup stock held by officers and directors of BancGroup or by certain BancGroup stock plans). These provisions of Delaware law apply simultaneously with the provisions of BancGroup's Certificate relating to business combinations with a related person, described above at "Business Combinations," but they are generally less restrictive than BancGroup's Certificate.

         Control Acquisitions. As it relates to BancGroup, the Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board has been given 60 days' prior written notice of such proposed acquisition and within that time period the Federal Reserve Board has not issued a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. Under a rebuttable presumption established by the Federal Reserve Board, the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under
Section 12 of the Exchange Act, such as BancGroup, would, under the circumstances set forth in the presumption, constitute the acquisition of control. The receipt of revocable proxies, provided the proxies terminate within a reasonable time after the meeting to which they relate, is not included in determining percentages for change in control purposes.


                       COMPARATIVE RIGHTS OF STOCKHOLDERS

         If the Merger is consummated, all stockholders of Financial other than those exercising dissenters' rights of appraisal will become holders of BancGroup Common Stock. The rights of the holders of the common stock of Financial who become holders of the Common Stock of BancGroup following the Merger will be governed by BancGroup's Certificate and bylaws, as well as the laws of Delaware, the state in which BancGroup is incorporated.

         The following summary compares the rights of common stockholders of Financial with the rights of the holders of the Common Stock of BancGroup. For a more complete description of the rights of the holders of BancGroup Common Stock, see "BANCGROUP CAPITAL STOCK AND DEBENTURES."

         The following information is qualified in its entirety by BancGroup's Certificate and bylaws, and Financial's Articles of Incorporation and bylaws, the Delaware General Corporation Law (the "Delaware GCL") and the Georgia Business Corporation Code.

DIRECTOR ELECTIONS

         Financial. Financial's directors are elected for terms of three years with approximately one-third of the board to be elected annually. There is no cumulative voting in the election of directors.

         BancGroup. BancGroup's directors are also elected to terms of three years with approximately one-third of the board to be elected annually. There is no cumulative voting in the election of directors. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Classified Board."

REMOVAL OF DIRECTORS

         Financial. The Articles of Incorporation of Financial provide that a director may be removed from office without cause by the affirmative vote of a majority of all directors then in office followed by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Financial entitled to vote in an election of directors. The Articles of Incorporation of Financial also provide that a director may be removed for cause by the affirmative vote of the holders of at least a majority of the issued and outstanding shares of Financial.

         BancGroup. The BancGroup Certificate provides that a director may be removed from office, but only for cause and by the affirmative vote of the holders of at least 80% of the voting shares then entitled to vote at an election of directors.





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

AUTHORIZED CAPITAL STOCK

         Financial. The Articles of Incorporation of Financial authorize the issuance of up to 10,000,000 shares of common stock, of which 711,036 shares were issued and outstanding as of April 30, 1995.

         BancGroup. The BancGroup Certificate authorizes the issuance of up to 44,000,000 shares of Common Stock, of which 12,219,699 shares were issued and outstanding as of April 30, 1995, and up to 1,000,000 shares of Preference Stock, $2.50 par value per share, of which no shares are issued and outstanding. The Preference Stock is issuable in series, each series having such rights and preferences as the BancGroup board may fix and determine by resolution.


VOTING

         Financial. Each stockholder is entitled to one vote for each share of Financial common stock held, and such holders are not entitled to cumulative voting rights in the election of directors.

         BancGroup. Each stockholder is entitled to one vote for each share of Common Stock held, and such holders are not entitled to cumulative voting rights in the election of directors.


PREEMPTIVE RIGHTS

         Financial. The holders of Financial common stock have no preemptive rights to acquire any additional shares of Financial common stock.

         BancGroup. The holders of BancGroup Common Stock have no preemptive rights to acquire any additional shares of BancGroup Common Stock or any other shares of BancGroup capital stock.


DIRECTORS' LIABILITY

         Financial. The Articles of Incorporation of Financial provide that a director of Financial will have no personal liability to Financial or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) any appropriation, in violation of the directors' duties, of any business opportunity of the corporation; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law;
(iii) the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code dealing with unlawful distribution of corporate assets to stockholders; or (iv) any transaction from which the director derived an improper material tangible personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence, but it would not affect the availability of injunctive or other equitable relief as a remedy.

         BancGroup. Similarly, the BancGroup Certificate provides that a director of BancGroup will have no personal liability to BancGroup or its stockholders for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to BancGroup and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.


INDEMNIFICATION

         Financial. The bylaws of Financial contain certain provisions which provide indemnification to directors and officers of Financial that is broader than the protection expressly mandated in Sections 14-2-850 et. seq. of the Georgia Business Corporation Code. These sections expressly allow Financial to provide these broader indemnification rights to its directors and officers, subject to stockholder approval. The broader indemnification rights were adopted by Financial to encourage qualified individuals to serve and remain as directors and officers of Financial.

         The indemnification provisions in Financial's bylaws require Financial to indemnify persons who are parties to any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person was or is a director, officer, employee or agent of Financial. Except as noted below, these persons would be indemnified against expenses (including, but not limited to, attorneys' fees and court costs) and against any judgments, fines and amounts paid in settlement, actually and reasonably incurred by them. These persons may also be entitled to have Financial advance any such expenses prior to the final disposition of the proceeding, upon an undertaking to repay Financial if it is ultimately determined that they are not entitled to indemnification. Under Financial's bylaws, Financial will indemnify a director, officer, employee or agent if the individual acted in a manner he or she believed in good faith to be in or not opposed to the best interests of Financial, and in the case of a criminal proceeding, if he or she had no reasonable cause to believe his or her conduct was unlawful.

         BancGroup. Section 145 of the Delaware GCL contains detailed and comprehensive provisions providing for indemnification of directors and officers of Delaware corporations against expenses, judgments, fines and settlements in connection with litigation. Under the Delaware GCL, other than an action brought by or in the right of BancGroup, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In actions brought by or in the right of BancGroup, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred in the defense or settlement of such action if the indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of BancGroup and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to BancGroup unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that the proposed indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding (or any claim, issue or matter therein), such person must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         In addition, BancGroup maintains an officers' and directors' insurance policy and a separate indemnification agreement pursuant to which certain officers and all directors of BancGroup would be entitled to indemnification against certain liabilities, including reimbursement of certain expenses.


SPECIAL MEETINGS OF STOCKHOLDERS; ACTION WITHOUT A MEETING

         Financial. The bylaws of Financial provide that a special meeting of stockholders may be called by Financial's board of directors, its president, and by Financial upon the written request of any one or more stockholders owning an aggregate of not less than 25% of the outstanding capital stock of Financial. The Articles of Incorporation of Financial provide that stockholders may act by written consent without a meeting if the consent action is signed by persons who own the requisite number of shares necessary to authorize the action if it had been voted on at a meeting at which all shares entitled to vote were present and voted.

         BancGroup. Under the BancGroup Certificate, a special meeting of BancGroup's stockholders may only be called by a majority of the BancGroup board of directors or by the chairman of the board of directors of BancGroup. Holders of BancGroup Common Stock may not call special meetings or act by written consent.


MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

         Financial. The Georgia Business Corporation Code provides that a merger, share exchange or the sale of all or substantially all of a corporation's assets must be approved by a majority of all the votes entitled to be cast on the transaction. The Georgia Business Corporation Code further provides, however, that action by the stockholders of the surviving corporation in a merger is not required if (i) the articles of incorporation of the surviving corporation will not differ from its articles before the merger,
(ii) each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences and relative rights immediately after the merger, and (iii) the number and kind of shares outstanding immediately after the merger, plus the number and kind of shares issuable as a result of the merger and by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed the total number and kind of shares of the surviving corporation authorized by its articles of incorporation immediately before the merger.

         BancGroup. The Delaware GCL provides that mergers and sales of substantially all of the property of corporations must be approved by a majority of the outstanding stock of the corporation entitled to vote thereon. The Delaware GCL law also provides, however, that the stockholders of the corporation surviving a merger need not approve the transaction if: (i) the agreement of merger does not amend in any respect the certificate of incorporation of such corporation; (ii) each share of stock of such corporation outstanding immediately prior to the effective date of the merger is to be an identical outstanding or treasury share of the surviving corporation after the effective date of the merger; and (iii) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such corporation outstanding immediately prior to the effective date of the merger. See also "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control" for a description of the statutory provisions and the provisions of the BancGroup Certificate relating to changes of control of BancGroup.

         See "Antitakeover Statutes" for a description of additional restriction on business combination transactions.


AMENDMENT OF CERTIFICATE OF INCORPORATION AND BYLAWS

         Financial. The Georgia Business Corporation Code provides that a corporation's articles may be amended by the affirmative vote of the holders of a majority of the issued and outstanding shares of stock of the corporation unless otherwise provided in the articles. The Articles of Incorporation of Financial provide that unless two-thirds of the directors then in office approve the proposed change, the affirmative vote of the holders of at least two-thirds of the issued and outstanding shares entitled to vote thereon is required to amend or rescind the articles governing (i) the limitation of liability of directors and (ii) the board of directors' consideration of all relevant factors when evaluating an offer for a business combination with Financial.

         The Georgia Business Corporation Code provides that the board of directors may amend or repeal a corporation's bylaws or adopt new bylaws by the affirmative vote of a majority of the directors present at the meeting, unless the articles of incorporation reserve this power exclusively to the stockholders in whole or in part. In addition, the Georgia Business Corporation Code provides that stockholders have concurrent power with the board of directors to amend or repeal the bylaws or to adopt new bylaws by the affirmative vote of a majority of the shares represented at the meeting. The Articles of Incorporation of Financial provide that any amendment of the bylaws changing the number of directors requires the affirmative vote of a majority of all directors then in office or the affirmative vote of the holders of a majority of the issued and outstanding shares entitled to vote in an election of directors.

         BancGroup. Under the Delaware GCL, a corporation's certificate of incorporation may be amended by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote as a class, unless the certificate requires the vote of a larger portion of the stock. The BancGroup Certificate requires "supermajority" shareholder approval to amend or repeal any provision of, or adopt any provision inconsistent with, certain provisions in the BancGroup Certificate governing (i) the election or removal of directors, (ii) business combinations between BancGroup and a Related Person, and (iii) board of directors evaluation of business combination procedures. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control."

         As is permitted by the Delaware GCL, the Certificate gives the board of directors the power to adopt, amend or repeal the bylaws. The stockholders entitled to vote have concurrent power to adopt, amend or repeal the BancGroup bylaws.


RIGHTS OF DISSENTING STOCKHOLDERS

         Financial. See "APPROVAL OF THE MERGER -- Rights of Dissenting Stockholders" for a description of the rights of dissenting stockholders under the Georgia Business Corporation Code.

         BancGroup. Under the Delaware GCL, a stockholder has the right, in transactions involving mergers or consolidations (but not sales of all or substantially all of the assets of the corporation), to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of his or her shares in cash in lieu of the consideration he or she otherwise would have received in the transaction. Such fair value is determined by the Delaware Court of Chancery if a petition for appraisal is timely filed. Appraisal rights are not available, however, to stockholders of a corporation (i) if the shares are listed on a national securities exchange (as is BancGroup Common Stock) or quoted on the NASDAQ National Market System, or held of record by more than 2,000 stockholders (as is BancGroup Common Stock), and (ii) stockholders are permitted by the terms of the merger or consolidation to accept in exchange for their shares (a) shares of stock of the surviving or resulting corporation, (b) shares of stock of another corporation listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of such stock, or (d) any combination thereof. Stockholders are not permitted appraisal rights in a merger if such corporation is the surviving corporation and no vote of its stockholders is required.


ANTITAKEOVER STATUTES

         Financial. Financial is not subject to the business combination statute nor to the fair price statute set forth in the Georgia Business Corporation Code at Section 14-2-1131 through Section 14-2-1133 and Section 14-2-1110 through Section 14-2-1113, respectively.

         BancGroup. As a Delaware corporation, BancGroup is subject to the business combination statute described under the heading "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Changes in Control -- Control Acquisitions."

PREFERRED STOCK

         Financial. The Articles of Incorporation of Financial do not authorize the issuance of any shares of preferred stock.

         BancGroup. The BancGroup Certificate authorizes the issuance of 1,000,000 shares of Preference Stock from time to time by resolution of the BancGroup board of directors. Currently, no shares of Preference Stock are issued and outstanding. See "BANCGROUP CAPITAL STOCK AND DEBENTURES -- Preference Stock."


DIVIDENDS

        Financial.   The holders of shares of Financial common stock are
entitled to dividends and other distributions as and when declared by the board of directors of Financial out of assets legally available therefor. Dividends are payable in cash, property or shares of Financial common stock, unless Financial is insolvent or the dividend payment would render it insolvent. In the absence of other activities conducted by Financial, its ability to pay dividends depends on the earnings of its subsidiary Bank. There are various regulatory limitations on the ability of Financial's subsidiary Bank to pay dividends to Financial. Based on its current capital levels, the Bank is authorized, without regulatory approval, to pay dividends during any calendar year equal to (i) 100% of its net income to date during that calendar year plus the amount that would reduce by one-half its surplus capital ratio at the beginning of that calendar year or (ii) 75% of its net income over the most recent four-quarter period.

         BancGroup. The Delaware GCL provides that subject to any restrictions in the corporation's certificate of incorporation, dividends may be declared from the corporation's surplus or, if there is no surplus, from its net profits for the fiscal year in which the dividend is declared and the preceding fiscal year. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Substantially all of the funds available for the payment of dividends by BancGroup are derived from its subsidiary banks. There are various regulatory limitations on the ability of BancGroup's subsidiary banks to pay dividends to BancGroup. See "BUSINESS OF BANCGROUP -- Certain Regulatory Considerations."


EFFECT OF THE MERGER ON FINANCIAL STOCKHOLDERS

         As of April 30, 1995, the number of stockholders of record of Financial was 162 and the number of shares of common stock outstanding was 711,036. As of that date, BancGroup had 12,219,699 shares of Common Stock outstanding with 5,268 stockholders of record.

         Assuming at the Effective Date a 20-day average market price per share of the BancGroup Common Stock of $24 and the exercise of all options under Financial's incentive stock option plans, an aggregate amount of 608,805 shares of BancGroup Common Stock would be distributed to the stockholders of Financial pursuant to the Merger. These shares would represent 4.7% of the total shares of Common Stock outstanding after the Merger.

         The issuance of the Common Stock pursuant to the Merger will reduce the percentage interest of the Common Stock currently held by each principal stockholder and each director and officer of BancGroup. Such reduction will not be material. See "BUSINESS OF BANCGROUP -- Voting Securities and Principal Stockholders."

The Colonial  BancGroup, Inc. and subsidiaries
Condensed Pro Forma Statement of Condition (Unaudited)
(In Thousands)

The following summary includes (i) the condensed statement of condition of BancGroup and subsidiaries as of March 31, 1995, (ii) the condensed statement of condition of Mt. Vernon Financial and subsidiaries as of March 31, 1995, (iii) the condensed statement of condition of Farmers and Merchants Bank as of March 31, 1995, (iv) adjustments to give effect to the proposed acquisition of Mt. Vernon Financial and subsidiaries and Farmers and Merchants Bank, and (iv) the proforma combined condensed statement of condition of BancGroup and subsidiaries as if such acquisitions had occurred on March 31, 1995 on a purchase accounting basis.


These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of condition of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of condition of Mt. Vernon Financial, included elsewhere herein. The pro forma information provided below may not be indicative of future results.

                                                                   March 31, 1995

(Dollars in Thousands)                                                                       Farmers &                    Pro Forma
                                                        Mt. Vernon  Adjustments/             Merchants   Adjustments/      Combined
Assets:                             Colonial Bancgroup   Financial  (Deductions)    Subtotal      Bank   (Deductions)         Total
- -----------------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                $  120,749        $  1,094  $   408 (1)   $  120,497    $ 1,697     ($3,000)(2)  $  119,194
                                                                    (1,754)(1)
Interest-bearing deposits                   2,481                                     2,481                                  2,481
Federal funds sold                          1,480           7,765                     9,245      1,065                      10,310
Securities available for sale              83,239           2,200                    85,439                                 85,439
Investment securities                     334,817                                   334,817     22,250        (328)(2)     356,739
Mortgage loans held for sale               61,428          21,726                    83,154                                 83,154
Loans, net of unearned income           2,255,258         157,778      525 (1)    2,413,561     24,860                   2,438,421
Less: Allowance for possible
  loan losses                             (34,095)           (550)                  (34,645)      (270)                    (34,915)
                                       -------------------------------------------------------------------------------------------
Loans, net                              2,221,163         157,228      525        2,378,916     24,590                   2,403,506
Premises and equiment, net                 47,248           4,228                    51,476        515         (67)(2)      51,924
Excess of cost over tangible and
    intangible assets acquired, net        18,635                    4,604 (1)       23,239                  2,946 (2)      26,185
Purchased mortgage servicing rights        57,299           1,362      678 (1)       59,339                                 59,339
Other real estate owned                     8,611                                     8,611                                  8,611
Accrued interest and other assets          57,504           2,173      (66)(1)       59,992        735         188 (2)      60,915
                                                                       381 (1)
                                       -------------------------------------------------------------------------------------------
Total Assets                           $3,014,654        $197,776  $ 4,776       $3,217,206    $50,852       ($261)     $3,267,797
                                       ===========================================================================================

Liabilities and Shareholders' Equity:

Deposits                               $2,295,341        $134,204                $2,429,545    $43,338                  $2,472,883
FHLB short-term borrowings                310,000          44,000                   354,000                                354,000
Other short-term borrowings               112,748           1,365                   114,113                                114,113
Subordinated debt                          17,458                                    17,458                                 17,458
Other long-term debt                       25,290                                    25,290                                 25,290
Other liabilities                          48,483           7,976  $   396 (1)       56,855        143        $104 (2)      57,102
                                       -------------------------------------------------------------------------------------------
Total liabilities                       2,809,320         187,545      396        2,997,261     43,481         104       3,040,846

Common Stock                               30,521               7       (7)(1)       31,953        560        (560)(2)      32,595
                                                                     1,432 (1)                                 642 (2)
Additional paid in capital                115,672           4,174   (4,174)(1)      128,851        560        (560)(2)     135,215
                                                                    13,179 (1)                               6,364 (2)

Retained earnings                          60,677           6,050   (6,050)(1)       60,677      6,251      (6,251)(2)      60,677
Unrealized loss on securities              (1,536)                                   (1,536)                                (1,536)
                                       -------------------------------------------------------------------------------------------
Total equity                              205,334          10,231    4,380          219,945      7,371        (365)        226,951

Total liabilities and equity           $3,014,654        $197,776  $ 4,776       $3,217,206    $50,852       ($261)     $3,267,797
                                       ===========================================================================================

Pro Forma Adjustments (In Thousands):

Mt. Vernon Financial

(1) To assign the amount by which the estimated value of the investment in Mt. Vernon Financial is in excess of the historical carrying amount of the net assets acquired, based on the estimated fair value of such net assets and to record the investment in Mt. Vernon Financial by the issuance of approximately 572,993 shares of BancGroup Common Stock for all of the outstanding 711,036 shares of Mt. Vernon Financial and 66,411 shares from the exercise of stock options as follows:

    Equity in carrying value of net assets                                      $10,231
    Exercise of incentive stock options representing 66,411 shares of Mt. Vernon
       Financial common stock                                                       408
                                                                                -------
    Total equity in Mt. Vernon Financial                                         10,639

    Adjustments to state assets at fair value:
       Write-down other assets                                                      (66)
       Write-up loan portfolio                                                      525
       Write-up purchase mortgage servicing rights                                  678

    Cash paid for nonqualified stock options outstanding                         (1,754)

    Acquisition accruals:
       Buyout data processing agreement                           (92)
       Employee severance agreements                             (175)
       Miscellaneous legal, accounting, supplies, etc.           (129)
                                                             --------
       Total acquisition accruals recorded                                         (396)

    Tax effect of purchase adjustments                                              381
    Goodwill                                                                      4,604
                                                                              ---------
    Total adjustments to assets, liabilities & equity                             3,972

    Adjusted equity in carrying value of net assets                             $14,611
                                                                              =========
    Allocated as follows:
    Par Value of 572,993 shares issued for all outstanding shares
       of Mt. Vernon Financial and exercise of stock options                    $ 1,432

    Estimated amount in excess of par value of 572,993 shares of
       BancGroup Common Stock issued for Mt. Vernon Financial
       outstanding shares and exercise of stock options at an
       assumed market value of $25.50 per share (20 day average
       at June 20, 1995)                                                         13,179
                                                                              ---------
    Total purchase price                                                        $14,611
                                                                              =========

Farmers & Merchants Bank

(2) To assign the amount by which the estimated value of the investment in Farmers & Merchants Bank is in excess of the historical carrying amount of the net assets acquired, based on the estimated fair value of such net assets and to record the investment in Farmers & Merchants Bank by the issuance of approximately 256,881 shares of BancGroup Common Stock for all of the outstanding 5,600 shares of Farmers & Merchants Bank as follows:

    Equity in carrying value of net assets of Farmers & Merchants Bank          $ 7,371

    Adjustments to state assets at fair value:
       Write-down fixed assets                                                      (67)
       Write-down investment securities                                            (328)
    Acquisition accruals:
       Miscellaneous legal, accounting, suuplies, etc.                             (104)

    Tax effect of purchase adjustments                                              188
    Goodwill                                                                      2,946
                                                                              ---------
    Total adjustments to assets, liabilities & equity                             2,635

    Adjusted equity in carrying value of net assets                             $10,006
                                                                              =========
    Allocated as follows:
    Par Value of 256,881 shares issued for all outstanding shares
       of Farmers & Merchants Bank                                              $   642

    Estimated amount in excess of par value of 256,881 shares of
       BancGroup Common Stock issued for Farmers & Merchants
       Bank outstanding shares at an assumed market
       value of $27.275 per share (10 day average at July 5, 1995)                6,364

    Cash of approximately $535.71 per share paid to Farmers &
       Merchants Bank shareholders                                                3,000
                                                                              ---------
    Total purchase price                                                        $10,006
                                                                              =========

Condensed Pro Forma Statement of Income (Unaudited)


The following summaries include (i) the condensed consolidated statements of income of Colonial BancGroup and subsidiaries on a historical basis for the three months ended March 31, 1995 and the year ended December 31, 1994 (as restated), (ii) the condensed statements of income of Brundidge Banking Company for the three months ended March 31, 1995 and for the year ended December 31, 1994 (acquisition completed on March 31, 1995), (iii) the condensed consolidated statements of income of Mt. Vernon Financial for the three months ended March 31, 1995 and for the year ended December 31, 1994,
(iv) the condensed statements of income of Farmers & Merchants Bank for the three months ended March 31, 1995 and for the year ended December 31, 1994, (v) adjustments to give effect to the completed acquisition of Brundidge Banking Company and the proposed acquisition of Mt. Vernon Financial and Farmers & Merchants Bank, and (vi) the pro forma combined condensed consolidated statements of income of BancGroup and subsidiaries (as restated) as if such acquisitions had occurred on January 1, 1994.

These pro forma statements should be read in conjunction with the accompanying notes and the separate consolidated statements of income of BancGroup and subsidiaries (as restated), incorporated by reference herein, and the statements of income of Mt. Vernon Financial, included elsewhere herein. The pro forma information provided below may not necessarily be indicative of future results.




                                                               Three Months Ended March 31, 1995

                                                                     Adjustments/
                                                                     (Deductions)
(Dollars in Thousands                                               Applicable to
except per share amounts)                             Brundidge         Brundidge                            Mt. Vernon
                             Colonial BancGroup Banking Company   Banking Company           Subtotal          Financial
                                 (restated)(1)
- -----------------------------------------------------------------------------------------------------------------------

Interest income                     $54,009             $1,076                $40 (1)        $55,125             $3,694
Interest expense                     26,831                503                                27,334              2,226
                             ------------------------------------------------------------------------------------------
Net interest income before
   provision for loan losses         27,178                573                 40             27,791              1,468

Provision for loan losses             1,067                 19                                 1,086
                             ------------------------------------------------------------------------------------------
Net interest income after
   provision for loan losses         26,111                554                 40             26,705              1,468
                             ------------------------------------------------------------------------------------------
Noninterest income                   10,864                 70                                10,934                350


Noninterest expense                  24,203                375                 33 (1)         24,611              1,211
                             ------------------------------------------------------------------------------------------
Income before income taxes           12,772                249                  7 (1)         13,028                607

Income taxes                          4,471                                    14              4,485                252
                             ------------------------------------------------------------------------------------------
Net Income                          $ 8,301             $  249                ($7)           $ 8,543             $  355
                             ==========================================================================================
Average primary shares
   outstanding                   12,049,000             49,898            (49,898)        12,305,517            711,036
                                                                          256,517
Average fully-diluted shares
   outstanding                   12,818,000             49,898            (49,898)        13,074,517            811,932
                                                                          256,517
Earnings per share:
  Net Income:
   Primary                           $ 0.69             $ 4.99                                $ 0.69             $ 0.50
   Fully diluted                     $ 0.67             $ 4.99                                $ 0.67             $ 0.44


                                    Adjustments/                                      Adjustments/
                                    (Deductions)                                      (Deductions)
(Dollars in Thousands              Applicable to                         Farmers &   Applicable to         Pro Forma
except per share amounts)             Mt. Vernon                         Merchants       Farmers &          Combined
                                       Financial        Subtotal              Bank  Merchants Bank             Total
- --------------------------------------------------------------------------------------------------------------------
Interest income                             ($26)(2)     $58,793              $938             $16 (3)       $59,747
Interest expense                                          29,560               376                            29,936
                                  ----------------------------------------------------------------------------------
Net interest income before
   provision for loan losses                 (26)         29,233               562              16            29,811

Provision for loan losses                                  1,086                                               1,086
                                  ----------------------------------------------------------------------------------
Net interest income after
   provision for loan losses                 (26)         28,147               562              16            28,725
                                  ----------------------------------------------------------------------------------
Noninterest income                                        11,284                51                            11,335

                                              31 (2)                                            (8)(3)
Noninterest expense                           58 (2)      25,911               281              37 (3)        26,221
                                  ----------------------------------------------------------------------------------
Income before income taxes                  (115)         13,520               332             (13)           13,839

Income taxes                                 (20)(2)       4,717               107               9 (3)         4,833
                                  ----------------------------------------------------------------------------------
Net Income                                  ($95)        $ 8,803              $225            ($22)          $ 9,006
                                  ==================================================================================
Average primary shares
   outstanding                          (711,036)     12,878,510             5,600          (5,600)       13,135,391
                                         572,993                                           256,881
Average fully-diluted shares
   outstanding                          (811,932)     13,647,510             5,600          (5,600)       13,904,391
                                         572,993                                           256,881
Earnings per share:
  Net Income:
   Primary                                               $  0.68            $40.18                           $  0.69
   Fully diluted                                         $  0.67            $40.18                           $  0.67


(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

                                                                  Twelve Months Ended December 31, 1994

                                                                               Adjustments/
                                                                               (Deductions)
(Dollars in Thousands                                                         Applicable to
except per share amounts)             Colonial BancGroup       Brundidge          Brundidge                          Mt. Vernon
                                       (restated) (1)    Banking Company    Banking Company         Subtotal          Financial
- ----------------------------------------------------------------------------------------------------------------------------------
Interest income                            $187,230             $4,306               $160 (1)       $191,696            $11,921
Interest expense                             82,549              1,921                                84,470              6,064
                                      --------------------------------------------------------------------------------------------
Net interest income before
   provision for loan losses                104,681              2,385                160            107,226              5,857

Provision for loan losses                     6,481                151                                 6,632
                                      --------------------------------------------------------------------------------------------

Net interest income after
   provision for loan losses                 98,200              2,234                160            100,594              5,857
                                      --------------------------------------------------------------------------------------------

Noninterest income                           44,243                341                                44,584              1,504


Noninterest expense                         100,791              1,904                130 (1)        102,825              4,589
                                      --------------------------------------------------------------------------------------------

Income before income taxes                   41,652                671                 30             42,353              2,772

Income taxes                                 14,342                207                 56 (1)         14,605                980
                                      --------------------------------------------------------------------------------------------

Net Income                                 $ 27,310             $  464               ($26)          $ 27,748            $ 1,792
                                      ============================================================================================

Average primary shares outstanding       11,996,000             49,898            (49,898)        12,252,517            738,326
                                                                                  256,517
Average fully-diluted shares
   outstanding                           12,763,000             49,898            (49,898)        13,019,517            835,630
                                                                                  256,517
Earnings per share:
  Net income:
   Primary                                 $   2.28             $ 9.30                              $   2.26            $  2.43
   Fully diluted                           $   2.23             $ 9.30                              $   2.22            $  2.14




                                              Adjustments/                                        Adjustments/
                                              (Deductions)                                        (Deductions)
(Dollars in Thousands                        Applicable to                        Farmers &      Applicable to     Pro Forma
except per share amounts)                       Mt. Vernon                        Merchants          Farmers &      Combined
                                                 Financial      Subtotal               Bank     Merchants Bank         Total
- ----------------------------------------------------------------------------------------------------------------------------------
Interest income                                    ($105)(2)    $203,512           $ 3,492             $66 (3)      $207,070
Interest expense                                                  90,534             1,352                            91,886
                                      --------------------------------------------------------------------------------------------
Net interest income before
   provision for loan losses                        (105)        112,978             2,140              66           115,184

Provision for loan losses                                          6,632                79                             6,711
                                      --------------------------------------------------------------------------------------------

Net interest income after
   provision for loan losses                        (105)        106,346             2,061              66           108,473
                                      --------------------------------------------------------------------------------------------

Noninterest income                                                46,088               259                            46,347

                                                     122 (2)                                           (34)(3)
Noninterest expense                                  230 (2)     107,766             1,153             147 (3)       109,032
                                      --------------------------------------------------------------------------------------------

Income before income taxes                          (457)         44,668             1,167             (47)           45,788

Income taxes                                         (79)(2)      15,506               359              35 (3)        15,900
                                      --------------------------------------------------------------------------------------------

Net Income                                         ($378)       $ 29,162           $   808            ($82)         $ 29,888
                                      ============================================================================================

Average primary shares outstanding             (738,326)      12,825,510             5,600          (5,600)       13,082,391
                                                572,993                                            256,881
Average fully-diluted shares
   outstanding                                  (835,630)     13,592,510             5,600          (5,600)       13,849,391
                                                 572,993                                           256,881
Earnings per share:
  Net income:
   Primary                                                      $   2.27           $144.29                          $   2.28
   Fully diluted                                                $   2.23           $144.29                          $   2.24


(1) Restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company and of its parent.

Pro Forma Adjustments:                                                 March 31         December 31
(In thousands)                                                             1995                1994
                                                                      -----------------------------
Adjustments Applicable to completed acquisition of
Brundidge Banking Company:

(1)To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:

   Decrease in income:
      Amortization of goodwill (20 year period)                         ($33)                ($130)

   Increase in income:
      Amortization of write-down on securities (3 year period)            40                   160
                                                                      -----------------------------
   Net increase in income before taxes                                     7                    30

   Tax effect of the pro forma adjustments (other than
     goodwill amortization) contained in Note (1)                        (14)                  (56)
                                                                      -----------------------------
   Net decrease in income                                                ($7)                 ($26)
                                                                      -----------------------------


Adjustments Applicable to Mt. Vernon Financial:

(2)To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:

   Decrease in income:
      Amortization of write-up of purchased mortgage servicing
      rights (5.5 year period)                                          ($31)                ($122)
       Amortization of write-up of loan portfolio (5 year year)          (26)                 (105)

      Amortization of goodwill (20 year period)                          (58)                 (230)
                                                                      -----------------------------
   Net decrease in income before taxes                                  (115)                 (457)

   Tax benefit of the pro forma adjustments (other than
      goodwill amortization) contained in Note (2)                        20                    79
                                                                      -----------------------------
   Net decrease in income                                               ($95)                ($378)



Adjustments Applicable to Farmers & Merchants Bank:

(3)To amortize the assignment of estimated fair value in excess of the carrying amount of assets acquired. The amortization consists of the following:

   Decreases in income:
      Amortization of goodwill (20 year period)                         ($37)                ($147)

   Increases in income:
     Amortization of write-down of investment securities
      (5 year period)                                                     16                    66
                                                                      -----------------------------
     Total                                                               (21)                  (81)
                                                                      =============================
   Decrease in expense:
     Reversal of depreciation on premises and equiment written
       down at acquisition (2 year period)                                 8                    34
                                                                      -----------------------------
   Net decrease in income before taxes                                   (13)                  (47)

   Tax effect of the pro forma adjustments (other than
      goodwill amortization) contained in Note (3)                        (9)                  (35)
                                                                      -----------------------------
   Net decrease in income                                               ($22)                 ($82)
                                                                      =============================

SUMMARY OF FUTURE ADJUSTMENTS

Assuming that the actual purchase accounting adjustments approximate such adjustments used in preparing the March 31, 1995 pro forma statement of condition, (assuming that the acquisitions had taken place December 31, 1994) the anticipated effect of purchase accounting adjustments for the acquisition of Mt. Vernon Financial and Farmers & Merchants Bank and the completed acquisition of Brundidge Banking Company would be as follows:

                                                            Years Ending December 31,
                                                   ------------------------------------------
                                                    1995     1996     1997     1998     1999
                                                   ------------------------------------------
Amortization of goodwill                           ($507)   ($507)   ($507)   ($507)   ($507)

Amortization of write-up of loan portfolio          (105)    (105)    (105)    (105)    (105)

Amortization of write-up of purchase mortgage
   servicing rights                                 (122)    (122)    (122)    (122)    (122)
                                                   ------------------------------------------

   Total charges to earnings                        (734)    (734)    (734)    (734)    (734)

Amortization of write-down of fixed assets            34       34

Amortization of write-down of securities             226      226      226       66       66
                                                   ------------------------------------------

   Total credits to earnings                         260      260      226       66       66
                                                   ------------------------------------------
Net charges to future earnings
   before income taxes                              (474)    (474)    (508)    (668)    (668)

Tax benefit of net charges to future earnings        (12)     (12)       -       56       56
                                                   ------------------------------------------

Net charges to future earnings                     ($486)   ($486)   ($508)   ($612)   ($612)
                                                   ------------------------------------------

Applicable to:

Brundidge Banking Company                           ($26)    ($26)    ($26)   ($130)   ($130)

Mt. Vernon Financial                                (378)    (378)    (378)    (378)    (378)

Merchants and Farmers Bank                           (82)     (82)    (104)    (104)    (104)
                                                   ------------------------------------------

Net charges to future earnings                     ($486)   ($486)   ($508)   ($612)   ($612)
                                                   ------------------------------------------

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
- -------------------------------------------------------------------------------
SELECTED FINANCIAL DATA
(as restated)*

                                                                                                    For the years ended
                                                                           December 31, 1994, 1993, 1992, 1991 and 1990
                                                                               (In thousands, except per share amounts)

                                                        1994           1993          1992          1991          1990
- -----------------------------------------------------------------------------------------------------------------------
STATEMENT OF INCOME
Interest income                                       $187,230      $141,572       $130,624      $138,969      $137,343
Interest expense                                        82,549        59,517         60,576        81,486        88,102
- -----------------------------------------------------------------------------------------------------------------------
Net interest income                                    104,681        82,055         70,048        57,483        49,241
Provision for possible loan losses                       6,481         7,945          7,979         6,364         6,306
- -----------------------------------------------------------------------------------------------------------------------
Net interest income after provision for
  possible loan losses                                  98,200        74,110         62,069        51,119        42,935
Noninterest income                                      44,243        40,433         34,727        31,271        28,547
Noninterest expense                                    100,791        86,520         75,529        65,996        61,435
- -----------------------------------------------------------------------------------------------------------------------
Income before income taxes                              41,652        28,023         21,267        16,394        10,047
Applicable income taxes                                 14,342         8,886          5,715         4,175         1,782
- -----------------------------------------------------------------------------------------------------------------------
Income before extraordinary items
  and the cumulative effect of a change in
  accounting for income taxes                           27,310        19,137         15,552        12,219         8,265
Extraordinary items, net of income taxes                    --          (463)            --           831         1,385
Cumulative effect of a change in
  accounting for income taxes                               --         3,219             --            --            --
- -----------------------------------------------------------------------------------------------------------------------
Net income                                            $ 27,310      $ 21,893       $ 15,552      $ 13,050      $  9,650
=======================================================================================================================

EARNINGS PER COMMON SHARE
  Income before extraordinary items
  and the cumulative effect of a change in
  accounting for income taxes:
    Primary                                           $   2.28      $   2.01       $   1.72      $   1.37      $   0.94
    Fully-diluted                                     $   2.23      $   1.96       $   1.71      $   1.37      $   0.94
  Net income:
    Primary                                           $   2.28      $   2.30       $   1.72      $   1.47      $   1.10
    Fully-diluted                                     $   2.23      $   2.21       $   1.71      $   1.47      $   1.10
  Average shares outstanding:
    Primary                                             11,996         9,530          9,016         8,905         8,792
    Fully-diluted                                       12,763        10,623         10,327        10,247        10,095

Cash dividends per common share:(1)
  Class A                                             $   0.80      $   0.71       $   0.67      $   0.63      $   0.60
  Class B                                             $   0.40      $   0.31       $   0.27      $   0.23      $   0.20
=======================================================================================================================

* As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.

(1) On February 21, 1995, the Class A and Class B Common Stock were reclassified into one class of Common Stock.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
- --------------------------------------------------------------------------------
SELECTED FINANCIAL DATA CONTINUED
(as restated)*

                                                                                                   For the years ended
                                                                          December 31, 1994, 1993, 1992, 1991 and 1990
                                                                              (In thousands, except per share amounts)

                                                          1994         1993(1)        1992          1991          1990
- ----------------------------------------------------------------------------------------------------------------------
STATEMENT OF CONDITION
At year-end:
  Total assets                                      $2,838,343    $2,822,521    $1,796,246    $1,687,177    $1,568,216
  Loans, net of unearned income                      2,093,703     1,771,989     1,172,151     1,093,728     1,062,798
  Mortgage loans held for sale                          60,536       361,496       144,215       105,219        31,069
  Deposits                                           2,171,464     2,190,998     1,493,479     1,452,344     1,339,918
  Long-term debt                                        69,043        57,397        22,979        27,225        29,397
  Shareholders' equity                                 191,551       172,764       100,406        88,429        78,412
Average daily balances:
  Total assets                                      $2,726,710    $2,119,660    $1,764,397    $1,643,622    $1,532,863
  Interest-earning assets                            2,458,568     1,871,254     1,540,926     1,450,115     1,355,059
  Loans, net of unearned income                      1,906,385     1,315,910     1,136,124     1,094,096     1,016,826
  Mortgage loans held for sale                         131,121       241,683       118,510        65,373        28,525
  Deposits                                           2,158,532     1,644,658     1,476,668     1,403,538     1,309,395
  Shareholders' equity                                 182,823       119,790        94,833        84,423        75,371
Book value per share at year-end                    $    16.08    $    14.64    $    11.27    $    10.00    $     8.92
Tangible book value per share at year-end                14.71         13.25         10.60          9.21          8.12
======================================================================================================================

SELECTED RATIOS
Income before extraordinary items and the
  cumulative effect of a change in accounting
  for income taxes to:
    Average assets                                        1.00%         0.90%         0.88%         0.74%         0.54%
    Average shareholders' equity                         14.94         15.98         16.40         14.47         10.97
Net income to:
    Average assets                                        1.00          1.03          0.88          0.79          0.63
    Average shareholders' equity                         14.94         18.28         16.40         15.46         12.80
Efficiency ratio                                         66.68         69.50         70.64         72.52         76.69
Dividend payout ratio                                    27.21         25.33         26.85         31.60         44.00
Average equity to average total assets                    6.70          5.65          5.37          5.14          4.92
Total nonperforming assets to
  net loans, other real estate and repossessions          0.91          1.31          1.34          1.07          1.49
Net charge-offs to average loans                          0.09          0.33          0.47          0.51          0.49
Allowance for possible loan losses to
  total loans (net of unearned income)                    1.60          1.62          1.60          1.48          1.42
Allowance for possible loan losses to
  nonperforming loans                                      314%          347%          246%          246%          132%
======================================================================================================================

* As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
- --------------------------------------------------------------------------------
SELECTED QUARTERLY FINANCIAL DATA 1994-1993
(as restated)*



                                                                               (In thousands, except per share amounts)

                                                   1994                                         1993
                                 -----------------------------------------    -----------------------------------------
                                 DEC. 31   SEPT. 30    JUNE 30    MARCH 31    DEC. 31   SEPT. 30     JUNE 30   MARCH 31
- -----------------------------------------------------------------------------------------------------------------------
Interest income                  $50,870    $47,180    $45,779     $43,401    $38,269    $37,524     $35,361    $30,418
Interest expense                  23,341     20,439     19,915      18,854     15,922     15,824      14,855     12,916
- -----------------------------------------------------------------------------------------------------------------------
Net interest income               27,529     26,741     25,864      24,547     22,347     21,700      20,506     17,502
Provision for loan losses          1,767      1,818      1,448       1,448      2,333      2,061       2,263      1,288
- -----------------------------------------------------------------------------------------------------------------------
Net interest income after
  provision for loan losses       25,762     24,923     24,416      23,099     20,014     19,639      18,243     16,214
Income before
  extraordinary items and
  the cumulative effect of
  a change in accounting
  for income taxes                 6,644      7,078      6,740       6,848      4,688      5,223       5,202      4,024
Net income                       $ 6,644    $ 7,078    $ 6,740     $ 6,848    $ 4,688    $ 4,760     $ 5,202    $ 7,243(1)
- -----------------------------------------------------------------------------------------------------------------------
Per common share:
 Income before
  extraordinary items and
  the cumulative effect of
  a change in accounting
  for income taxes
      Primary                    $  0.55    $  0.59    $  0.56     $  0.57    $  0.48    $  0.54     $  0.54    $  0.44
      Fully-diluted                 0.54       0.58       0.55        0.56       0.47       0.53        0.52       0.43
  Net income
      Primary                    $  0.55    $  0.59    $  0.56     $  0.57    $  0.48    $  0.49     $  0.54    $  0.80
      Fully-diluted                 0.54       0.58       0.55        0.56       0.47       0.48        0.52       0.74
=======================================================================================================================

* As restated to give effect to the February 17, 1995 acquisition of Colonial Mortgage Company, an entity under common control, which was accounted for in a manner similar to a pooling of interests; restated BancGroup financial statements were filed on July 10, 1995 on Form 8-K and are incorporated by reference to this prospectus.

THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES
SELECTED INTERIM FINANCIAL DATA (Unaudited)



(Dollars in thousands, except per share amounts)

                                                                                 % Change
                                            March 31,  Dec. 31,    March 31,     March 31,
                                               1995       1994*       1994*    1995 to 1994
- -------------------------------------------------------------------------------------------
Statement of Condition Summary

Total assets.............................. $3,014,654   $2,838,343  $2,797,486           8%
Loans, net of unearned income.............  2,255,258    2,093,703   1,831,507          23%
Total earnings assets.....................  2,738,703    2,561,379   2,587,174           6%
Deposits..................................  2,295,341    2,171,464   2,176,037           5%
Shareholders' equity......................    205,334      191,551     178,554          15%
Book value per share......................     $16.82       $16.08      $15.08          12%
- -------------------------------------------------------------------------------------------


                                             Three Months  Ended
                                                   March 31,
                                               1995        1994*       % Change
                                           ----------  ----------      ---------
Earnings Summary

Net interest income (taxable equivalent)..    $27,779      $25,027          11%
Provision for loan losses.................      1,067        1,448         -26%
Noninterest income........................     10,864       11,222          -3%
Noninterest expense.......................     24,203       23,975           1%
Net income................................      8,301        6,848          21%

Average primary shares outstanding........     12,049       11,957
Average fully diluted shares outstanding..     12,818       12,730

Per common share:
 Fully-diluted earnings:
  Net Income..............................    $  0.67      $  0.56          20%

 Dividends:
  Common Stock............................      0.225         N/A
  Class A.................................       N/A          0.20
  Class B.................................       N/A          0.10

- -------------------------------------------------------------------------------------------

Selected Ratios

Return on average assets                         1.18%        1.03%
Return on average equity                        17.16%       15.80%

Efficiency ratio                                62.63%       66.14%
Equity to assets                                 6.81%        6.38%
Total capital                                    8.43%        7.98%
Tangible leverage                                6.46%        6.05%

- -------------------------------------------------------------------------------------------

*As restated

MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                 SELECTED FINANCIAL DATA


FINANCIAL CONDITION DATA                                                                 JUNE 30,
                                                               --------------------------------------------------------
                                                                 1994        1993        1992         1991       1990
                                                                 ----        ----        ----         ----       ----
                                                                                 (Dollars in Thousands)
Total Amount of:
    Assets                                                     $167,956    $155,693    $126,860    $107,860    $101,701
    Investments                                                   8,874       8,572       7,567      13,749       2,582
    Loans Receivable, net                                       149,907     140,572     110,723      81,543      86,046
    Deposits                                                    117,084     101,609      85,917      86,675      82,265
    Stockholder's Equity                                          9,223       8,612       6,424       5,089       4,677
- -----------------------------------------------------------------------------------------------------------------------
Number of full service customer facilities                            3           3           3           3           3



OPERATING DATA                                                                      YEAR ENDED JUNE 30,
                                                                -------------------------------------------------------
                                                                 1994        1993        1992        1991        1990
                                                                 ----        ----        ----        ----        ----
                                                                                (Dollars in Thousands)
Interest income                                                 $11,053      $9,933      $9,264      $9,910      $9,526
Interest expense                                                  5,299       5,405       5,820       7,011       7,324
                                                                -------      ------      ------      ------      ------
Net interest income before loan loss provision                    5,754       4,528       3,444       2,899       2,202
Provision for loan losses                                             -           -         130         658         595
                                                                -------      ------      ------      ------      ------
Net interest income after loan loss provision                     5,754       4,528       3,314       2,241       1,607
                                                                -------      ------      ------      ------      ------
Gain (loss) on sale of investments and mortgage
      backed securities                                               -           -         322         129         (38)
Gain on sale of loans                                               314       2,611       1,065         765         735
Gain on sale of loan servicing                                    1,900         307         199         303           -
Other income                                                        928         789         667         416         254
Other expenses                                                    5,046       4,120       3,419       3,027       3,022
Income tax expense (benefit)                                      1,402       1,447         813         421        (214)
                                                                -------      ------      ------      ------      ------
Net income (loss)                                               $ 2,448      $2,668      $1,335      $  406       ($250)
                                                                =======      ======      ======      ======      ======



SELECTED STATISTICAL DATA                                                           YEAR ENDED JUNE 30,
                                                                  -------------------------------------------------------
                                                                   1994        1993        1992        1991        1990
                                                                   ----        ----        ----        ----        ----
Return on assets                                                   1.49%       1.75%       1.19%       0.40%      -0.26%
Equity-to-assets ratio (period end)                                6.27%       5.47%       5.06%       4.80%       4.60%
Stock dividends per share                                          5.00%      (1)         N/A         N/A         N/A
Earnings per share                                                $2.67       $2.87       $1.42        0.44      ($0.25)


(1) A cash dividend of $.05 per share was paid in 1993

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

INTRODUCTION

The following discussion and financial information is presented to aid the understanding of the current financial position and results of operations of Mt. Vernon Financial Corp. and subsidiaries ("MVFC") and should be read in conjunction with the Consolidated Financial Statements and Notes. With respect to the figures for the nine month periods ended March 31, 1995 and 1994 which are unaudited and for the years ended June 30, 1994, 1993 and 1992, in the opinion of management all adjustments (none of which were other than normal recurring adjustments) necessary for a fair statement of such results for such periods have been included. Mt. Vernon Financial Corp. ("MVFC") is a savings bank holding company headquartered in Dunwoody, Georgia. Chartered in 1985, Mt. Vernon Federal Savings Bank ("MVFSB" or "Mt. Vernon Federal") is a wholly-owned subsidiary of MVFC and it has two wholly owned subsidiaries, Mt. Vernon Services Co., Inc. and The Mortgage Bank. MVFSB is a federally chartered savings bank that was established to serve the mortgage lending and general banking needs of a rapidly-growing population in metropolitan Atlanta. MVFC offers products and services across the spectrum of retail banking with particular expertise in residential mortgage lending in the Atlanta market. MVFC operates through three strategically-located branch offices in Dunwoody (Dekalb County), Buckhead (Fulton County) and the Town Center area in Kennesaw, Georgia (Cobb County). In addition, MVFC has a mortgage loan production office in Gwinnett County near Gwinnett Place Mall. MVFC also has a wholesale mortgage lending operation that originates residential mortgage loans through 91 correspondents located in nine states. MVFC engages in a wide variety of consumer and mortgage banking activities. Among the products and services offered are: first and second mortgages, home equity lines of credit, construction and construction/permanent loans, savings accounts, checking accounts (personal and business), individual retirement accounts ("IRA's"), certificates of deposit and money market accounts.

                         As of and For the Years Ended
                             June 30, 1994 and 1993

FINANCIAL CONDITION

Assets:

The total consolidated assets of MVFC were $167,956,090 at June 30, 1994, a $12,262,662 increase from the 1993 year end assets of $155,693,428. At June 30, 1994, earning assets totaled $158,780,877, or 94.54%, of total assets, compared to $149,144,556, or 95.79%, at June 30, 1993.

Since MVFC is primarily engaged in mortgage banking activities, cash needs fluctuate during the month, therefore excess funds are invested in federal funds sold to provide quick access to funds for mortgage loan closings and to meet regulatory liquidity requirements. The amount of federal funds sold at June, 30, 1994 increased by 16% to $7,473,515 from $6,442,247 at year end 1993.

Total loans, net of unearned income and the allowance for loan losses, increased by $9,335,053 during 1994, or 6.64% from the June 30, 1993 total of $140,572,309. A low interest rate environment in 1993 and 1994 attracted borrowers to refinance their mortgages and to purchase new homes. There was also increased demand for new housing which resulted in a significant increase in construction lending. MVFC experienced record loan origination activity in both 1993 and 1994. Total loan originations were $322,762,000, and $469,757,034, in 1993 and 1994 respectively.

Loans receivable at June 30 are summarized as follows:

                                                                               1994                     1993
                                                                               ----                     ----
                  Residential - fixed rate                               $    9,387,198               18,026,858
                  Residential - balloon payment                               8,767,852                  670,647
                  Residential - adjustable rate                              71,015,297               55,352,383
                  Residential construction                                   69,897,143               43,281,068
                  Commercial real estate                                      2,550,456                1,918,062
                  Land loans                                                  1,738,933                1,016,133
                  Participation investment loans purchased                      686,643                  751,954
                  Other loans                                                 2,685,620                2,148,097
                                                                          -------------              -----------
                                                                         $  166,729,142              123,165,202
                  Loans in process                                          (34,699,241)             (21,722,323)
                  Deferred loan fees                                         (1,006,452)                (427,777)
                  Premiums on loans purchased                                   117,583                  305,975
                  Allowances                                                   (550,000)                (550,000)
                                                                          -------------              -----------
                                                                           $130,591,032              100,771,077

                  Loans receivable held for sale                             19,316,330               39,801,232
                                                                          -------------              -----------
                  Total loans                                            $  149,907,362              140,572,309
                                                                          =============              ===========


Loans are reviewed on a regular basis and are placed on nonaccrual status when, in the opinion of management, the collection of additional interest is doubtful. Generally, this occurs when either principal or interest is 90 days or more past due. Interest accrued and unpaid at the time a loan is placed in non-accrual status is charged against interest income. Subsequent payments are either applied to the outstanding principal balance or recorded as interest income, depending on the assessment of the ultimate collectibility of the loan.

There were no nonaccruing loans at June 30, 1994. This was a decrease from the previous year end total of $73,403. The volume of nonaccruing loans represented .05% of total loans, net of unearned income, for 1993. Nonaccrual loans are considered to be minimal and are not considered likely to significantly impact future earnings.

MVFC strives to maintain the allowance for loan losses at an appropriate level determined by management based on its analysis of the loan portfolio, in order to provide for possible future loan losses. Management's analysis takes into consideration such factors as current and expected economic conditions, historical loss experience, levels of nonaccruing loans and loan delinquencies. In addition, there can be no assurance that regulators, in reviewing the loan portfolio, will not request MVFC to increase its allowance for loan losses, based on information available to them at the time of their examination, thereby negatively impacting the financial condition and earnings. The Office of Thrift Supervision completed their safety and soundness examination in May 1995 and did not recommend any increase to the allowance for loan losses. Management considers the current allowance for loan losses adequate to absorb potential losses in MVFC's loan portfolio. Management is not aware of any potential problem loans other than those disclosed in the table above, which includes all loan recommended for such classification by regulators, which would have a material impact on asset quality.

The allowance for loan losses at year end was $550,000 for 1994 and 1993. The corresponding ratios of allowance to total loans net of unearned income were
 .36% and .39%.  There were no charge-offs in 1994 or 1993.

Deposits and Borrowings:

MVFC relies primarily on its deposits and borrowings to fund loans and other investments. Total deposits at June 30, 1994 were $117,083,778, an increase of $15,474,919 from June 30, 1993. The majority of this increase was due to the acquisition of new deposits. Demand, savings, and time deposit accounts at June 30, 1994 were $15,197,884, $2,537,120, and $99,348,774, respectively, representing changes of ($840,694), $1,351,726, and $14,963,887 from June 30,
1993, respectively. MVFC utilizes the Federal Home Loan Bank of Atlanta to borrow funds. Advances from the Federal Home Loan Bank of Atlanta totalled $28,000,000 and $26,600,000 at year end 1994 and 1993 respectively. During 1994
MVFC borrowed $1,600,000 from a commercial bank at a variable rate equal to the prime rate. The purpose of the loan was to repurchase shares of the corporation's stock from shareholders desiring to sell. Quarterly principal payments as of June 30, 1994 of $100,000 are due through June 30, 1998.

Liquidity:

Liquidity refers to the ability of MVFC to meet the borrowing needs and withdrawal demands of its customers, while also providing funds for operating expenses and its own cash flow requirements. MVFC achieves its desired liquidity from management of both assets and liabilities. In the ordinary course of business, MVFC's cash flows are generated from interest and fee income, as well as from loan repayments and the maturity or sales of other earning assets principally mortgage loans. In addition, liquidity is continuously provided through the acquisition of new deposits or the rollover of matured deposits and borrowings.

MVFC is typically a seller of federal funds but may, during occasional short-term peaks in loan demand or temporary fluctuations in liquidity factors, purchase federal funds or borrow from a correspondent bank to meet its cash needs. A continuing flow of funds from federal funds sold is available for cash needs and to maintain a desired liquidity position. At June 30, 1994, $7,473,515 was invested in federal funds sold. A relatively stable flow of deposits also enhances liquidity.

MVFC's 1994 year end liquid assets, consisting primarily of cash on hand and on deposit in other institutions, and federal funds sold, totaled $9,124,868 compared to $7,564,807 at year end 1993. Management considers MVFC's liquidity sources to be adequate to meet its current and projected needs.

Liquid assets maintained at the Holding Company at June 30, 1994 totaled $43,220. The primary source of funds available to the Holding Company to pay shareholder dividends and other expenses including debt service is dividends from its subsidiary bank. Regulatory agencies impose restrictions on the amounts of dividends that may be declared by the subsidiary bank. The amount of cash dividends available from the subsidiary bank for payment in 1995, upon regulatory approval, is approximately $3,284,000. As a result, at June 30, 1994, approximately $7,176,000 of the Holding Company's investment in MVFSB was restricted as to dividend payments from MVFSB to the Holding Company under the foregoing regulatory limitations.

Capital:

Capital is a measure of MVFC's financial soundness and viability. MVFC is committed to maintaining a strong capital position to protect shareholders and depositors, provide for reasonable growth, and fully comply with all regulatory requirements.

MVFC's capital at June 30, 1994 totaled $9,222,910 compared to $8,612,283 at year end 1993. This growth in MVFC's capital has been through the retention of internally generated earnings. MVFC purchased and retired 154,369 and 53,412 common shares during the years ended June 30, 1994 and 1993, respectively. The cost of these shares was $1,868,044 and $456,543 for the years ended June 30, 1994 and 1993, respectively. Frequently, capital is expressed as a percent of assets to measure financial strength. At year end 1994 and 1993, these ratios were 5.49% and 5.53%, respectively.

Risk-based capital regulations adopted by banking regulators require MVFSB to achieve and maintain specified ratios of capital to risk-weighted assets. The risk-based capital rules weigh assets and off-balance sheet obligations at 0%, 20%, 50% or 100%, depending upon the risk classification of the asset or obligation. A minimum risk-based capital ratio of 8.00% is required, with one-half, or 4.00%, of the amount in the form of Tier 1 capital (consisting primarily of shareholders' equity, less goodwill). Furthermore, the federal regulatory agencies have adopted minimum leverage ratio rules that require financial institutions to maintain a ratio of core capital to total assets of at least 3.00%. These are minimum requirements, however, and institutions experiencing internal growth or making acquisitions, as well as institutions with supervisory or operational weakness, will be expected to maintain capital positions well above these minimum levels. At June 30, 1994, MVFSB satisfied all regulatory capital requirements.

The table below summarizes MVFSB's compliance with the capital standards.

                 RISK-BASED CAPITAL RATIOS AND LEVERAGE RATIOS
                              AS OF JUNE 30, 1994
                             (Dollars in thousands)

                 Risk Based Capital Ratios
                 ----------------------------------------------

                 Tier 1 Capital                                      $  10,460          10.99%
                 Tier 1 Capital - Minimum Required                       3,806           4.00
                                                                     ---------          -----
                 Excess                                                  6,654           6.99%

                 Risk Based Capital                                  $  11,010          11.40%
                 Risk Based Capital - Minimum Required                   7,726           8.00
                                                                     ---------          -----
                 Excess                                                  3,284           3.40%

                 Total Risk Weighted Assets                          $  96,575
                                                                     =========

                 Leverage Ratios
                 ---------------------------------------------

                 Total Core Capital                                  $  10,460           6.23%
                 Minimum Leverage Requirement                            5,030           3.00
                                                                     ---------          -----

                 Excess                                              $   5,430           3.23%
                                                                     =========          =====
                 Adjusted Tangible Assets                            $ 167,946
                                                                     =========


Results of Operations:

In 1994, MVFC recorded net income of $2,448,396, which represents an 8.22% decrease from 1993 net income of $2,667,750. Earnings per share were $2.67, $2.87 and $1.42, respectively, for the three years ended June 30, 1994, 1993, and 1992.

Net Interest Income:

By the nature of its business, the largest portion of MVFC's income is derived primarily from net interest income. Net interest income is the difference between interest income, earned primarily on loans and federal funds sold, and interest expense, which is paid on deposits and other interest-bearing liabilities. Many factors influence net interest income including fluctuations in interest rates and changes in the volume and mix of earning assets and interest-bearing liabilities.

The following schedule, Average Balance Sheet and Analysis of Net Interest Income, details the distribution of average assets, liabilities and shareholders' equity, with the interest rate differentials for MVFC for the three years ended June 30, 1994, 1993, and 1992.

Interest income for 1994 of $11,053,434 represents an 11.28% increase over 1993 interest income of $9,933,217. The increase in income was primarily due to the growth in the volume of average earning assets of $24,692,000 from 1993 to 1994.

Interest income on loans and federal funds sold represents the largest source of revenue for MVFC. In 1994, interest income on loans grew to $10,588,095, compared to $9,592,005 in 1993. The increase in interest income on loans was the result primarily of the increase in the average balance of loans from $126,373,000 in 1993 to $148,033,000 in 1994.

The average interest rate on federal funds sold, a liquid investment source of excess funds increased approximately .25% during 1994. Interest income on federal funds sold totaled $220,902 for 1994, an 87% increase from $118,052 in 1993. Since the average balance in federal funds sold and the rates earned increased during 1994, the income earned increased compared to 1993.

Interest expense is MVFC's largest single expense category. In 1994, interest expense totaled $5,298,900, a 1.96% decrease from the 1993 interest expense of $5,405,004. The average cost of deposits decreased from 4.99% in 1993 to 4.21% in 1994. The balance of deposits in 1994 increased $15,474,919 to $117,083,778.

Interest on borrowings in 1994 totaled $851,312 a 28.7% decrease from 1993 interest on borrowings of $1,193,521. The average cost of FHLB advances, which represents the majority of borrowings outstanding, decreased by .59% from 4.30% in 1993 to 3.71% in 1994. The decrease in interest on borrowings was also due to a lower average balance in outstanding borrowings during 1994 than in 1993.

The resulting net interest income for 1994 was $5,754,534, a 27.08% increase from the 1993 net interest income of $4,528,213. The net yield on interest earning assets increased by .23% from 2.69% in 1993 to 2.92% in 1994.

1993 interest income increased to $9,933,217 from $9,264,323 in 1992.
The higher earnings were mainly the result of an increase in the volume of earning assets, as the average yield on earning assets dropped from 9.01% in 1992 to 7.52% in 1993. The volume of earning assets increased in 1993 by $29,330,000, or 28.53%, over the 1992 volume of $102,830,000. A $6,934,000, or 8.94%, increase in volume of deposit accounts in 1993 was partially offset by a drop in interest rates. Interest expense increased from $5,820,247 in 1992 to $5,405,004 in 1993. The resulting net interest income for 1993 was $4,528,213, compared to $3,444,076 for 1992.

AVERAGE BALANCE SHEET AND ANALYSIS OF NET INTEREST INCOME for the years ended June 30, 1994, 1993 and 1992
(Dollars in thousands)



                                                             1994                       1993                       1992
                                                   -----------------------    ------------------------   ------------------------
                                                   Average          Yield/    Average          Yield/    Average          Yield/
                                                   Balance Interest  Rate     Balance Interest  Rate     Balance Interest  Rate
                                                   -----------------------    ------------------------   ------------------------
ASSETS
Interest Earning Assets:
      Loans, net                                  $148,033 $10,588   7.15%    126,373   9,592   7.59%     93,929   8,593    9.15%
      Mortgage backed securities                      -       -       -          -       -       -         3,911     324    8.28%
      Federal funds sold                             6,898     221   3.20%      3,974     118   2.95%      3,421     157    4.59%
      Federal Home Loan Bank stock                   1,921     105   5.47%      1,625      97   5.97%        985      68    6.90%
      Interest earned on float (1)                    -        140    -          -        114    -          -         60     -
      Other investments                               -       -       -           188      12   6.38%        584      62   10.62%
                                                   -----------------------    ------------------------   ------------------------
            Total interest earnings assets         156,852  11,054   7.05%    132,160   9,933   7.52%    102,830   9,264    9.01%

Non-interest earning assets:
      Cash and due from banks                        1,790                      1,525                        938
      Bank premises and equipment                      964                        548                        548
      Other assets                                   4,995                      7,718                      8,101
                                                   -------                    -------                    -------
            Total non-interest earning assets        7,749                      9,791                      9,587
                                                   -------                    -------                    -------
                    Total assets                   164,601                    141,951                    112,417
                                                   =======                    =======                    =======

LIABILITIES
Interest bearing liabilities:
      Interest bearing deposits                    105,561   4,448   4.21%     84,466   4,211   4.99%     77,532   4,979    6.42%
      Federal Home Loan Bank advances               22,383     831   3.71%     27,533   1,185   4.30%     14,650     815    5.56%
      Notes payable and other borrowings               288      20   6.94%       -          9                567      26    4.59%
                                                   -----------------------    ------------------------   ------------------------
            Total interest bearing liablities      128,232   5,299   4.13%    111,999   5,405   4.83%     92,749   5,820    6.28%

Non-interest bearing demand deposits                 7,515                      7,082                      5,970
Other liabilities                                   19,197                     15,210                      8,041
                                                   -------                    -------                    -------
            Total non-interest bearing liabilities  26,712                     22,292                     14,011
                                                   -------                    -------                    -------
                    Total Liabilities              154,944                    134,291                    106,760
                                                   -------                    -------                    -------
Stockholders' equity                                 9,657                      7,660                      5,657
                                                   -------                    -------                    -------
                    Total liabilities and
                          stockolders' equity     $164,601                   $141,951                   $112,417
                                                   =======                    =======                    =======

Net interest income                                         $5,755                    $4,528                     $3,444
                                                            ======                    ======                     ======
Net yield on interest earning assets                                 2.92%                      2.69%                       2.73%
                                                                     =====                      =====                       =====


(1)  Interest earned on outstanding checks in the check disbursement account

Provision for Loan Losses:

There was no provision for loan losses in 1994 and 1993. The provision for loan losses was $130,000 in 1992. The purpose of the provision for loan losses is to replace reductions to the allowance for loan losses caused by actual charge-offs and to establish adequate reserves for the growth of the loan portfolio. The allowance for loan losses represents the estimated uncollectible amount of loans included in MVFC's loan portfolio and is available to absorb potential losses from any category of loans. There have been no loan charge-offs during the three years ended June 30, 1994.

Non-Interest Income:

Non-interest income is generated by various financial services and activities. Mt. Vernon Financial derives a significant portion of its income from its mortgage banking activities, (e.g. mortgage loan servicing fees and gain on sale of loans and loan servicing).

Total non-interest income decreased $565,698 in 1994 to $3,141,704. Net gain on the sale of loans and loan servicing was $2,214,034 in 1994, compared to $2,917,959 in 1993. In 1993 the rates on mortgages decreased significantly which resulted in marketing gains from the sale of mortgage loans held for sale. In 1994 MVFC sold approximately $160,100,000 in mortgage loan servicing, recognizing gains on sale of $1,899,567 as part of its overall plan to recognize the total economic benefit from its mortgage banking activities.

In 1993, non-interest income was $3,707,402 a $1,454,279 increase over 1992. In 1993, net gain on the sale of loans, loan servicing and securities totaled $2,917,959, compared to $1,585,264 in 1992.

Non-Interest Expense:

Total non-interest expense for 1994 totaled $5,045,764, compared to $4,120,375 for 1993. Salaries and employee benefits in 1994 were $2,821,604, compared to $2,253,388 in 1993, a 25.22% increase. Occupancy and equipment expense, and other general and administrative expenses increased 19.95% and 18.66% to $823,017 and $1,401,143, respectively. The increase in general and administrative expenses is primarily attributable to expenses associated with the volume of mortgage loans originated during the year.

For the year 1993, non-interest expense increased to $4,120,375, from $3,419,190 in the previous year. Again the increase in general and administrative expenses is attributable to the increase in the volume of mortgage loans originated in 1993 compared to 1992. The net non-interest expense (i.e. non-interest expense less non-interest income) decreased by $753,094 in 1993 from $1,166,067 in 1992 to $412,973 in 1993.

Income Tax Expense:

Income before taxes for 1994 was $3,850,474, a 6.43% decrease from the 1993
income before taxes of $4,115,240.   Income before taxes for 1992 totaled
$2,148,009. Income tax expense for 1994 totaled $1,402,078, compared to $1,447,490 for 1993 and $812,700 for 1992. Provisions for income taxes include deferred taxes on temporary differences between income tax and financial accounting. The effective income tax rates were 36.4%, 35.2% and 37.8% for the years ended June 30, 1994, 1993 and 1992, respectively. State income taxes represent the primary difference when comparing the effective income tax rate to the statutory federal income tax rate of 34%.

New Accounting Standards:

Mt. Vernon Financial Corp. adopted SFAS 109 as of July 1,1992. The cumulative effect of this change in accounting for income taxes was immaterial and therefore did not have any effect on the consolidated statement of income for the year ended June 30, 1993. Prior years' financial statements were not restated.

Deferred income taxes were recognized in accordance with the deferred method for 1992 and prior years. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates for timing differences between the determiniation of net income for financial reporting and tax purposes. Under the deferred method, deferred tax assets and liabilities were not adjusted upon a change in tax rates.

During 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for impairment of a Loan". SFAS No. 114 requires impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in fiscal 1996. SFAS No. 114 may be adopted prior to 1996. MVFC has not yet determined the actual impact of SFAS No. 114 on its financial statements or made a determination of whether it will adopt SFAS No. 114 prior to 1996.

Impact of Inflation and Changing Prices:

The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles which require the measurement of financial position and operating results without considering changes in the relative purchasing power of money over time due to inflation.

The majority of assets and liabilities of a financial institution are monetary in nature and therefore differ greatly from most commercial and industrial companies that have significant investments in fixed assets or inventories. However, inflation does have an important impact on the growth of total assets and creates the need to generate more equity capital in order to maintain an appropriate equity to assets ratio. Another significant effect of inflation is on non-interest expenses, which tend to rise during periods of inflation.

MVFC's profitability, like that of most financial institutions, is dependent to a large extent upon its net interest income. Management believes, therefore, that changes in interest rates have a more significant impact on a financial institution's performance than the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or in the same magnitude as the price of goods and services, since such prices are affected by inflation. Whenever interest-earning assets reprice to market interest rates at a different pace than interest-bearing liabilities, net interest income performance will be affected favorably or unfavorably during periods of changes in general interest rates. In a volatile interest rate environment, liquidity and the maturity structure of MVFC's assets and liabilities are critical to the maintenance of acceptable performance levels. Prevailing interest rates during 1994 were at significantly lower levels than prevailing rates in recent years. While MVFC is unable to predict future changes in market rates of interest, an upward trend in interest rates would tend to have a negative effect on MVFC's net interest margin, as MVFC's interest-bearing liabilities are scheduled to reprice faster than its interest-earning assets.

                 MT.  VERNON FINANCIAL CORP. AND SUBSIDIARIES

                       SELECTED INTERIM FINANCIAL DATA

FINANCIAL CONDITION DATA                                                             MARCH 31
                                                                           ----------------------------
                                                                             1995               1994
                                                                                   (Unaudited)
                                                                             (Dollars in Thousands)
Total Amount of:
    Assets                                                                 $197,776           $139,417
    Federal funds sold and FHLB stock                                         9,965              5,187
    Loans Receivable, net                                                   178,954            127,541
    Deposits                                                                134,204            113,371
    Stockholder's Equity                                                     10,231              9,662
- ------------------------------------------------------------------------------------------------------
Number of full service customer facilities                                        3                  3


OPERATING DATA                                                              NINE MONTHS ENDED MARCH 31,
                                                                            ---------------------------
                                                                             1995               1994
                                                                             ----               ----
                                                                                    (Unaudited)
                                                                              (Dollars in Thousands)
Interest income                                                             $10,421             $8,443
Interest expense                                                              5,781              4,012
                                                                            -------             ------
Net interest income before loan loss provision                                4,640              4,431
Provision for loan losses                                                         0                  0
                                                                            -------             ------
Net interest income after loan loss provision                                 4,640              4,431
                                                                            -------             ------

Gain on sale of loans                                                           405              1,155
Gain (loss) on sale of loan servicing                                           (20)               793
Other income                                                                    660                272
Other expenses                                                                3,768              3,626
Income tax expense                                                              707              1,103
                                                                            -------             ------
Net income                                                                  $ 1,210             $1,922
                                                                            =======             ======

Net income per share                                                        $  1.70             $ 2.51
                                                                            =======             ======

                           MT. VERNON FINANCIAL CORP.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION

                      COMPARISON OF THE NINE MONTHS ENDED
                       MARCH 31, 1995 AND MARCH 31, 1994

FINANCIAL CONDITION

ASSETS: Total assets decreased $16,276,680 from $155,693,428 at 1993 year end to $139,416,748 at March 31, 1994 and increased $29,819,606 from $167,956,090 at 1994 year end to $197,775,696 at March 31, 1995. Total loans, net of unearned income and allowances for losses, decreased $13,031,293 for the nine months ending March 31, 1994 or 80% of the total decrease in total assets. Total loans, net of unearned income and allowance for losses, increased by $29,046,561 which accounts for approximately 97% of the total increase in assets for the nine months ending March 31, 1995.

LIABILITIES: Total liabilities were $129,755,032 at March 31, 1994, a $17,326,113 decrease from 1993 year end and were $187,544,945 at March 31, 1995, a $28,811,765 increase from 1994 year end. The decrease at March 31, 1994 is attributable to a decrease in borrowings of $23,000,000, a net decrease in accrued expenses, advance payments by borrowers for taxes and insurance and other liabilities of $6,088,246 which were partially offset by an increase in deposits of $11,762,133. The increase at March 31, 1995 is attributable to an increase in deposits of $17,120,343, and an increase in borrowings of $15,764,938, which were partially offset by a decrease in advance payments by borrowers for taxes and insurance of $2,092,038 and decrease in accrued expenses and other liabilities of $1,981,478.

CAPITAL: Capital at March 31, 1995 totaled $10,230,751, a $1,007,841 increase from the 1994 year end capital of $9,222,910. The net increase consists of net income of $1,210,262 less the repurchase of capital stock of $201,843 and the cash portion of stock dividends paid of $578.


RESULTS OF OPERATIONS

SUMMARY: MVFC's net income decreased $711,640 from $1,921,902 or $2.51 per share to $1,210,262 or $1.70 per share for the nine months ended March 31, 1994 and 1995, respectively. The decrease is primarily attributable to the decrease in mortgage banking activities which resulted in a decrease in the gain on sale of loans and loan servicing.

NET INTEREST INCOME: Net interest income increased $207,731 from $4,431,896 for the nine months ended March 31, 1994 to $4,639,627 in the same period of 1995. The increase is primarily attributable to volume increases and rate increases on interest earning assets off-set by volume increases and rate increases in interest bearing liabilities. Interest earning assets decreased $16,416,307 to $132,728,249 in the first nine months of 1994 and increased $30,137,629 to $188,918,506 in the same period of 1995. Interest bearing liabilities decreased $11,237,867 to $116,970,992 in the first nine months of 1994 and increased $32,885,281 to $179,569,059 for the same period of 1995.

PROVISION FOR LOAN LOSSES: There was no provision for loan losses for the first nine months of 1995 or 1994. Asset quality has remained consistently strong, however management continues to maintain reserves on an adequate basis to protect future capital.

NON INTEREST INCOME: For the nine month period ended March 31, 1995 compared to the nine months ended March 31, 1994 non-interest income decreased $1,174,563 to $1,045,270. The decrease is primarily due to the decrease in mortgage banking activities with a corresponding decrease in gain on sale of loans and sale of loan servicing. The level of non-interest income recorded in the nine months ended March 31, 1994 was unusually high and is not considered to be typical due to the unusually large volume of mortgage refinance loans that were made during this period.

NON-INTEREST EXPENSES: Non-interest expense increased $140,915 to $3,767,497 for the first nine months of 1995 from $3,626,582 for the same period in 1994. The increase is primarily attributable to increases in compensation and FDIC insurance premiums on a larger deposit base. For the nine month period ended March 31, 1995, pre-tax income was $1,917,400 compared to $3,025,147 for the same period in 1994.

PROVISION FOR INCOME TAXES: The provision for income taxes for the nine months ended March 31, 1995 and 1994 was $707,138 and $1,103,245 respectively. The income tax expense expressed as a percent of income before income taxes was 36.88% for the nine months ended March 1995 and 36.47% for the nine months ended March 1994.

                             BUSINESS OF BANCGROUP

PROPOSED AFFILIATE BANK

         BancGroup has entered into a definitive agreement dated as of May 19, 1995, to acquire Farmers and Merchants Bank, Ariton, Alabama ("F&M"). F&M is an Alabama bank and will merge with Colonial Bank, BancGroup's Alabama subsidiary bank. Based on the 10 day average market price of BancGroup Common Stock as of July 5, 1995, a total of 256,881 shares of Common Stock of BancGroup will be offered to the stockholders of F&M. The actual number of shares to be issued will vary based upon the market value of the BancGroup Common Stock, subject to a maximum of 354,430 shares and a minimum of 256,881 shares being issued. Also, $3,000,000 in cash will be paid to the stockholders of F&M. This transaction is subject to, among other things, approval by the stockholders of F&M and approval by appropriate regulatory authorities. At March 31, 1995, F&M had assets of $50.9 million, deposits of $43.3 million and stockholders' equity of $7.4 million. See "THE COLONIAL BANCGROUP, INC. AND SUBSIDIARIES -- Condensed Pro Forma Statements of Condition (Unaudited)."

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

         As of April 30, 1995, BancGroup had issued and outstanding 12,219,699 shares of Common Stock with 5,268 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 233,424 shares of Common Stock were subject to options pursuant to BancGroup's stock option plans and up to 766,229 shares of Common Stock were issuable upon conversion of BancGroup's 1985 and 1986 Debentures. There are currently 44,000,000 shares of Common Stock authorized.

         On February 21, 1995, BancGroup concluded a reclassification of its Class A and Class B Common Stock into one class of Common Stock. The reclassification was approved by BancGroup's stockholders on December 8, 1994. On February 24, 1995, the Common Stock of BancGroup was listed for trading on the New York Stock Exchange.

         The following table shows those persons who are known to BancGroup to be beneficial owners as of April 30, 1995, of more than five percent of BancGroup's outstanding Common Stock.

                                          SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                 PERCENTAGE
                                             COMMON               OF CLASS
NAME AND ADDRESS                             STOCK              OUTSTANDING(1)
- ---------------------------------------------------------------------------------
Robert E. Lowder(2)                        1,435,030                11.43%
Post Office Box 1108
Montgomery, AL  36101

James K. Lowder                            1,099,253                8.76%
Post Office Box 250
Montgomery, AL  36142

Thomas H. Lowder                           1,072,707                8.55%
Post Office Box 11687
Birmingham, AL  35202
- ---------------

         (1) Percentages are calculated assuming the issuance of 233,424 shares of Common Stock pursuant to BancGroup's stock option plans and assuming the issuance of 96,430 shares of Common Stock into which BancGroup's 1985 and 1986 debentures beneficially owned by directors, officers or principal stockholders are convertible.

         (2) Robert E. Lowder is the brother of James K. and Thomas H. Lowder. Robert E. Lowder disclaims any beneficial ownership interest in the shares owned by his brothers. Robert

E. Lowder's mother, Catherine K. Lowder, owns 85,442 shares of Common Stock. Mr. Lowder disclaims any beneficial interest in such shares.


SECURITY OWNERSHIP OF MANAGEMENT

     The following table indicates for each director, executive officer, and executive officers and directors of BancGroup as a group the number of shares of outstanding Common Stock of BancGroup beneficially owned as of April 30, 1995.

                                            SHARES OF BANCGROUP BENEFICIALLY OWNED

                                                                     PERCENTAGE
                                             COMMON                   OF CLASS
NAME                                         STOCK                  OUTSTANDING(1)
- ----------------------------------------------------------------------------------
DIRECTORS
Young J. Boozer                               6,623(2)                     *
William Britton                               6,808                        *
Jerry J. Chesser                             72,536                        *
Augustus K. Clements, III                     7,708                        *
Robert S. Craft                               5,997                        *
Patrick F. Dye                               24,832(3)                     *
Clinton O. Holdbrooks                       145,538(4)                 1.16%
D. B. Jones                                   9,168                        *
Harold D. King**                             77,099(4)                     *
Robert E. Lowder**                        1,435,030(5)                11.43%
John Ed Mathison                             13,978                        *
Milton E. McGregor                                0                        *
John C. H. Miller, Jr.                       11,174                        *
Joe D. Mussafer                              10,000                        *
William E. Powell, III                        6,232                        *
Jack H. Rainer                                1,345                        *
Frances E. Roper                            180,934                    1.44%
Ed V. Welch                                  29,411                        *

EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

Alan T. Romanchuck                           23,421(6)                     *
Young J. Boozer, III                         22,168(2)(6)
W. Flake Oakley, IV                           8,633(6)
Michael R. Holley                               200


All Executive Officers
& Directors as a Group                                     2,098,835                        16.72%

__________________________
 * Represents less than one percent.
**Executive Officer.

         (1) Percentages are calculated assuming the issuance of 233,424 shares of Common Stock pursuant to BancGroup's stock option plans and assuming the issuance of 96,430 shares of Common Stock into which BancGroup's 1985 and 1986 Debentures beneficially owned by directors, officers or principal stockholders are convertible.

         (2) Includes 500 shares of Common Stock out of 1,000 shares owned by Young J. Boozer, and Young J. Boozer, III EX U/W Phyllis C. Boozer.

         (3) Includes 24,600 shares of Common Stock subject to options exercisable under BancGroup's stock option plans.

         (4) Includes 12,262 shares and 12,262 shares of Common Stock subject to options exercisable by Mr. Holdbrooks and Mr. King, respectively, under BancGroup's stock option plans and 43,067 shares and 41,078 shares of Common Stock into which BancGroup's 1985 Debentures owned by Mr. Holdbrooks and Mr. King, respectively, are convertible.

         (5) These shares include 97,000 shares of Common Stock subject to options under BancGroup's stock option plans. See the table at "Voting Securities and Principal Stockholders."

         (6) Alan Romanchuck, Young J. Boozer, III, and W. Flake Oakley, IV, executive officers of BancGroup, hold options respecting 10,000, 12,500, and 3,000, shares of Common Stock, respectively, pursuant to BancGroup's stock option plans.


MANAGEMENT INFORMATION

         Certain information regarding the biographies of the directors and executive officers of BancGroup, executive compensation and related party transactions is included in BancGroup's Annual Report on Form 10-K for the fiscal year ending December 31, 1994, at items 10, 11, and 13 and is incorporated herein by reference.

CERTAIN REGULATORY CONSIDERATIONS

         BancGroup is a registered bank holding company subject to supervision and regulation by the Federal Reserve. As such, it is subject to the Bank Holding Company Act of 1956 as amended (the "BHC Act") and many of the Federal Reserve's regulations promulgated thereunder.

         BancGroup's subsidiary banks, Colonial Bank and Colonial Bank of Tennessee (the "Subsidiary Banks"), are subject to supervision and examination by applicable federal and state banking agencies. Colonial Bank, as a state chartered bank and not a member of the Federal Reserve system, is regulated and examined both by the State of Alabama Banking Department and by the FDIC. Colonial Bank of Tennessee is also state chartered and not a member of the Federal Reserve system and is regulated by both the State of Tennessee Department of Financial Institutions and by the FDIC. The deposits of the Subsidiary Banks are insured by the FDIC to the extent provided by law. The FDIC assesses deposit insurance premiums the amount of which may, in the future, depend in part on the condition of the Subsidiary Banks. Moreover, the FDIC may terminate deposit insurance of the Subsidiary Banks under certain circumstances. Both the FDIC and the respective state regulatory authorities have jurisdiction over a number of the same matters, including, lending decisions, branching and mergers.

         One limitation under the BHC Act and the Federal Reserve's regulations requires that BancGroup obtain prior approval of the Federal Reserve before BancGroup acquires, directly or indirectly, more than five percent of any class of voting securities of another bank. Prior approval also must be obtained before BancGroup acquires all or substantially all of the assets of another bank, or before it merges or consolidates with another bank holding company. BancGroup may not engage in "non-banking" activities unless it demonstrates to the Federal

Reserve's satisfaction that the activity in question is closely related to banking and a proper incident thereto. Because BancGroup is a registered bank holding company, persons seeking to acquire 25 percent or more of any class of its voting securities must receive the approval of the Federal Reserve. Similarly, persons seeking to acquire between 10 percent and 25 percent also are required to obtain prior Federal Reserve approval.

         In 1989 Congress expressly authorized the acquisition of savings associations by bank holding companies. BancGroup must obtain the prior approval of the Federal Reserve (among other agencies) before making such an acquisition, and must demonstrate that the likely benefits to the public of the proposed transaction (such as greater convenience, increased competition, or gains in efficiency) outweigh potential burdens (such as an undue concentration of resources, decreased or unfair competition, conflicts of interest, or unsound banking practices).

         Following enactment in 1991 of the FDIC Improvement Act, banks now are subject to increased reporting requirements and more frequent examinations by the bank regulators. The agencies also now have the authority to dictate certain key decisions that formerly were left to management, including compensation standards, loan underwriting standards, asset growth, and payment of dividends. Failure to comply with these new standards, or failure to maintain capital above specified levels set by the regulators, could lead to the imposition of penalties or the forced resignation of management. If a bank becomes critically undercapitalized, the bank agencies have the authority to place an institution into receivership or require that the bank be sold to, or merged with, another financial institution.

         In September 1994 Congress enacted the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. This legislation, among other things, amended the BHC Act to permit bank holding companies, subject to certain limitations, to acquire either control or substantial assets of a bank located in states other than that bank holding company's home state regardless of state law prohibitions. This amendment becomes effective on September 29, 1995. In addition, this legislation also amended the Federal Deposit Insurance Act to permit, beginning on June 1, 1997 (or earlier where state legislatures provide express authorization), the merger of insured banks with banks in other states.

         The officers and directors of BancGroup and the Subsidiary Banks are subject to numerous insider transactions restrictions, including limits on the amount and terms of transactions involving the Subsidiary Banks, on the one hand, and their principal stockholders, officers, directors, and affiliates on the other. There are a number of other laws that govern the relationship between the Subsidiary Banks and their customers. For instance, the Community Reinvestment Act is designed to encourage lending by banks to persons in low and moderate income areas. The Home Mortgage Disclosure Act and the Equal Credit Opportunity Act attempt to minimize lending decisions based on impermissible criteria, such as race or gender. The Truth-in-Lending Act and the Truth-in-Savings Act requires banks to provide full disclosure of relevant terms related to loans and savings accounts, respectively. Anti-tying restrictions (which prohibit, for instance, conditioning the availability or terms of credit on the purchase of another banking product) further restrict the Subsidiary Banks' relationships with their customers.

         It should be noted that supervision, regulation, and examination of BancGroup and the Subsidiary Banks are intended primarily for the protection of depositors, not stockholders.

                             BUSINESS OF FINANCIAL

GENERAL

         Financial operates a full-service financial services business based in the Atlanta Metropolitan area, providing such customary banking services as checking and savings accounts, various types of time deposits, money transfers and individual retirement accounts. It engages in mortgage and consumer lending, with primary emphasis on mortgage banking activities, including both a retail and wholesale mortgage loan origination operation.

         As of June 1, 1995, Financial had issued and outstanding 711,036 shares of common stock with 161 stockholders of record. Each such share is entitled to one vote. In addition, as of that date, 193,506 shares of common stock were subject to options. There are currently 10,000,000 shares of Financial common stock authorized.

PRINCIPAL HOLDERS OF FINANCIAL COMMON STOCK

         The following table sets forth the persons who beneficially owned, at June 1, 1995, more than five percent of the outstanding shares of Financial common stock to the best information and knowledge of Financial. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his shares.

Name and Address of                                   Amount and Nature of                  Percent
 Beneficial Owner                                     Beneficial Ownership(1)               of Class(1)
- -------------------                                   --------------------                  --------
Anthony L. Watts                                          107,904(2)                         11.93%
Mt. Vernon Savings Bank
2408 Mt. Vernon Rd.
Dunwoody, GA 30338

Thomas P. Prince                                          104,736(3)                         11.58%
P. O. Box 1925
Winter Park, FL 32790

Robert G. Randall                                          52,535(4)                          5.81%
P. O. Box 151
Point Clear, AL 36564

Barney C. Guttman                                          83,071(5)                          9.18%
Barney C. Guttman & Associates, Inc.
1022 Frick Building
Pittsburgh, PA 15219-6002

_______________

(1) Based on 711,036 shares of Financial common stock outstanding at June 1, 1995 plus 193,506 shares issuable upon exercise of the vested portion of outstanding options as of June 1, 1995 for a total of 904,542 shares.

(2) Consists of (i) 56,914 shares owned of record jointly by Mr. Watts and his spouse and (ii) 50,990 shares subject to presently exercisable options held by Mr. Watts.

(3) Consists of (i) 88,199 shares held by the "Prince Group," which consists of Thomas P. Prince, Selby J. Prince, Joseph S. Prince (2,756 shares), Michelle L. Prince (2,756 shares), the Prince Family Trust (61,296 shares), the Irrevocable Trust FBO Selby J. Prince (9,400 shares) and Robert C. Bush (11,991 shares) and (ii) 16,537 shares subject to presently exercisable options held by Thomas
P. Prince.

(4) Consists of (i) 35,924 shares held by Robert G. Randall (13,542 shares), Patricia T. Randall c/f Anne Randall (1,000 shares), Patricia T. Randall c/f Meredith Randall (1,000 shares), Patricia T. Randall c/f McGarry Randall (1,000 shares), shares owned of record by Smith Barney Shearson as custodian for (a) Robert G. Randall (14,182 shares), (b) Patricia T. Randall c/f Anne (1,733 shares), (c) Patricia T. Randall c/f Meredith (1,733 shares) and (d) Patricia
T. Randall c/f McGarry (1,733 shares) and (ii) 16,611 shares subject to presently exercisable options held by Mr. Randall.

(5) Consists of (i) 73,966 shares owned of record by B.C. Guttman Trust and (ii) 9,105 shares owned of record by the Barney C. Guttman Profit Sharing Plan.


FINANCIAL COMMON STOCK OWNED BY MANAGEMENT

         The following table sets forth the number and percentage ownership of shares of Financial common stock beneficially owned by each director of Financial based on information furnished to Financial by such director, and by all directors and executive officers as a group, at June 1, 1995. Unless otherwise indicated, each person is the record owner of and has sole voting and investment powers over his or her shares.

                                                 Number of Shares                       Percentage
Name of Director                                Beneficially Owned                      Of Total(1)
- ----------------                                ------------------                      --------

Richard T. Bryant                                  13,906(2)                               1.54%

Donna E. Fleishman                                 17,777(3)                               1.97%

Gerald S. Lesher                                   16,749(4)                               1.85%

Joseph E. Magaro                                   20,583(5)                               2.28%

Kenneth Niemann                                    34,778(6)                               3.85%

Thomas E. Prince                                  104,736(7)                              11.58%

Robert G. Randall                                  52,535(8)                                5.81%

Anthony L. Watts                                   107,904(9)                              11.93%

All Directors and Executive                        401,955(10)                             44.44%
Officers as a Group (9 persons)
- ---------------


(1) Based on 711,036 shares of Financial common stock outstanding at June 1, 1995 plus 193,506 shares issuable upon exercise of the vested portion of outstanding options as of June 1, 1995 for a total of 904,542 shares.

(2) Consists of (i) 2,469 shares owned of record by Mr. Bryant and (ii) 11,437 shares subject to presently exercisable options held by Mr. Bryant.

(3) Consists of (i) 5,512 shares owned of record by Ms. Fleishman and (ii) 12,265 shares subject to presently exercisable options held by Ms. Fleishman.

(4) Consists of (i) 170 shares owned of record jointly by Mr. Lesher and his spouse, (ii) 22 shares owned jointly by Mathew Lesher and his spouse, and (iii) 16,557 shares subject to presently exercisable options held by Mr. Lesher, which have been assigned by Mr. Lesher to his wife, L.D. Lesher.

(5) Consists of (i) 7,162 shares owned of record by Mr. Magaro, (ii) 1,102 shares owned by Elaine Magaro, (iii) 441 shares owned by Raymond Magaro and
(iv) 11,878 shares subject to presently exercisable options held by Mr. Magaro.

(6) Consists of (i) 21,814 shares owned of record by Mr. Niemann, (ii) 94 shares owned by Kristin Niemann and (iii) 12,870 shares subject to presently exercisable options held by Mr. Niemann.

(7) Consists of (i) 88,199 shares held by the "Prince Group," which consists of Thomas P. Prince, Selby J. Prince, Joseph S. Prince (2,756 shares), Michelle L. Prince (2,756 shares), the Prince Family Trust (61,296 shares), the Irrevocable Trust FBO Selby J. Prince (9,400 shares) and Robert C. Bush (11,991 shares) and (ii) 16,537 shares subject to presently exercisable options held by Thomas
P. Prince.

(8) Consists of (i) 35,924 shares held by Robert G. Randall (13,542 shares), Patricia T. Randall c/f Anne Randall (1,000 shares), Patricia T. Randall c/f Meredith Randall (1,000 shares), Patricia T. Randall c/f McGarry Randall (1,000 shares), shares owned of record by Smith Barney Shearson as custodian for (a) Robert G. Randall (14,182 shares), (b) Patricia T. Randall c/f Anne (1,733 shares), (c) Patricia T. Randall c/f Meredith (1,733 shares) and (d) Patricia
T. Randall c/f McGarry (1,733 shares) and (ii) 16,611 shares subject to presently exercisable options held by Mr. Randall.

(9) Consists of (i) 56,914 shares owned of record jointly by Mr. Watts and his spouse and (ii) 50,990 shares subject to presently exercisable options held by Mr. Watts.

(10) Consists of (i) 231,023 shares owned of record by the directors and executive officers of Financial and (ii) 170,932 shares subject to presently exercisable options held by them.



                         ADJOURNMENT OF SPECIAL MEETING

         Approval of the Merger by Financial's stockholders requires the affirmative vote of at least a majority of the total votes eligible to be cast at the Special Meeting. In the event there are an insufficient number of shares of Financial common stock present in person or by proxy at the Special Meeting to approve the Merger, Financial's board of directors intends to adjourn the Special Meeting to a later date. The place and date to which the Special Meeting would be adjourned would be announced at the Special Meeting. Proxies voted against the Merger will not be voted to adjourn the Special Meeting.

         The effect of any such adjournment would be to permit Financial to solicit additional proxies for approval of the Merger. While such an adjournment would not invalidate any proxies previously filed, including those filed by stockholders voting against the Merger, it would afford Financial the opportunity to solicit additional proxies in favor of the Merger.

                                 OTHER MATTERS

         The board of directors of Financial is not aware of any business to come before the Special Meeting other than those matters described above in this Prospectus. If, however, any other matters not now known should properly come before the Special Meeting, the proxy holders named in the accompanying proxy will vote such proxy on such matters as determined by a majority of the board of directors of Financial.

             DATE FOR SUBMISSION OF BANCGROUP STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in BancGroup's proxy solicitation materials for its 1996 annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at BancGroup's main office at One Commerce Street, Post Office Box 1108, Montgomery, Alabama 36101, no later than 120 calendar days in advance of March 17, 1996.

                            INDEPENDENT ACCOUNTANTS

         Coopers & Lybrand serves as the independent accountants for BancGroup. It is not expected that a representative of such firm will be present at the Special Meeting.

         KPMG Peat Marwick, LLP, serves as the independent accountants for Financial. It is expected that a representative of such firm will be present at the Special Meeting and will have an opportunity to answer questions from stockholders.

                                 LEGAL OPINIONS

         Certain issues regarding the shares of Common Stock of BancGroup offered hereby are being passed upon by the law firm of Miller, Hamilton, Snider & Odom, L.L.C., Mobile,

Alabama, of which John C. H. Miller, Jr., a director of BancGroup and of Colonial Bank, is a partner. John C. H. Miller, Jr. owns 11,174 shares of Common Stock. Mr. Miller also received employee-related compensation from BancGroup in 1994 of $42,500.

         PLEASE SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE THE PROXY BY GIVING WRITTEN NOTICE OF REVOCATION TO THE PERSON NAMED IN THE NOTICE OF THE SPECIAL MEETING PRIOR TO THE SPECIAL MEETING, BY EXECUTING A LATER DATED PROXY OR BY ATTENDING THE SPECIAL MEETING VOTING IN PERSON.

                        INDEX TO FINANCIAL STATEMENTS

COLONIAL BANCGROUP:

All required financial statements have been incorporated by reference into this prospectus.


MOUNT VERNON FINANCIAL CORP:

Independent Auditors' Report ......................................  F-2

Consolidated Statements of Financial Condition, June 30, 1994
  and 1993.........................................................  F-3

Consolidated Statements of Income Years Ended June 30, 1994,
  1993 and 1992....................................................  F-4

Consolidated Statements of Stockholders' Equity Years Ended
  June 30, 1994, 1993 and 1992.....................................  F-5

Consolidated Statements of Cash Flows Years Ended
  June 30, 1994, 1993 and 1992.....................................  F-6

Notes to Consolidated Financial Statements.........................  F-8

Consolidated Statements of Financial Condition,
  March 31, 1995 (Unaudited)....................................... F-26

Consolidated Statements of Income for the Nine Months
  Ended March 31, 1995 and 1994 (Unaudited)........................ F-27

Consolidated Statements of Stockholders' Equity for the Nine
  Months Ended March 31, 1995 (Unaudited).......................... F-28

Consolidated Statements of Cash Flows for the Nine Months
  Ended March 31, 1995 and 1994 (Unaudited)........................ F-29

Notes to Consolidated Financial Statements
  March 31, 1995 (Unaudited)....................................... F-30

                          INDEPENDENT AUDITORS' REPORT


The Board of Directors
Mt. Vernon Financial Corp.
Dunwoody, Georgia:


We have audited the accompanying consolidated statements of financial condition of Mt. Vernon Financial Corp. and subsidiaries as of June 30, 1994 and 1993, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1994. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mt. Vernon Financial Corp. and subsidiaries at June 30, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended June 30, 1994, in conformity with generally accepted accounting principles.




                                               KPMG PEAT MARWICK LLP

August 5, 1994, except for
    note 19, which is as of
    August 18, 1994

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                 Consolidated Statements of Financial Condition

                             June 30, 1994 and 1993


                          Assets                                  1994            1993
                          ------                                  ----            ----
Cash                                                          $  1,651,353      1,122,560
Federal funds sold                                               7,473,515      6,442,247
Loans receivable, net (note 3)                                 130,591,032    100,771,077
Loans receivable held for sale, approximate market value
    of $19,336,000 at June 30, 1994 and $40,352,000 at
    June 30, 1993                                               19,316,330     39,801,232
Federal Home Loan Bank stock, at cost (notes 4 and 9)            1,400,000      2,130,000
Real estate acquired through foreclosure, net (note 6)                --          983,214
Office properties and equipment, net (note 7)                    1,154,806        621,786
Accrued interest receivable (note 5)                               871,763        755,741
Other assets (note 3)                                            5,497,291      3,065,571
                                                              ------------   ------------

                                                              $167,956,090    155,693,428
                                                              ============   ============

           Liabilities and Stockholders' Equity
           ------------------------------------

Liabilities:
    Deposits (note 8)                                         $117,083,778    101,608,859
    Federal Home Loan Bank advances (note 9)                    28,000,000     26,600,000
    Note payable (note 10)                                       1,600,000           --
    Advance payments by borrowers for taxes and insurance        5,991,910      4,671,087
    Accrued expenses and other liabilities (notes 8 and 12)      6,057,492     14,201,199
                                                              ------------   ------------
           Total liabilities                                   158,733,180    147,081,145
                                                              ------------   ------------

Stockholders' equity (notes 2, 13, 18, and 19):
    Common stock, $.01 par value.  Authorized 10,000,000
      shares; issued and outstanding 693,114 and 804,539
      shares at June 30, 1994 and 1993, respectively                 6,931          8,046
    Additional paid-in capital                                   3,873,225      4,267,329
    Retained earnings                                            5,342,754      4,336,908
                                                              ------------   ------------
           Total stockholders' equity                            9,222,910      8,612,283

Commitments (notes 3 and 11)
                                                              ------------   ------------

                                                              $167,956,090    155,693,428
                                                              ============   ============


See accompanying notes to consolidated financial statements.

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                       Consolidated Statements of Income

                   Years ended June 30, 1994, 1993, and 1992


                                                          1994           1993           1992
                                                          ----           ----           ----
Interest income:
    Loans                                              $10,588,095     9,592,005      8,593,006
    Mortgage-backed securities                                --            --          324,223
    Other investments                                      465,339       341,212        347,094
                                                       -----------   -----------    -----------
           Total interest income                        11,053,434     9,933,217      9,264,323
                                                       -----------   -----------    -----------

Interest expense:
    Deposits (note 8)                                    4,447,588     4,211,483      4,979,193
    Advances and other borrowings                          851,312     1,193,521        841,054
                                                       -----------   -----------    -----------
           Total interest expense                        5,298,900     5,405,004      5,820,247
                                                       -----------   -----------    -----------

           Net interest income                           5,754,534     4,528,213      3,444,076

Provision for possible loan losses (note 3)                   --            --          130,000
                                                       -----------   -----------    -----------

           Net interest income after provision
              for possible loan losses                   5,754,534     4,528,213      3,314,076
                                                       -----------   -----------    -----------

Other income:
    Loan fees and service charges                          566,059       479,998        288,484
    Mortgage loan servicing fees                           311,301       225,980        220,492
    Gain on sale of investment and mortgage-backed
      securities                                              --            --          321,838
    Gain on sale of loans                                  314,467     2,611,337      1,064,820
    Gain on sale of loan servicing                       1,899,567       306,622        198,606
    Loss on real estate acquired through foreclosure
      (note 6)                                                --         (24,157)        (8,636)
    Other operating income, net                             50,310       107,622        167,519
                                                       -----------   -----------    -----------
                                                         3,141,704     3,707,402      2,253,123
                                                       -----------   -----------    -----------

General and administrative expenses:
    Compensation, payroll taxes, and fringe benefits
      (note 15)                                          2,821,604     2,253,388      1,815,137
    Occupancy and equipment expense (note 11)              823,017       686,158        619,856
    Other                                                1,401,143     1,180,829        984,197
                                                       -----------   -----------    -----------
           Total general and administrative expenses     5,045,764     4,120,375      3,419,190
                                                       -----------   -----------    -----------

           Income before income taxes                    3,850,474     4,115,240      2,148,009

Income tax expense (note 12)                             1,402,078     1,447,490        812,700
                                                       -----------   -----------    -----------

           Net income                                  $ 2,448,396     2,667,750      1,335,309
                                                       ===========   ===========    ===========

Income per share of common stock (notes 2, 17,
    and 19)                                            $      2.67          2.87           1.42
                                                       ===========   ===========    ===========


See accompanying notes to consolidated financial statements.

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                Consolidated Statements of Stockholders' Equity

                   Years ended June 30, 1994, 1993, and 1992


                                        Common stock
                                   ---------------------      Additional                    Total
                                    Number                     paid-in       Retained    stockholders'
                                   of shares      Amount       capital       earnings       equity
                                   ---------      ------       -------       --------       ------
Balances at June 30, 1991, as
    previously reported            4,167,926    $   41,680     4,326,603       720,812     5,089,095
Effect of reorganization and
    related stock exchange
    (note 2)                      (3,334,341)      (33,344)       33,344          --            --
                                  ----------    ----------    ----------    ----------    ----------
Balances at June 30, 1991, as
    adjusted                         833,585         8,336     4,359,947       720,812     5,089,095

Net income                              --            --            --       1,335,309     1,335,309
                                  ----------    ----------    ----------    ----------    ----------
Balances at June 30, 1992            833,585         8,336     4,359,947     2,056,121     6,424,404

Exercise of common stock
    options (note 16)                 13,000           130        97,370          --          97,500
Purchase and retirement of
    common stock                     (53,412)         (534)     (277,390)     (178,619)     (456,543)
Common stock issued relating
    to reinvestment of cash
    dividends                         11,366           114        87,402          --          87,516
Dividends paid ($.05 per share)         --            --            --        (208,344)     (208,344)
Net income                              --            --            --       2,667,750     2,667,750
                                  ----------    ----------    ----------    ----------    ----------
Balances at June 30, 1993            804,539         8,046     4,267,329     4,336,908     8,612,283

Purchase and retirement of
    common stock                    (154,369)       (1,544)     (854,295)   (1,012,205)   (1,868,044)
Sales of common stock                  2,725            27        30,248          --          30,275
Stock dividend                        40,219           402       429,943      (430,345)         --
Net income                              --            --            --       2,448,396     2,448,396
                                  ----------    ----------    ----------    ----------    ----------

Balances at June 30, 1994            693,114    $    6,931     3,873,225     5,342,754     9,222,910
                                  ==========    ==========    ==========    ==========    ==========


See accompanying notes to consolidated financial statements.

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows

                   Years ended June 30, 1994, 1993, and 1992


                                                                         1994               1993             1992
                                                                         ----               ----             ----
Cash flows from operating activities:
    Net income                                                       $   2,448,396        2,667,750        1,335,309
    Adjustments to reconcile net income to net cash provided
      by operating activities:
        Provision for possible loan losses                                    --               --            130,000
        Depreciation                                                       204,589          177,016          226,332
        Amortization of organizational costs                                 5,596             --               --
        Amortization of loan servicing fees                                553,850          982,709          425,366
        Deferred income tax expense                                        196,577          460,475          420,200
        Gain on sale of investment and mortgage-backed securities             --               --           (321,838)
        Gain on sale of loan servicing                                  (1,899,567)        (306,622)        (198,606)
        Loss on sale of real estate acquired through foreclosure              --             24,157            8,636
        Gain on sale of premises and equipment                                --               --               --
        FHLB stock dividends                                              (105,712)         (46,800)         (65,500)
        Decrease (increase) in mortgage loans held for sale             20,484,902      (26,347,267)        (811,725)
        (Increase) decrease in accrued interest receivable                (116,022)         (31,118)          62,111
        (Increase) decrease in other assets                             (3,898,769)         103,588         (815,571)
        Increase in advance payments by borrowers for
          taxes and insurance                                            1,320,823          745,153        1,199,068
        (Decrease) increase in other liabilities                        (8,425,730)       6,047,855        3,804,135
                                                                     -------------    -------------    -------------
              Net cash provided by (used in) operating activities       10,768,933      (15,523,104)       5,397,917
                                                                     -------------    -------------    -------------

Cash flows from investing activities:
    Proceeds from the sale or maturity of investment securities               --            250,000             --
    Principal payments received on mortgage-backed securities                 --               --            341,858
    Proceeds from sales of mortgage-backed securities                         --               --          9,769,834
    Purchases of loan servicing                                         (2,957,498)      (1,419,865)         (90,825)
    Proceeds from the sale of loan servicing                             5,715,195        1,011,510          643,293
    Loan originations, net of repayments                               (29,819,955)      (3,501,831)     (34,375,490)
    Sale (purchase) of stock in Federal Home Loan Bank of Atlanta          835,712         (638,200)        (426,700)
    Purchases of premises and equipment                                   (737,609)        (262,122)        (150,306)
    Capital improvements of real estate acquired through
       foreclosure                                                            --             (8,071)        (161,915)
    Proceeds from sale of real estate acquired through foreclosure       1,118,133          797,686          721,370
                                                                     -------------    -------------    -------------
              Net cash used in investing activities                    (25,846,022)      (3,770,893)     (23,728,881)
                                                                     -------------    -------------    -------------


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                     Consolidated Statements of Cash Flows


                                                                       1994             1993             1992
                                                                       ----             ----             ----
Cash flows from financing activities:
    Net increase (decrease) in deposits                           $  15,474,919       15,691,620         (758,025)
    Proceeds from Federal Home Loan Bank advances                   265,000,000      177,000,000       61,300,000
    Repayments of Federal Home Loan Bank advances                  (263,600,000)    (173,300,000)     (48,300,000)
    Proceeds from note payable                                        1,600,000             --               --
    Dividends paid                                                         --           (208,344)            --
    Proceeds from dividend reinvestment                                    --             87,516             --
    Purchase and retirement of treasury stock                        (1,868,044)        (456,543)            --
    Proceeds from the exercise of stock options                            --             97,500             --
    Net proceeds from sale of common stock                               30,275             --               --
                                                                  -------------    -------------    -------------
           Net cash provided by financing activities                 16,637,150       18,911,749       12,241,975
                                                                  -------------    -------------    -------------

           Net increase (decrease) in cash and cash equivalents       1,560,061         (382,248)      (6,088,989)

Cash and cash equivalents at beginning of year                        7,564,807        7,947,055       14,036,044
                                                                  -------------    -------------    -------------

Cash and cash equivalents at end of year                          $   9,124,868        7,564,807        7,947,055
                                                                  =============    =============    =============

Supplemental disclosures of cash flow information:
    Cash paid during the year for:
      Interest                                                    $   5,295,327        5,505,294        6,028,904
                                                                  =============    =============    =============

      Income taxes                                                $   1,425,000          716,650          345,000
                                                                  =============    =============    =============

Supplemental disclosures of noncash investing activities:
    Loans receivable transferred to real estate
      acquired through foreclosure                                $      73,404          374,099          571,147
                                                                  =============    =============    =============

    Loan originations to finance the sale of real estate
      acquired through foreclosure                                $   1,071,634          655,200        1,105,450
                                                                  =============    =============    =============


See accompanying notes to consolidated financial statements.

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements

                             June 30, 1994 and 1993


(1)    Summary of Significant Accounting Policies

       The accounting and reporting policies of Mt. Vernon Financial Corp. and its wholly owned subsidiary (the Company), Mt. Vernon Federal Savings Bank and subsidiaries (the Bank) conform to generally accepted accounting principles and to general practices within the thrift industry. In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. The following is a description of the more significant of these policies.

          (a)   Principles of Consolidation

                The consolidated financial statements include the accounts of Mr. Vernon Financial Corp. and its wholly owned subsidiary, Mt. Vernon Federal Savings Bank and its wholly owned subsidiaries, Mt. Vernon Services Co., Inc. and The Mortgage Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

          (b)   Investment Securities

                Investment securities are carried at amortized cost and are not adjusted to the lower of cost or market because it is management's intention to hold them for the foreseeable future. Premiums are amortized and discounts are accreted to maturity using a method which approximates level yield. Gains and losses on sales of securities are recognized upon disposition, based on the adjusted cost of the specific security.

          (c)   Loan Origination  Fees, Discounts, Direct
                Loan Origination Costs, and Loan Servicing Fees

                Loan origination fees and discounts, net of certain direct origination costs, are deferred and amortized using the level-yield method over the lives of the underlying loans.

                In addition, the Bank receives fees from the servicing of first mortgage loans for others. Mortgage servicing fees related to these loans are recognized as income over the period that servicing is performed.

          (d)   Loan and Loan Servicing Sales

                Gains and losses are realized at the time of sale of loans as determined by the difference between the selling price and face amount (net of fees collected) of the loans sold, adjusted by the present value of the excess of estimated future revenues over normal servicing fees.

                Gains on sales of the right to service mortgage loans are recognized when the purchase price is determined by a firm agreement and certain financial criteria are met.

                Loans receivable held for sale are carried at the lower of cost or estimated market value determined on the aggregate basis.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


          (e)   Allowance for Loan Losses

                The Bank extends credit to its customers through real estate mortgage loans secured by collateral located primarily in the greater Atlanta metropolitan area. The Bank also extends credit through its correspondence department in other areas of the Southeast.

                Additions to the allowance for loan losses are based on management's evaluation of the loan portfolio under current economic conditions, past loan loss experience, and such other factors which, in management's judgment, deserve recognition in estimating loan losses. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties. Loans are charged to the allowance when, in the opinion of management, such loans are deemed to be uncollectible; subsequent recoveries are added to the allowance.

                Management believes that the allowances for losses on loans and real estate acquired through foreclosure are adequate. While management uses available information to recognize losses on loans and real estate acquired through foreclosure, future additions to the allowances may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowances for losses on loans and real estate acquired through foreclosure. Such agencies may require the Bank to recognize additions to the allowances based on their judgments of information available to them at the time of their examination.

          (f)   Real Estate Acquired Through Foreclosure

                Real estate acquired through foreclosure is reported at fair value, adjusted for estimated selling costs. Fair value is determined on the basis of current appraisals, comparable sales, and other estimates of value obtained principally from independent sources. Any excess of the loan balance at the time of foreclosure over the fair value of the real estate held as collateral is recorded as a loan loss. Gain or loss on sale and any subsequent permanent decline in fair value is recorded in income.

          (g)   Office Properties and Equipment

                Office properties and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated principally on a straight-line method over the estimated useful lives of the assets or, with respect to leasehold improvements, over the terms of the related leases.

          (h)   Organizational Costs

                Organizational costs associated with the 1994 reorganization which formed Mt. Vernon Financial Corp. (see note 2) are being amortized on a straight-line basis over a period of five years.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


          (i)   Mortgage Loan Interest Income

                Mortgage loans that are contractually delinquent in excess of 90 days and for which collection of interest appears doubtful are placed on nonaccrual status by the Bank. The Bank provides an allowance for uncollected interest on all accrued interest related to these loans. The allowance for uncollected interest is a reduction of accrued interest receivable for financial statement reporting.

          (j)   Income Taxes

                Mt. Vernon Financial Corp. (the Company) files consolidated income tax returns with its subsidiaries.

                In February 1992, Statement of Financial Accounting Standards
                (SFAS) No. 109, "Accounting for Income Taxes" was issued. SFAS 109 requires a change from the deferred method of accounting for income taxes to the asset and liability method. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Under SFAS 109, deferred tax assets and liabilities are adjusted for the effect of changes in tax rates in the period of change.

                Effective July 1, 1992, the Company adopted SFAS 109. The cumulative effect on prior years of that change in the method of accounting for income taxes is immaterial; therefore, no such effect is reported in the 1993 consolidated statement of income.

                Deferred income taxes were recognized in accordance with the deferred method for 1992 and prior years. Under the deferred method, annual income tax expense is matched with pretax accounting income by providing deferred taxes at current tax rates for timing differences between the determination of net income for financial reporting and tax purposes. Under the deferred method, deferred tax assets and liabilities were not adjusted upon a change in tax rates.

          (k)   Statement of Cash Flows

                For purposes of the statement of cash flows, the Company considers cash on hand and in banks and federal funds sold with maturities of three months or less to be cash and cash equivalents.

          (l)   Reclassifications

                Certain amounts in the prior year financial statements have been reclassified to conform with current year presentation.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


          (m)   Recent Pronouncements

                During 1993, the Financial Accounting Standards Board (FASB) issued SFAS No. 114, "Accounting by Creditors for Impairment of a Loan." SFAS No. 114 requires impaired loans to be measured based on the present value of expected future cash flows, discounted at the loan's effective interest rate, or at the loan's observable market price, or the fair value of the collateral if the loan is collateral dependent, beginning in fiscal 1996. SFAS No. 114 may be adopted prior to 1996. The Company has not yet determined the actual impact of SFAS No. 114 on its financial statements or made a determination of whether it will adopt SFAS No. 114 prior to 1996.

(2)    Reorganization

       On December 8, 1993, the Bank's plan of reorganization was declared effective with Mt. Vernon Financial Corp., a Georgia business corporation formed solely for the purpose of effecting the reorganization, whereby Mt. Vernon Financial Corp. acquired all 4,097,000 shares of the Bank's outstanding common stock in exchange for 819,400 shares of Mt. Vernon Financial Corp.'s common stock. Accordingly, the accompanying consolidated financial statements reflect restatement of all share and per share data based on the exchange. The Bank is operated as a wholly owned subsidiary of Mt. Vernon Financial Corp. The reorganization was accounted for at historical cost in a manner similar to a pooling of interests.

(3)    Loans Receivable

       The Bank lends primarily in the greater Atlanta metropolitan area. Although the Bank has a diversified loan portfolio, a substantial portion of its borrowers' ability to repay loans receivable is dependent on the economy of the Bank's primary lending area.

       Loans receivable at June 30 are summarized as follows:

                                                            1994              1993
                                                            ----              ----
         Residential - fixed rate                      $   9,387,198       18,026,858
         Residential - balloon payment                     8,767,852          670,647
         Residential - adjustable rate                    71,015,297       55,352,383
         Residential construction                         69,897,143       43,281,068
         Commercial real estate                            2,550,456        1,918,062
         Land loans                                        1,738,933        1,016,133
         Participation investment in loans purchased         686,643          751,954
         Other loans                                       2,685,620        2,148,097
                                                       -------------    -------------
                                                         166,729,142      123,165,202
         Loans in process                                (34,699,241)     (21,722,323)
         Deferred loan fees                               (1,006,452)        (427,777)
         Premiums on loans purchased                         117,583          305,975
         Allowance for loan losses                          (550,000)        (550,000)
                                                       -------------    -------------

                                                       $ 130,591,032      100,771,077
                                                       =============    =============


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       The following is a summary of activity in the allowance for loan losses for the periods indicated:

                                                 1994       1993       1992
                                                 ----       ----       ----
         Balance at beginning of period        $550,000    550,000    420,000
         Provision for loan losses                 --         --      130,000
         Loan charge-offs, net of recoveries       --         --         --
                                               --------   --------   --------

         Balance at end of period              $550,000    550,000    550,000
                                               ========   ========   ========

       Loans to Officers and Directors - The Bank had direct and indirect loans outstanding to certain executive officers, directors, and their associates which aggregated $2,142,126 and $2,024,993 at June 30, 1994 and 1993, respectively. Such loans are made substantially on the same terms as those prevailing at the time for comparable transactions with other customers, and do not involve more than normal risk of collectibility or contain other unfavorable features. The following is a summary of activity during the year ended June 30, 1994 with respect to such aggregate loans to these individuals and their associates:

         Balance at June 30, 1993                         $  2,024,993
         New loans                                             321,300
         Repayments                                           (204,167)
                                                          ------------

         Balance at June 30, 1994                         $  2,142,126
                                                          ============

       Standby Letters of Credit - The Bank is party to certain standby letters of credit in the normal course of business to meet the financing needs of its customers. Those instruments involve, to varying degrees, elements of credit and interest rate risk.

       The exposure to credit loss in the event of nonperformance by the other party to the financial commitments to the standby letters of credit is represented by the contractual notional amount of those instruments. The credit policies and underwriting guidelines used in making the conditional obligations are the same as for other loans receivable.

       Standby letters of credit are agreements to guarantee the performance of a customer to a third party as long as there is no violation of any condition established in the contract. These standby letters of credit generally have fixed expiration dates or other termination clauses and may require payment of a fee. Creditworthiness of each customer is evaluated on a case-by-case basis. The amount of collateral obtained, if deemed necessary upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but is generally savings deposits or certificates of deposit. The Bank had approximately $100,000 in standby letters of credit at June 30, 1994.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       Mortgage Loan Commitments - At June 30, 1994, the Bank had outstanding commitments to originate first mortgage loans totaling approximately $912,000. These first mortgage loan commitments consisted of $379,000 in variable rate loans and $533,000 in fixed rate loans with terms of up to 30 years. The Bank also had commitments to fund existing equity lines of credit of approximately $1,615,000 and additional warehouse lines of credit of approximately $9,804,000. In addition to the loans above, at June 30, 1994, the Bank had outstanding commitments to purchase loans or participation in loans of approximately $3,755,000 and to sell loans or participation in loans of approximately $17,355,000. It is the opinion of management that such commitments do not involve more than a normal risk of loss.

       Loans Serviced for Others - At June 30, 1994, 1993, and 1992, the Bank was servicing loans for others aggregating approximately $231,091,000, $244,314,000, and $172,554,000, respectively.

       The Bank has included in other assets the cost of acquiring the right to service mortgage loans and an excess servicing fee receivable which represents the net present value of the excess of estimated servicing income over normal servicing fees on loans serviced for others. An analysis of activity with respect to the purchased servicing and excess servicing fee receivable for the years ended June 30 is as follows:

                                               Excess servicing fee                        Purchased servicing
                                       ----------------------------------           ----------------------------------
                                       1994           1993           1992           1994           1993           1992
                                       ----           ----           ----           ----           ----           ----
       Balance at beginning of
          period                   $ 1,420,354        848,955        334,681      1,212,884      1,209,637      1,437,256
       Amounts capitalized           1,503,827      1,352,166      1,065,883      2,957,498      1,419,865         90,825
       Amortization                   (303,895)      (247,010)      (205,675)      (249,955)      (735,699)      (219,691)
       Sales of servicing           (1,415,234)      (533,757)      (345,934)    (2,400,394)      (171,131)       (98,753)
       Adjustments to fair value      (368,451)          --             --             --         (509,788)          --
                                   -----------    -----------    -----------    -----------    -----------    -----------

       Balance at end of period    $   836,601      1,420,354        848,955      1,520,033      1,212,884      1,209,637
                                   ===========    ===========    ===========    ===========    ===========    ===========

       Amortization of the purchased servicing and excess service fee assets is provided using the level-yield method over the estimated life of the loans being serviced. The carrying value of the purchased servicing and excess servicing fee receivable is evaluated and adjusted periodically when the Bank experiences unanticipated principal payments and the net present value of estimated future servicing revenue in excess of a normal fee is less than its carrying value.

(4)    Investments Required by Law

       Investment in stock of a Federal Home Loan Bank is carried at cost and is required of those institutions who utilize their services. No ready market exists for the stock and it has no quoted market value.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(5)    Accrued Interest Receivable

        Accrued interest receivable at June 30 is summarized as follows:

                                                     1994          1993
                                                     ----          ----
       Loans                                       $836,045       717,175
       Investments                                   15,741        12,262
       Federal Home Loan Bank stock                  19,977        26,304
                                                   --------      --------

                                                   $871,763       755,741
                                                   ========      ========

(6)    Real Estate Acquired Through Foreclosure

       Real estate acquired through foreclosure at June 30 is summarized as follows:

                                                        1994       1993
                                                        ----       ----
       Real estate acquired through foreclosure       $   --      983,214
       Less allowance for losses                          --         --
                                                      --------   --------

                                                      $   --      983,214
                                                      ========   ========

       Gain (loss) on real estate acquired through foreclosure for the years ended June 30 is as follows:

                                        1994         1993         1992
                                        ----         ----         ----
       Gain (loss) on sales           $   --        (24,157)      (8,636)
       Provision for losses               --           --           --
                                      --------     --------     --------

                                      $   --        (24,157)      (8,636)
                                      ========     ========     ========

       A summary of activity in the allowance for losses on real estate acquired through foreclosure for the years ended June 30 is as follows:

                                              1994      1993      1992
                                              ----      ----      ----
       Balance at beginning of period       $  --       1,139     66,390
       Provision for losses                    --        --         --
       Charge-offs                             --      (1,139)   (65,251)
                                            -------   -------    -------

       Balance at end of period             $  --        --        1,139
                                            =======   =======    =======

(7)    Office Properties and Equipment

       Office properties and equipment at June 30 are summarized as follows:

                                                           1994          1993
                                                           ----          ----
       Leasehold improvements                           $  477,455      447,684
       Land                                                431,288         --
       Furniture and equipment                           1,425,833    1,189,566
                                                        ----------   ----------
                                                         2,334,576    1,637,250
       Less accumulated depreciation and amortization    1,179,770    1,015,464
                                                        ----------   ----------

                                                        $1,154,806      621,786
                                                        ==========   ==========


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(8)    Deposits

       A summary of the Bank's deposits at June 30 is as follows:

                                                      1994                        1993
                                              ---------------------       ---------------------
                                                           Weighted                    Weighted
                                                            average                     average
                                              Balance        rate         Balance        rate
                                              -------        ----         -------        ----
       Passbook accounts                   $  2,537,120      2.75%     $  1,185,394      3.00%
                                           ------------      ----      ------------      ----

       NOW and money market deposit
          accounts                           15,197,884      2.04        16,038,578      1.42
                                           ------------      ----      ------------      ----

       Time deposits:
          Within six months                   4,392,771      3.47         2,157,965      3.15
          Six months to one year             37,519,397      4.05        22,527,570      3.93
          One year to three years            27,856,568      4.84        19,187,535      5.31
          Over three years                    5,066,500      6.63         4,988,747      7.67
          Jumbo certificate accounts         17,536,726      4.43        29,566,185      4.39
          Individual retirement accounts      6,976,812      4.87         5,956,885      4.53
                                           ------------      ----      ------------      ----
                                             99,348,774      4.50        84,384,887      4.65
                                           ------------      ----      ------------      ----

                                           $117,083,778      4.14%     $101,608,859      4.05%
                                           ============      ====      ============      ====

       A summary of the Bank's interest expense on deposits, by category, for the years ended June 30 is as follows:

                                                  1994          1993         1992
                                                  ----          ----         ----
       Passbook accounts                       $   47,074       42,297       33,615
       NOW and money market deposit accounts      275,968      224,696      330,265
       Time deposits:
          Within six months                        97,997       79,356      136,190
          Six months to one year                1,092,374      823,650    1,790,271
          One year to three years               1,146,152    1,154,297      799,331
          Over three years                        344,606      355,254      325,842
          Jumbo certificate accounts            1,138,812    1,168,790      900,381
          Individual retirement accounts          304,605      363,143      663,298
                                               ----------   ----------   ----------

                                               $4,447,588    4,211,483    4,979,193
                                               ==========   ==========   ==========

       The amount and maturities of all time deposits at June 30, 1994 is as follows:

         Years ending June 30,                     Amount
         ---------------------                     ------
              1995                              $ 73,110,681
              1996                                17,514,174
              1997                                 4,631,288
              1998 and thereafter                  4,092,631
                                                ------------

                                                $ 99,348,774
                                                ============


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       Accrued interest payable on all deposits at June 30, 1994 and 1993 was $72,746 and $57,737, respectively, and is included in accrued expenses and other liabilities in the accompanying consolidated statements of financial condition.

(9)    Federal Home Loan Bank Advances

       Advances from the Federal Home Loan Bank at June 30, 1994 and 1993 are summarized by year of maturity in the table below:

                  Date                    Interest rate             1994              1993
                  ----                    -------------             ----              ----
         Notes maturing within
           12 months                      3.24% to 6.7%          $28,000,000       26,600,000
                                                                 ===========       ==========

       The weighted average interest rate on Federal Home Loan Bank advances was 4.96% and 3.79% at June 30, 1994 and 1993, respectively.

       The Bank has the ability to borrow an additional $4,000,000 from the Federal Home Loan Bank. The advances and any future borrowings are collateralized by certain qualifying real estate loans with outstanding principal balances aggregating approximately $37,658,000 under a security agreement with the Federal Home Loan Bank. Additionally, all stock of the Federal Home Loan Bank is pledged as collateral for the advances.

       The Bank also has a standing agreement for credit, in the form of federal funds sold, of up to $2,000,000 with a correspondent bank.

(10)   Note Payable

       During the year, Mt. Vernon Financial Corp. borrowed $1,600,000 from a commercial bank at a variable rate equal to the prime rate. Quarterly principal payments of $100,000 are due beginning September 1994 with interest payable quarterly.

       At June 30, 1994, annual principal payments are as follows:

         Years ending June 30,                Amount
         ---------------------                ------
              1995                           $400,000
              1996                            400,000
              1997                            400,000
              1998                            400,000
                                             ========

(11)   Commitments

       The Company leases its office space under nine operating leases which expire at various dates ranging through 1998. Rent expense totaled $344,379, $279,681, and $251,740 for the years ended June 30, 1994,
       1993, and 1992, respectively.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       At June 30, 1994, the minimum lease payments due under the leases are as follows:

         Years ending June 30,                Amount
         ---------------------                ------
              1995                           $363,010
              1996                            147,898
              1997                            131,133
              1998                            102,230
              1999                             41,413
                                             ========

(12)   Income Taxes

       The Company adopted SFAS 109 as of July 1, 1992, as discussed in note 1. The cumulative effect of this change in accounting for income taxes was immaterial and therefore does not have any effect on the consolidated statement of income for the year ended June 30, 1993. Prior years' financial statements have not been restated. Deferred tax assets have been recognized for taxes paid in prior years and future reversals of existing taxable temporary differences.

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1994 and 1993 are presented below.

                                                               1994           1993
                                                               ----           ----
       Deferred tax assets (liabilities):
           Loans receivable, principally due to deferred
             loan fees and allowance for loan losses       $(1,364,382)    (1,125,682)
           FHLB stock, due to dividends not recognized
             for tax purposes                                 (112,577)      (139,894)
           Premises and equipment, due to differences
             in depreciation methods for tax purposes           36,558         27,503
           Other                                                  --           (5,751)
                                                           -----------    -----------

                  Net deferred tax liabilities             $(1,440,401)    (1,243,824)
                                                           ===========    ===========

       The Company has determined that a valuation allowance against deferred tax assets is not required as reversing temporary taxable items will offset the reversing deductible temporary differences.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       For the year ended June 30, 1992, deferred income tax expense results from timing differences caused by differences in the periods in which financial statement income and taxable income are reported. The components of the deferred tax provisions resulting from such differences are summarized as follows:

       Reporting of certain income and expense under the cash
           basis for tax purposes                                      $  81,886
       Gain on sale of loans deferred and amortized for tax purposes      (7,933)
       FHLB stock dividends received                                      25,968
       Recognition of loan origination fees, net of direct loan
           origination costs                                             333,649
       Excess (deficit) of tax cost recovery deductions over book
           depreciation                                                  (13,370)
                                                                       ---------

                                                                       $ 420,200
                                                                       =========

       The components of income tax expense attributable to income from continuing operations for the years ended June 30, 1994, 1993, and 1992 are as follows:

                                    1994           1993           1992
                                    ----           ----           ----
       Federal:
           Current              $ 1,087,449        826,328        343,800
           Deferred                 173,477        506,843        351,200
                                -----------    -----------    -----------
                                  1,260,926      1,333,171        695,000
                                -----------    -----------    -----------

       State:
           Current                  118,052           --           48,700
           Deferred                  23,100        114,319         69,000
                                -----------    -----------    -----------
                                    141,152        114,319        117,700
                                -----------    -----------    -----------

               Total            $ 1,402,078      1,447,490        812,700
                                ===========    ===========    ===========

       The difference between the actual total provision for Federal and state income taxes and Federal income taxes computed at the statutory rates of 34% is as follows:

                                                         1994              1993            1992
                                                         ----              ----            ----
       Federal income tax at statutory rate           $ 1,309,161         1,399,182        730,323
       Increase (decrease) in taxes resulting from:
          Statutory bad debt deduction                       --                --          (62,662)
          Provision for possible losses on loans
             and real estate acquired through
             foreclosure                                     --                --           44,200
          State income tax, net of Federal income
             tax benefit                                   93,160            75,451         77,682
          Other                                              (243)          (27,143)        23,157
                                                      -----------       -----------    -----------

                                                      $ 1,402,078         1,447,490        812,700
                                                      ===========       ===========    ===========

       Effective tax rate                                    36.4%             35.2           37.8
                                                      ===========       ===========    ===========


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


(13)   Stockholders' Equity and Regulatory Matters

       The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) was signed into law on December 19, 1991. Regulations implementing the prompt corrective action provisions of FDICIA became effective on December 19, 1992. In addition to the prompt corrective action requirements, FDICIA includes significant changes to the legal and regulatory environment for insured depository institutions, including reductions in insurance coverage for certain kinds of deposits, increased supervision by the Federal regulatory agencies, increased reporting requirements for insured institutions, and new regulations concerning internal controls, accounting, and operations.

       The prompt corrective action regulations define specific capital categories based on an institution's capital ratios. The capital categories, in declining order, are "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized," and "critically undercapitalized." Institutions categorized as "undercapitalized" or worse are subject to certain restrictions, including the requirement to file a capital plan with its primary Federal regulator, prohibitions on the payment of dividends and management fees, restrictions on executive compensation, and increased supervisory monitoring, among other things. Other restrictions may be imposed on the institution either by its primary Federal regulator or by the Federal Deposit Insurance Corporation, including requirements to raise additional capital, sell assets, or sell the entire institution, Once an institution becomes "critically undercapitalized," it must generally be placed in receivership or conservatorship within 90 days.

       To be considered "well capitalized," an institution must generally have a leverage ratio of at least 5%, a Tier 1 risk-based capital ratio of at least 6%, and a total risk-based capital ratio of at least 10%. An institution is deemed to be "critically undercapitalized" if it has a tangible equity ratio of 2% or less.

       While the OTS and the Financial Institutions Reform Recovery and Enforcement Act of 1989 (FIRREA) minimum capital requirements were not changed by FDICIA, an OTS regulated thrift capital category will be determined using thresholds associated with the above capital categories. OTS minimum capital requirements are 1.5% tangible capital, 3% core capital, and 8% risk-based capital. Therefore, an OTS-regulated thrift could meet all three of its OTS minimum capital requirements yet still be "undercapitalized" for purposes of prompt corrective action under FDICIA.

       At June 30, 1994, the Bank was in compliance with all such capital requirements. The following table summarizes the regulatory capital requirements and the Bank's regulatory capital at June 30, 1994.

                                                         Minimum required
                                                        regulatory capital
                               Regulatory capital          under FIRREA
                               ------------------       ------------------
                                            % of                     % of
                               Amount      assets       Amount      assets
                               ------      ------       ------      ------
                                  (unaudited)               (unaudited)
       Tangible              $10,460,000     6.2%    $ 2,515,000     1.5%
       Core                   10,460,000     6.2       5,030,000     3.0
       Risk-based             11,010,000    11.4       7,726,000     8.0


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       At June 30, 1994, the Bank's tangible, core, and risk-based regulatory capital exceeded the minimum required regulatory capital under FIRREA by $7,945,000 (unaudited), $5,430,000 (unaudited), and $3,284,000
       (unaudited), respectively; furthermore, the Bank was categorized as "well capitalized" under the aforementioned FDICIA requirements.

       A reconciliation of stockholder's equity of the Bank as disclosed in note 18 to regulatory capital amounts at June 30, 1994 follows:

                                                  Tangible
                                                  and core      Risk-based
                                                  --------      ----------
                                                        (unaudited)
       Stockholder's equity as reported in the
          accompanying financial statements      $10,460,000    10,460,000
       General loan loss reserves                       --         550,000
                                                 -----------   -----------

                                                 $10,460,000    11,010,000
                                                 ===========   ===========

       During the year ended June 30, 1994, the Board of Directors of the Company declared a 5% stock dividend. Net income per share and weighted average share and equivalent share data has been restated for all periods presented to reflect this stock dividend.

       The Company purchased and retired 154,369 and 53,412 common shares during the years ended June 30, 1994 and 1993, respectively. The cost of these shares was $1,868,044 and $456,543 for the years ended June 30, 1994 and 1993, respectively.

(14)   Fair Values of Financial Instruments

       SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" (SFAS 107), requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate such value. In cases where quoted market prices are not available, fair values are to be based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions would significantly affect the estimates. SFAS 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements.

       Fair value estimates are based on existing on and off balance sheet financial instruments and other recorded assets and liabilities without attempting to estimate the value of anticipated future business. The tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in any of the estimates. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

       The following methods and assumptions were used by the Company in estimating its fair value disclosures for its financial instruments.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       Cash and federal funds sold - The carrying amounts of cash and federal funds sold approximate those assets' fair values.

       FHLB stock - The carrying amount of FHLB stock approximates fair value although no ready market exists for such stock.

       Loans - For loans where a ready market exists, fair values are estimated based on published mortgage-backed security prices, or indications from external secondary market makers.

       The fair value of construction loans approximates the carrying value, as this type of loan is short-term in nature and the interest rate is variable. Fair values for commercial, consumer, and all other types of loans are calculated by discounting scheduled cash flows through the estimated maturity using estimated market discount rates that reflect the credit and interest rate risk inherent in the loan. The estimation of maturity is based on the Company's historical experience with repayments for each loan classification modified, as required, by an estimate of the effect of the current economic and lending conditions.

       Fair value for significant nonperforming loans is based on recent external appraisals. If appraisals are not available, estimated cash flows are discounted using a rate commensurate with the risk associated with the estimated cash flows. Assumptions regarding credit risk, cash flows, and discount rates are judgmentally determined using available market information and specific borrower information.

       Deposits - Fair values for fixed rate certificates of deposit are estimated based on a discounted cash flow method which uses interest rates currently being offered on certificates of similar terms and maturities. The carrying amounts of all other deposits, due to their nature, approximate their fair values.

       FHLB advances - The carrying amounts of FHLB advances approximate fair value due to their short-term nature.

       Note payable - The carrying amount of the note payable approximates fair value because such note bears interest at a variable rate (prime).

       Off-balance sheet instruments - Fair values for the Company's off-balance sheet instruments are based on fees and income on sales currently earned on similar agreements, taking into account the terms of the agreements and credit standings.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       The estimated fair value of the Company's financial instruments at June 30, 1994 and 1993 are as follows:

                                                  1994                   1993
                                         ------------------     ------------------
                                         Carrying      Fair     Carrying      Fair
                                          amount      value      amount      value
                                          ------      -----      ------      -----
                                                   (Amounts in thousands)
       Financial assets:
           Cash                          $  1,651      1,651      1,123      1,123
           Federal funds sold               7,474      7,474      6,442      6,442
           Loans, net                     130,591    130,856    100,771    103,516
           Loans held for sale             19,316     19,336     39,801     40,352
           FHLB stock                       1,400      1,400      2,130      2,130

       Financial liabilities:
           Deposits                       117,084    117,257    101,609    100,929
           FHLB advances                   28,000     28,000     26,600     26,600
           Note payable                     1,600      1,600       --         --

       Off-balance sheet instruments -
           loan and other commitments        --           40       --          106

       At June 30, 1994, the Bank had purchased and excess servicing fees receivable with carrying amounts of $1,520,000 and $837,000, respectively. The fair value of the purchased servicing fees, as determined by an independent consulting and valuation firm, was $2.464,000 (unaudited) at June 30, 1994. The fair value of the excess servicing fees at June 30, 1994 was $837,000. The fair value of excess servicing fees receivable approximates its carrying value due to the Bank's evaluation of the underlying loan portfolio and subsequent adjustment for loan prepayments and other market conditions.

(15)   Employee Benefit Plans

       Effective June 1, 1992, the Company adopted a 401(k) Profit Sharing Plan and Trust (Plan) which covers substantially all of its employees. The Company matches 25% of employee contributions to the Plan and may make additional discretionary contributions. The Company made contributions to the Plan of $26,630 in 1994, $30,479 in 1993, and $8,175 in 1992.

(16)   Stock Option and Employee Stock Purchase Plans

       On May 19, 1988, the Board of Directors authorized the grant of 13,000 options to certain employees at an exercise price of $7.50 per share. The options were granted on June 1, 1988 and were exercised prior to their expiration date of June 1, 1993. On May 21, 1992, the Board of Directors authorized the grant of 168,296 options for Board members and employees at an exercise price of $4.99 per share. The options were granted on June 18, 1992 and expire on October 15, 1996. Also, on July 15, 1993, the Board of Directors authorized the grant of 16,800 (as adjusted for 5% stock dividend - see note 19) options to certain employees at an exercise price of $9.53 per share which expire on October 15, 1996.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


       The following is a summary of activity in the Stock Incentive Plan for the periods indicated. Prior amounts have been adjusted to reflect a one-for-five reverse stock split and 5% stock dividend declared in fiscal year 1994 and a 5% stock dividend declared in August 1994 (see note 19):

                                                         1994       1993
                                                         ----       ----
       Options outstanding at beginning of year        168,296    181,296
       Options granted                                  16,800       --
       Options exercised                                  --       13,000
       Options canceled or expired                        --         --
       Effect of stock dividend (see note 19)            8,410       --
                                                       -------    -------

       Options outstanding at end of year              193,506    168,296
                                                       =======    =======

       On March 30, 1994, the Company adopted an Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provided that an eligible employee may have purchased Company stock during the period from adoption to April 12, 1994 at an exercise price of $11.11 per share. During the offer period, employees purchased 2,725 shares representing proceeds of $30,275.

(17)   Net Income Per Share

       Net income per share is based on a weighted average of 916,061 shares and equivalent shares during the year ended June 30, 1994, 930,491 shares and equivalent shares during the year ended June 30, 1993, and 939,161 shares and equivalent shares during the year ended June 30, 1992. The dilutive effect of stock options has been considered in the computation of equivalent shares and is included from the respective dates of issuance. Net income per share, weighted average shares, and equivalent shares outstanding have been retroactively restated to reflect the fiscal 1994 reverse stock split and 5% stock dividend and the 5% stock dividend declared in August 1994 (see note 19).

(18)   Condensed Financial Information of Mt. Vernon Financial Corp. (Parent
       Only)

        The following represents parent company only condensed financial information of the Company. The parent company was formed in 1994.


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                            Condensed Balance Sheet
                                 June 30, 1994

                                     Assets
                                     ------

Cash                                                                 $    43,220
Dividends receivable                                                     250,000
Investment in bank subsidiary                                         10,460,283
Other assets                                                              69,701
                                                                     -----------

         Total assets                                                $10,823,204
                                                                     ===========

                     Liabilities and Shareholders' Equity
                     ------------------------------------

Note payable (note 10)                                               $ 1,600,000
Other liabilities                                                            294
                                                                     -----------
         Total liabilities                                             1,600,294
                                                                     -----------

Shareholders' equity:
    Common stock, $.01 par value, authorized 10,000,000
      shares; issued and outstanding 693,114 shares                        6,931
    Additional paid-in capital                                         3,873,225
    Retained earnings                                                  5,342,754
                                                                     -----------
         Total shareholders' equity                                    9,222,910
                                                                     -----------
         Total liabilities and shareholders' equity                  $10,823,204
                                                                     ===========

                         Condensed Statement of Income
                           Year ended June 30, 1994

Dividends from the bank subsidiary                                   $   350,000

Expenses:
    Amortization of organization costs                                     5,596
    Interest expense                                                      15,794
    Other expenses                                                         1,285
                                                                     -----------
         Total expenses                                                   22,675
                                                                     -----------
         Income before equity in undistributed income
           of bank subsidiary                                            327,325

Equity in undistributed income of bank subsidiary                      2,121,071
                                                                     -----------

         Net income                                                  $ 2,448,396
                                                                     ===========


                                                                     (Continued)

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   Notes to Consolidated Financial Statements


                       Condensed Statement of Cash Flows
                            Year ended June 30, 1994

       Cash flows from operating activities:
           Net income                                                    $ 2,448,396
           Adjustments to reconcile net income to net cash
             provided by operating activities:
               Undistributed earnings of bank subsidiary                  (2,121,071)
               Amortization expense                                            5,596
           Changes in assets and liabilities:
             Increase in other assets                                        (75,297)
             Increase in other liabilities                                       294
                                                                         -----------
                  Net cash provided by operating activities                  257,918
                                                                         -----------

       Cash flows used in investing activities - increase in dividends
           receivable from subsidiary bank                                  (250,000)
                                                                         -----------

       Cash flows from financing activities:
           Proceeds from note payable                                      1,600,000
           Purchase and retirement of treasury stock after
             formation of holding company                                 (1,594,973)
           Net proceeds from issuance of common stock                         30,275
                                                                         -----------
                  Net cash provided by financing activities                   35,302
                                                                         -----------

                  Net increase in cash and cash equivalents                   43,220

       Cash and cash equivalents at beginning of year                           --
                                                                         -----------
       Cash and cash equivalents at end of year                          $    43,220
                                                                         ===========

       The primary source of funds available to the parent company to pay shareholder dividends and other expenses is dividends from its subsidiary bank. Regulatory agencies impose restrictions on the amounts of dividends that may be declared by the subsidiary bank. Such restriction for the Bank is the amount of the aforementioned required capital (see note 13). The amount of cash dividends available from the subsidiary bank for payment in 1995, upon regulatory approval, is approximately $3,284,000. As a result, at June 30, 1994, approximately $7,176,000 of the parent company's investment in the Bank was restricted as to dividend payments from the Bank to the parent company under the foregoing regulatory limitations.

(19)   Subsequent Event

       On August 18, 1994, the Board of Directors of the Company declared a 5% stock dividend. Income and dividends per share information as well as outstanding stock option information have been retroactively restated to reflect such stock dividend.

MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Financial Condition
March 31, 1995



                         Assets                              1995            1994
                                                         -----------      -----------
                                                                (unaudited)
Cash                                                    $  1,093,741     $  1,124,974
Federal funds sold                                         7,764,583        3,853,233
Loans receivable, net                                    157,227,647      127,480,444
Loans receivable held for sale, approximate market
     value of $22,087,100                                 21,726,276
Federal Home Loan Bank Stock, at cost                      2,200,000        1,334,000
Real estate acquired through foreclosure                           0           77,452
Office properties and equipment, net                       4,227,694          709,082
Accrued interest receivable                                1,149,719          727,920
Other assets                                               2,386,036        4,109,643
                                                         -----------      -----------
                                                        $197,775,696     $139,416,748
                                                         ===========      ===========

          Liabilities and Stockholders' Equity

Liabilities:
    Deposits                                            $134,204,121      113,370,992
    Federal Home Loan Bank advances                       44,000,000        3,000,000
    Note payable                                           1,364,938          600,000
    Advance payments by borrowers for property taxes
          and insurance                                    3,899,872        4,930,659
    Accrued expenses and other liabilites                  4,076,014        7,853,381
                                                         -----------      -----------
                 Total liabilities                       187,544,945      129,755,032
                                                         -----------      -----------

Stockholders' equity
    Common stock, $.01 par value.  Authorized 10,000,000
         shares; issued and outstanding 711,036 shares         7,110            7,661
    Additional paid-in capital                             4,173,718        4,264,862
    Retained earnings                                      6,049,923        5,389,193
                                                         -----------      -----------
                  Total stockholders' equity              10,230,751        9,661,716
                                                         -----------      -----------
                                                        $197,775,696     $139,416,748
                                                         ===========      ===========

MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statement of Income
For the nine months ended March 31, 1995 and 1994

                                                                           Nine months ended March 31,
                                                                           ---------------------------
                                                                               1995           1994
                                                                           -----------     ----------
                                                                                 (unaudited)
Interest Income:
    Loans                                                                  $10,011,340     $8,100,723
    Other investments                                                          409,645        342,907
                                                                           -----------     ----------
          Total interest income                                             10,420,985      8,443,630
                                                                           -----------     ----------

Interest expense:
    Deposits                                                                 4,387,790      3,286,897
    Advances and other borrowings                                            1,393,568        724,837
                                                                           -----------     ----------
          Total interest expense                                             5,781,358      4,011,734
                                                                           -----------     ----------
           Net interest income                                               4,639,627      4,431,896

Provision for possible loan losses                                                   0              0
                                                                           -----------     ----------

          Net interest income after provision for possible
              loan losses                                                    4,639,627      4,431,896
                                                                           -----------     ----------
Other income:
    Loan fees and service charges                                              257,009        417,983
    Mortgage loan servicing fees                                               298,850       (161,780)
    Gain on sale of loans                                                      405,455      1,155,254
    Gain (loss) on sale of loan servicing                                      (20,315)       793,390
    Gain on real estate acquired through foreclosure                            84,132              0
    Other operating income, net                                                 20,139         14,986
                                                                           -----------     ----------
                                                                             1,045,270      2,219,833
                                                                           -----------     ----------
General and administrative expenses:
    Compensation, payroll taxes, and fringe benefits                         2,165,891      1,988,305
    Occupancy and equipment expense                                            659,837        608,185
    Other                                                                      941,769      1,030,092
                                                                           -----------     ----------
            Total general and administrative expenses                        3,767,497      3,626,582
                                                                           -----------     ----------
             Income before income taxes                                      1,917,400      3,025,147

Income tax expense                                                             707,138      1,103,245
                                                                           -----------     ----------
            Net income                                                     $ 1,210,262     $1,921,902
                                                                           ===========     ==========

MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statement of Stockholders' Equity
For the nine months ended March 31, 1995

                                                      Common Stock
                                                 ----------------------    Additional                  Total
                                                   Number                   paid-in      Retained   stockholders'
                                                 of shares       Amount     capital      earnings      equity
                                                 ---------      --------  -----------   ---------   -------------
                                                                           (unaudited)
Balance at June 30, 1994                          693,114       $6,931    3,873,225     5,342,754    9,222,910

Purchase and retirement of common stock           (15,889)        (159)     (88,672)     (113,012)    (201,843)
5% stock dividend                                  33,811          338      389,165      (390,081)        (578)
Net income                                                                              1,210,262    1,210,262
                                                  ------------------------------------------------------------
Balances at March 31, 1995                        711,036       $7,110   $4,173,718    $6,049,923  $10,230,751
                                                  ============================================================

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES
                     Consolidated Statements of Cash Flows
               For the nine months ended March 31, 1995 and 1994


                                                                                                  1995             1994
                                                                                              ------------      -----------
                                                                                                       (unaudited)
Cash flows from operating activities:
      Net income                                                                                $1,210,262      $1,921,902
      Adjustments to reconcile net income to net cash provided
         by operating activities:
               Provision for possible loan losses                                                        0               0
               Depreciation                                                                        172,106         147,305
               Amortization of organizational costs                                                  8,743           2,798
               Amortization of loan servicing fees                                                 297,834       1,065,963
               Deferred income tax expense                                                        (243,757)              0
               (Gain) loss on sale of loan servicing                                                20,315        (793,390)
               (Gain) loss on sale of real estate acquired through foreclosure                     (84,132)              0
               FHLB stock dividends                                                                      0        (105,712)
               Decrease (increase) in mortgage loans held for sale                              (2,409,946)     22,669,020
               (Increase) decrease in accrued interest receivable                                 (277,956)         27,821
               (Increase) decrease in other assets                                               2,517,894      (1,670,031)
               Increase (decrease) in advance payments by borrowers for
                    taxes and insurance                                                         (2,092,038)        259,572
               (Decrease) increase in other liabilities                                         (1,737,721)     (6,433,024)
                                                                                                ----------      ----------
                         Net cash provided by (used in) operating activities                    (2,618,396)     17,092,224
                                                                                                ----------      ----------

Cash flows from investing activities:
      Purchases of loan servicing                                                                  105,778      (2,840,965)
      Proceeds from the sale of loan servicing                                                     235,051       3,259,176
      Loan originations, net of repayments                                                     (26,733,040)     (9,698,299)
      Sale (purchase) of stock in Federal Home Loan Bank of Atlanta                               (800,000)        901,712
      Purchases of premises and equipment                                                       (3,244,994)       (234,601)
      Capital improvements of real estate acquired through foreclosure                             (39,904)              0
      Proceeds from sale of real estate acquired through foreclosure                               146,101       1,044,729
                                                                                                ----------      ----------
                         Net cash used in investing activities                                 (30,331,008)     (7,568,248)
                                                                                                ----------      ----------

Cah flows from financing activities:
     Net increase (decrease) in deposits                                                        17,120,343      11,762,133
      Proceeds from Federal Home Loan Bank advances                                            360,000,000     219,000,000
      Repayments of Federal Home Loan Bank advances                                           (344,000,000)   (242,600,000)
      Proceeds from note payable                                                                   203,000         600,000
      Repayments of note payable                                                                  (438,062)              0
      Cash paid in lieu of fractional shares                                                          (578)              0
      Purchase and retirement of treasury stock                                                   (201,843)       (872,709)
                                                                                                ----------      ----------
                         Net cash provided by (used in) financing activities                    32,682,860     (12,110,576)
                                                                                                ----------      ----------

                        Net decrease in cash and cash equivalents                                 (266,544)     (2,586,600)

Cash and cash equivalents at beginning of period                                                 9,124,868       7,564,807
                                                                                                ----------      ----------
Cash and cash equivalents at end of period                                                      $8,858,324      $4,978,207
                                                                                                ==========      ==========


Supplemental disclosures of cash flow information:
     Cash paid during the period for:
            Interest                                                                            $5,740,755      $4,060,135
                                                                                                ==========      ==========
            Income taxes                                                                        $1,013,778      $1,163,835
                                                                                                ==========      ==========
Supplemental disclosures of noncash investing activities:
     Loans receivable transferred to real estate
            acquired through foreclosure                                                           $96,425         $73,404
                                                                                                ==========      ==========
     Loan originations to finance the sale of real estate
            acquired through foreclosure                                                                $0      $1,071,634
                                                                                                ==========      ==========

                  MT. VERNON FINANCIAL CORP. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 1995
                                  (UNAUDITED)

              SELECTED INFORMATION - SUBSTANTIALLY ALL DISCLOSURES REQUIRED BY GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
                                ARE NOT INCLUDED


The accompanying unaudited consolidated financial statements of Mt. Vernon Financial Corp. and subsidiaries as of March 31, 1995 and for the nine months ended March 31, 1995 and 1994 have been prepared in accordance with generally accepted accounting principles for interim information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all material adjustments considered necessary for a fair presentation have been included, including normal recurring accruals and adjustments. The results of operations for the interim periods herein are not necessarily indicative of the results that may be expected for the entire year. For further information, refer to the consolidated financial statements and footnotes thereto included in Mt. Vernon Financial Corp.'s audited consolidated financial statements for the year ended June 30, 1994.

                                                                      APPENDIX A


                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                         THE COLONIAL BANCGROUP, INC.,


                                      AND

                        MT. VERNON FINANCIAL CORPORATION

                                  DATED AS OF

                                  MAY 4, 1995

                               TABLE OF CONTENTS


CAPTION                                                                                                                 PAGE
- -------                                                                                                                 ----
ARTICLE 1 -- NAME

         1.1     Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7

ARTICLE 2 -- MERGER -- TERMS AND CONDITIONS

         2.1     Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
         2.2     Corporate Existence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-7
         2.3     Articles of Incorporation and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
         2.4     Resulting Corporation's Officers and Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-8
         2.5     Shareholder Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
         2.6     Further Acts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9
         2.7     Effective Date and Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-9

ARTICLE 3 -- CONVERSION OF FINANCIAL STOCK

         3.1     Conversion of Financial Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-10
         3.2     Surrender of Financial Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-12
         3.3     Fractional Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         3.4     Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-13
         3.5     BancGroup Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         3.6     Dissenting Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14
         3.7     Cash Conversion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-14

ARTICLE 4 -- REPRESENTATIONS, WARRANTIES AND
             COVENANTS OF BANCGROUP

         4.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.2     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-15
         4.3     Financial Statements; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-16
         4.4     No Conflict with Other Instrument  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-18
         4.5     Absence of Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         4.6     Approval of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-19
         4.7     Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         4.8     Title and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         4.9     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-20
         4.10    Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21
         4.11    Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-21


         4.12    Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         4.13    Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-22
         4.14    Filings Incorporated by Reference  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         4.15    Form S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23
         4.16    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-23

ARTICLE 5 -- REPRESENTATIONS, WARRANTIES AND
             COVENANTS OF FINANCIAL

         5.1     Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         5.2     Capital Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-24
         5.3     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.4     Financial Statements; Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-25
         5.5     Absence of Certain Changes or Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-28
         5.6     Title and Related Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-31
         5.7     Commitments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         5.8     Charter and Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-33
         5.9     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-34
         5.10    Material Contract Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         5.11    No Conflict with Other Instrument  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         5.12    Governmental Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         5.13    Absence of Regulatory Communications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-35
         5.14    Absence of Material Adverse Change . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         5.15    Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-36
         5.16    Pension and Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         5.17    Buy-Sell Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-37
         5.18    Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         5.19    Approval of Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         5.20    Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-38
         5.21    Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         5.22    Loans; Adequacy of Allowance for Loan Losses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-39
         5.23    Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-40
         5.24    Transfer of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         5.25    Lender and Servicer Qualifications . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-41
         5.26    Loan and Mortgage Servicing Portfolio  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-44
         5.27    No Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-47
         5.28    Mortgage Servicing Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-49
         5.29    Investor Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-50
         5.30    Custodial Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-50
         5.31    Pool Certification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51
         5.32    Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-51
         5.33    Stock Repurchases  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-52



ARTICLE 6 -- ADDITIONAL COVENANTS

         6.1     Additional Covenants of BancGroup  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-52
         6.2     Additional Covenants of Financial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-55

ARTICLE 7 -- MUTUAL COVENANTS AND AGREEMENTS

         7.1     Best Efforts; Cooperation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-58
         7.2     Press Release  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-59
         7.3     Mutual Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-59
         7.4     Access to Properties and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-59

ARTICLE 8 -- CONDITIONS TO OBLIGATIONS OF ALL PARTIES

         8.1     Approval by Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
         8.2     Regulatory Authority Approval  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-60
         8.3     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-61
         8.4     Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-61
         8.5     Tax Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-61

ARTICLE 9 -- CONDITIONS TO OBLIGATIONS OF FINANCIAL

         9.1     Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
         9.2     Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
         9.3     Closing Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-63
         9.4     Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-65
         9.5     Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-65

ARTICLE 10 -- CONDITIONS TO OBLIGATIONS OF BANCGROUP

         10.1    Representations, Warranties and Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-66
         10.2    Adverse Changes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-66
         10.3    Closing Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-66
         10.4    Opinion of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-68
         10.5    Controlling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-68
         10.6    Other Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-69
         10.7    Material Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-69
         10.8    Dissenters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-69
         10.9    Cash Out of Options  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-69
         10.10   Employment and Compensation Arrangements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-70
         10.11   Employee Stock Purchase Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-70

ARTICLE 11 -- TERMINATION OF REPRESENTATIONS
              AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-70


ARTICLE 12 -- NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-71

ARTICLE 13 -- AMENDMENT OR TERMINATION

         13.1    Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-72
         13.2    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-72
         13.3    Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-73

ARTICLE 14 -- DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-74

ARTICLE 15 -- MISCELLANEOUS

         15.1    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-90
         15.2    Benefit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-90
         15.3    Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-90
         15.4    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-91
         15.5    Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-91
         15.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-91
         15.7    Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-91
         15.8    Return of Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-92
         15.9    Equitable Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-92
         15.10   Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-92
         15.11   No Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-93
         15.12   Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-93
         15.13   Entire Contract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  A-93

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of this the 4th day of May 1995, by and between MT. VERNON FINANCIAL CORPORATION ("Financial"), a Georgia corporation, and THE COLONIAL BANCGROUP, INC. ("BancGroup"), a Delaware corporation.


                                   WITNESSETH


         WHEREAS, Financial operates as a savings and loan holding company for its wholly owned subsidiary, Mt. Vernon Federal Savings Bank (the "Bank"), with offices in Atlanta, Georgia; and


         WHEREAS, BancGroup is a bank holding company with subsidiary banks in Alabama and Tennessee; and


         WHEREAS, Financial wishes to merge with BancGroup; and


         WHEREAS, it is the intention of BancGroup and Financial that such merger shall qualify for federal income tax purposes as a "reorganization" within the meaning of section 368(a) of the Code, as defined herein;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Parties hereto agree as follows:



                                   ARTICLE 1

                                      NAME



         1.1 NAME. The name of the corporation resulting from the Merger shall be "The Colonial BancGroup, Inc."


                                   ARTICLE 2

                         MERGER -- TERMS AND CONDITIONS


         2.1 APPLICABLE LAW. On the Effective Date, Financial shall be merged with and into BancGroup (herein referred to as the "Resulting Corporation" whenever reference is made to it as of the time of merger or thereafter). The Merger shall be undertaken pursuant to the provisions of and with the effect provided in the DGCL. The offices and facilities of Financial and of BancGroup shall become the offices and facilities of the Resulting Corporation.


         2.2 CORPORATE EXISTENCE. On the Effective Date, the corporate existence of Financial and of BancGroup shall, as provided in the DGCL, be merged into and continued in the Resulting Corporation, and the Resulting Corporation shall be deemed to be the same corporation as Financial and BancGroup. All rights, franchises and interests of Financial and BancGroup, respectively, in and to every type of property (real, personal and mixed) and choses in action shall be transferred to and vested in the Resulting Corporation by virtue of the Merger without any deed or other transfer. The Resulting Corporation on the Effective Date, and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, transfer agent and registrar of stocks and bonds, guardian of estates, assignee, and receiver and in every other fiduciary capacity and in every agency, and capacity, in the same manner and to the same extent as such rights, franchises and interests were held or enjoyed by Financial and BancGroup, respectively, on the Effective Date.


         2.3 ARTICLES OF INCORPORATION AND BYLAWS. On the Effective Date, the certificate of incorporation and bylaws of the Resulting Corporation shall be the restated certificate of incorporation and bylaws of BancGroup as they exist immediately before the Effective Date.


         2.4 RESULTING CORPORATION'S OFFICERS AND BOARD. The board of directors and the officers of the Resulting Corporation on the Effective Date shall consist of those persons serving in such capacities of BancGroup as of the Effective Date.

         2.5 SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of Financial at the Stockholders Meeting to be held as promptly as practicable consistent with the satisfaction of the conditions set forth in this Agreement. Upon approval by the requisite vote of the shareholders of Financial as required by applicable Law, this Agreement shall become effective as soon as practicable thereafter in the manner provided in section 2.7 hereof.


         2.6 FURTHER ACTS. If, at any time after the Effective Date, the Resulting Corporation shall consider or be advised that any further assignments or assurances in law or any other acts are necessary or desirable (i) to vest, perfect, confirm or record, in the Resulting Corporation, title to and possession of any property or right of Financial or BancGroup, acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, Financial or BancGroup and its officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all acts necessary or proper to vest, perfect or confirm title to, and possession of, such property or rights in the Resulting Corporation and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of the Resulting Corporation are fully authorized in the name of Financial or BancGroup, or otherwise, to take any and all such action.


         2.7 EFFECTIVE DATE AND CLOSING. Subject to the terms of all requirements of Law and the conditions specified in this Agreement, the Merger shall become effective on the date specified in the Certificate of Merger to be issued by the Secretary of State of the State of Delaware (such time being herein called the "Effective Date"). The Closing shall take place at the offices of BancGroup, in Montgomery, Alabama, at 11:00 a.m. on the date that the Effective Date occurs or at such other place and time that the Parties may mutually agree.


                                   ARTICLE 3

                         CONVERSION OF FINANCIAL STOCK



         3.1 CONVERSION OF FINANCIAL STOCK. (a) On the Effective Date, each share of common stock of Financial outstanding and held by Financial's shareholders (the "Financial Stock"), shall be converted into the number of shares, or such fractions of a share (subject to section 3.3 hereof), of BancGroup Common Stock which shall be equal to $18.794 divided by the Market Value (the "Exchange Ratio"), subject to adjustment as set forth in section 3.1(b) hereof; provided, however, that the aggregate number of shares of Common Stock that BancGroup shall issue in the Merger shall not exceed 703,327 and shall not be less than 477,258, subject to section 3.1(c)(ii). The Market Value shall represent the per share market value of the BancGroup Common Stock at the Effective Date and shall be determined by calculating the average of the closing prices of the Common Stock of BancGroup as reported by the NYSE on each of the twenty (20) trading days ending on the trading day immediately preceding the Effective Date, provided that for purposes of calculating the Exchange Ratio in this section 3.1(a) and section 3.1(c)(ii), the Market Value shall not be less than $19 nor greater than $28. Thus, as an illustration only, and subject to the maximum and minimum number of shares that shall be issued, if the Market Value is $24, then the Exchange Ratio will be .7831, and each one share of Financial Stock shall be converted into .7831 of a share of BancGroup Common Stock (i.e., $18.794 divided by $24), and a shareholder of Financial holding 100 shares of Financial Stock would receive in the aggregate 78 shares of BancGroup Common Stock (100 multiplied by .7831) with the .31 of a share of BancGroup Common Stock converted to cash equal to $7.44 ($24 multiplied by .31) as provided in section 3.3.


                 (b) Notwithstanding section 3.1(a), the aggregate number of shares of BancGroup Common Stock to be issued in the Merger shall be reduced by an amount of shares equal to the amount by which expenses incurred by Financial for the termination of data processing controls listed on Schedule 3.1(b) hereto exceed $92,000 divided by $18.794. In case of such reduction, the Parties acknowledge that the per share consideration to be received under section 3.1(a) hereof for each share of Financial Stock shall be less than $18.794, and, therefore, an appropriate adjustment to the calculation of the Exchange Ratio will be made.


                 (c)(i) BancGroup shall pay cash to holders of non-qualified options of Financial Stock equal to the difference between $18.794 and the option price respecting such shares of Financial Stock which are subject to options. Such options shall be terminated and shall not be entitled to be exchanged for shares of BancGroup Common Stock. Schedule 3.1(c) hereto shows the names of all holders of non-qualified options, the number of shares subject to options held by such holders and the option price of such shares. Such holders shall sign an agreement to be bound by this section substantially in accordance with Exhibit D.


         (ii) Schedule 3.1(c) hereto shows the names of all holders of incentive options under Financial's stock option plan, the number of shares subject to options held by such holders and the option price of such shares. If holders of incentive options exercise such options prior to the Closing, then the maximum and minimum aggregate number of shares of BancGroup Common Stock specified in section 3.1(a) shall be increased to account for such exercises, and, assuming that all incentive options are exercised prior to the Closing, then the number of shares of Common Stock that BancGroup shall issue shall not exceed 769,018 and shall not be less than 521,834. Any such options which are not exercised prior to the Closing shall be cancelled and shall not be entitled to be exchanged for shares of BancGroup Common Stock or options respecting BancGroup Common Stock.


         3.2 SURRENDER OF FINANCIAL STOCK. After the Effective Date, each holder of an outstanding certificate or certificates which prior thereto represented shares of Financial Stock who is entitled to receive BancGroup Common Stock shall be entitled, upon surrender to BancGroup of their certificate or certificates representing shares of Financial Stock, to receive in exchange therefor a certificate or certificates representing the number of whole shares of BancGroup Common Stock into and for which the shares of Financial Stock so surrendered shall have been converted, such certificates to be of such denominations and registered in such names as such holder may reasonably request. Until so surrendered and exchanged, each such outstanding certificate which, prior to the Effective Date, represented shares of Financial Stock and which is to be converted into BancGroup Common Stock shall for all purposes evidence ownership of the BancGroup Common Stock into and for which such shares shall have been so converted, except that no dividends or other distributions with respect to such BancGroup Common Stock shall be made until the certificates previously representing shares of Financial Stock shall have been properly tendered.


         3.3 FRACTIONAL SHARES. No fractional shares of BancGroup Common Stock shall be issued, and each holder of shares of Financial Stock having a fractional interest arising upon the conversion of such shares into shares of BancGroup Common Stock shall, at the time of surrender of the certificates previously representing Financial Stock, be paid by BancGroup an amount in cash equal to the Market Value of such fractional share.


         3.4 ADJUSTMENTS. In the event that prior to the Effective Date BancGroup Common Stock shall be changed into a different number of shares or a different class of shares by reason of any recapitalization or reclassification, stock dividend, combination, stock split, or reverse stock split of the Common Stock, an appropriate and proportionate adjustment shall be made in the number of shares of BancGroup Common Stock into which the Financial Stock shall be converted.

         3.5 BANCGROUP STOCK. The shares of Common Stock of BancGroup issued and outstanding immediately before the Effective Date shall continue to be issued and outstanding shares of the Resulting Corporation.


         3.6 DISSENTING RIGHTS. Any shareholder of Financial who shall not have voted in favor of this Agreement and has complied with the applicable procedures set forth in the Georgia Business Corporation Code, relating to rights of dissenting shareholders, shall be entitled to receive payment for the fair value of his Financial Stock. If after the Effective Date a dissenting shareholder of Financial fails to perfect, or effectively withdraws or loses, his right to appraisal and payment for his shares of Financial Stock, BancGroup shall issue and deliver the consideration to which such holder of shares of Financial Stock is entitled under Section 3(a) (without interest) upon surrender of such holder of the certificate or certificates representing shares of Financial Stock held by him.


         3.7 CASH CONVERSION. If, for any reason, the shares of BancGroup Common Stock cannot be registered or otherwise qualified for sale pursuant to the securities laws of any state, territory or other jurisdiction, the shares of Financial Stock held by shareholders residing in such state, territory or other jurisdiction, at the sole option of BancGroup, may be converted into cash based upon the fair value of such shares, as provided in section 3.3 above.

                                   ARTICLE 4

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF BANCGROUP



          BancGroup represents, warrants and covenants to and with Financial as follows:


         4.1 ORGANIZATION. BancGroup is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. BancGroup has the necessary corporate powers to carry on its business as presently conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually or in the aggregate, have a Material Adverse Effect on the condition (financial or other), earnings, business, affairs, Assets, properties, prospects or results of operations of BancGroup or of BancGroup and its Subsidiaries taken as a whole.


         4.2     CAPITAL STOCK.

                 (a)      The authorized capital stock of BancGroup consists of
(A) 44,000,000 shares of Common Stock, $2.50 par value per share, of which as of March 31, 1995, 12,208,446 shares were validly issued and outstanding, fully paid and nonassessable and are not subject to preemptive rights, (B) and 1,000,000 shares of Preference Stock, $2.50 par value per share, none of which are issued and outstanding. The shares of Common Stock to be issued upon the Merger are duly authorized and, when so issued, will be validly issued and outstanding, fully paid and nonassessable.


                 (b) The authorized capital stock of each Subsidiary of BancGroup is validly issued and outstanding, fully paid and nonassessable, and each Subsidiary is wholly owned, directly or indirectly, by BancGroup.


         4.3 FINANCIAL STATEMENTS; TAXES. (a) BancGroup has delivered to Financial copies of the following financial statements of BancGroup.


                    (i) Consolidated balance sheets as of December 31, 1993, and December 31, 1994, and for the quarterly period ending March 31, 1995;


                    (ii) Consolidated statements of operations for each of the three years ended December 31, 1992, 1993 and 1994, and for the quarterly period ending March 31, 1995;


                    (iii) Consolidated statements of cash flows for each of the three years ended December 31, 1992, 1993 and 1994, and for the quarterly period ending March 31, 1995; and

                    (iv) Consolidated statements of changes in shareholders' equity for the three years ended December 31, 1992, 1993 and 1994, and for the quarterly period ending March 31, 1995.


Between the date hereof and the Effective Date, BancGroup will deliver to Financial copies of all quarterly financial statements as soon as they become available. All such financial statements are in all material respects in accordance with the books and records of BancGroup and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, all as more particularly set forth in the notes to such statements. Each of the consolidated balance sheets presents fairly as of its date the consolidated financial condition of BancGroup and its Subsidiaries. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), BancGroup did not have, as of the dates of such balance sheets, any material Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of consolidated income, shareholders' equity and changes in consolidated financial position present fairly the results of operations and changes in financial position of BancGroup and its Subsidiaries for the periods indicated.


                 (b) All Tax returns required to be filed by or on behalf of BancGroup have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 4.3(a) are, to the Knowledge of BancGroup, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign or other Taxes (including any interest or penalties) of BancGroup accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which BancGroup may at said dates have been liable in its own right or as transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of BancGroup, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of BancGroup. BancGroup has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation).


         4.4 NO CONFLICT WITH OTHER INSTRUMENT. The consummation of the transactions contemplated by this Agreement will not result in a breach of or constitute a Default (without regard to the giving of notice or the passage of time) under any material indenture, mortgage, deed of trust or other material agreement or instrument to which BancGroup or any of its Subsidiaries is a party or by which they or their Assets may be bound; will not conflict with any provision of the restated certificate of incorporation or bylaws of BancGroup or the articles of incorporation or bylaws of any of its Subsidiaries; and will not violate any provision of any Law, Regulation, judgment or decree binding on them or any of their Assets.


         4.5 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the most recent balance sheet provided under section 4.3(a)(i) above, there have been no events, changes or occurrences which have had or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on BancGroup.


         4.6 APPROVAL OF AGREEMENTS. The board of directors of BancGroup has, or will have prior to the Effective Date, approved this Agreement and the transactions contemplated by it and have, or will have prior to the Effective Date, authorized the execution and delivery by BancGroup of this Agreement. Subject to the matters referred to in section 8.2, BancGroup has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated by this Agreement. BancGroup has no Knowledge of any fact or circumstance under which the appropriate regulatory approvals required by section 8.2 will not be granted without the imposition of material conditions.

         4.7 TAX TREATMENT. BancGroup has no present plan to sell or otherwise dispose of any of the Assets of Financial, or to liquidate any Subsidiaries, subsequent to the Merger, and BancGroup intends to continue the historic business of Financial.


         4.8 TITLE AND RELATED MATTERS. BancGroup has good and marketable title to all the properties, interests in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 4.3(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes of such balance sheet, (ii) liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of BancGroup, the material structures and equipment of BancGroup comply in all material respects with the requirements of all applicable Laws.


         4.9 SUBSIDIARIES. Each Subsidiary of BancGroup has been duly incorporated and is validly existing as a corporation in good standing under the Laws of the jurisdiction of its incorporation and each Subsidiary has been duly qualified as a foreign corporation to transact business and is in good standing under the Laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification and in which the failure to be duly qualified could have a Material Adverse Effect upon BancGroup and its Subsidiaries considered as one enterprise; each of the banking Subsidiaries of BancGroup has its deposits fully insured by the Federal Deposit Insurance Corporation to the extent provided by the Federal Deposit Insurance Act; and the businesses of the non-bank Subsidiaries of BancGroup are permitted to subsidiaries of registered bank holding companies.


         4.10 CONTRACTS. Neither BancGroup nor any of its Subsidiaries is in violation of its respective certificate of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its property may be bound.


         4.11 LITIGATION. Except as disclosed in or reserved for in BancGroup's financial statements, there is no Litigation before or by any court or Agency, domestic or foreign, now pending, or, to the Knowledge of BancGroup, threatened against or affecting BancGroup or any of its Subsidiaries (nor is BancGroup aware of any facts which could give rise to any such Litigation) which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which is likely to have any Material Adverse Effect or prospective Material Adverse Effect in the condition, financial or otherwise, or in the general affairs, management, stockholders' equity or results of operations of BancGroup and its Subsidiaries considered as one enterprise, or which is likely to materially and adversely affect the properties or Assets thereof or which is likely to materially affect the consummation of the transactions contemplated by this Agreement; all pending legal or governmental proceedings to which BancGroup or any Subsidiary is a party or of which any of their properties is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material; and neither BancGroup nor any of its Subsidiaries have any contingent obligations which could be considered material to BancGroup and its Subsidiaries considered as one enterprise which are not disclosed in the Registration Statement as it may be amended or supplemented.


         4.12 COMPLIANCE. BancGroup and its Subsidiaries, in the conduct of their businesses, are to the Knowledge of BancGroup, in material compliance with all material federal, state or local Laws applicable to their or the conduct of their businesses.


         4.13 REGISTRATION STATEMENT. At the time the Registration Statement becomes effective and at the time of the Stockholders' Meeting, the Registration Statement, including the Proxy Statement which shall constitute a part thereof, will comply in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Proxy

Statement made in reliance upon and in conformity with information furnished in writing to BancGroup by Financial or any of its representatives expressly for use in the Proxy Statement or information included in the Proxy Statement regarding the business of Financial, its operations, Assets and capital.


         4.14 FILINGS INCORPORATED BY REFERENCE. The documents incorporated by reference into the Registration Statement, at the time they were filed with the SEC, complied in all material respects with the requirements of the 1934 Act and Regulations thereunder and when read together and with the other information in the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading at the time the Registration Statement becomes effective or at the time of the Stockholders Meeting.


         4.15 FORM S-4. The conditions for use of a registration statement on SEC Form S-4 set forth in the General Instructions on Form S-4 have been or will be satisfied with respect to BancGroup and the Registration Statement.


         4.16 DISCLOSURE. No representation or warranty, or any statement or certificate furnished or to be furnished to Financial by BancGroup, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.

                                   ARTICLE 5

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF FINANCIAL


         Financial represents, warrants and covenants to and with BancGroup, as follows:



         5.1 ORGANIZATION. Financial is a Georgia corporation, and the Bank is a federal stock savings bank, as defined by Section 1462(2)(d) of the Home Owners' Loan Act of 1983. Each Financial Company is duly organized, validly existing and in good standing under the respective Laws of its jurisdiction of incorporation and has all requisite power and authority to carry on its business as it is now being conducted and is qualified to do business in every jurisdiction in which the character and location of the Assets owned by it or the nature of the business transacted by it requires qualification or in which the failure to qualify could, individually, or in the aggregate, have a Material Adverse Effect on the condition (financial or other) earnings, business, affairs, Assets, properties, prospects or results of operations of Financial or of Financial and its Subsidiaries taken as a whole.



         5.2 CAPITAL STOCK. (i) As of March 31, 1995, the authorized capital stock of Financial consists of 10,000,000 shares of common stock, $.01 par value per share, 711,036 shares of which are issued and outstanding as of the date hereof. All of such shares which are outstanding are validly issued, fully paid and nonassessable and not subject to preemptive rights. Financial has 193,506 shares of its common stock subject to exercise pursuant to stock options. Except for the foregoing, Financial does not have any other





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arrangements or commitments obligating it to issue shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock.


         5.3 SUBSIDIARIES. Financial has no direct Subsidiaries other than the Bank, and there are two operating subsidiaries of the Bank, The Mortgage Bank, Inc. and Mt. Vernon Service Co., Inc. Financial owns all of the issued and outstanding capital stock of the Bank free and clear of any liens, claims or encumbrances of any kind, and the Bank owns all of the issued and outstanding capital stock of the other two Subsidiaries free and clear of any liens, claims or encumbrances of any kind. All of the issued and outstanding shares of capital stock of the Subsidiaries have been validly issued and are fully paid and non-assessable. As of March 31, 1995, there were 10,000,000 shares of the Bank's common stock, par value $.01 per share, authorized, 1,000 of which are issued and outstanding; there were 10,000 shares of The Mortgage Bank, Inc. common stock, par value $1.00 per share, authorized, 10,000 shares of which are issued and outstanding; and there were 50,000 shares of Mt. Vernon Service Co., Inc. common stock, no par value, authorized, 30,000 shares of which are issued and outstanding.



         5.4 FINANCIAL STATEMENTS; TAXES (a) Financial has delivered to BancGroup copies of the following financial statements of Financial:





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                    (i)   Consolidated statements of financial condition as of
June 30, 1993 and 1994, and for the quarterly period ending March 31, 1995;


                    (ii) Consolidated statements of income for each of the three years ended June 30, 1992, 1993 and 1994, and for the quarterly period ending March 31, 1995;


                    (iii) Consolidated statements of stockholders' equity for each of the three years ended June 30, 1992, 1993, and 1994, and for the quarterly period ending March 31, 1995; and


                    (iv) Consolidated statements of cash flows for the three years ended June 30, 1992, 1993 and 1994, and for the quarterly period ending March 31, 1995.


Between the date hereof and the Effective Date, Financial will deliver copies of all monthly financial statements as soon as they become available. All of the foregoing financial statements are in all material respects in accordance with the books and records of Financial and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except for changes required by GAAP, all as more particularly set forth in the notes to such statements. Each of such balance sheets presents fairly as of its date the financial condition of Financial. Except as and to the extent reflected or reserved against in such balance sheets (including the notes thereto), Financial did not have, as of the date of such balance sheets, any material





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Liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto, other than Liabilities (including reserves) in the amount set forth in such balance sheets and the notes thereto. The statements of income, stockholders' equity and cash flows present fairly the results of operation, changes in shareholders equity and cash flows of Financial for the periods indicated.


                 (b) Except as set forth on Schedule 5.4(b), all Tax returns required to be filed by or on behalf of Financial have been timely filed (or requests for extensions therefor have been timely filed and granted and have not expired), and all returns filed are complete and accurate in all material respects. All Taxes shown on said returns to be due and all additional assessments received have been paid. The amounts recorded for Taxes on the balance sheets provided under section 5.4(a) are, to the Knowledge of Financial, sufficient in all material respects for the payment of all unpaid federal, state, county, local, foreign and other Taxes (including any interest or penalties) of Financial accrued for or applicable to the period ended on the dates thereof, and all years and periods prior thereto and for which Financial may at said dates have been liable in its own right or as a transferee of the Assets of, or as successor to, any other corporation or other party. No audit, examination or investigation is presently being conducted or, to the Knowledge of Financial, threatened by any taxing authority which is likely to result in a material Tax Liability, no material unpaid Tax deficiencies or additional liability of any sort have been proposed by any governmental representative and no agreements for extension of time for the assessment of any material amount of Tax have been entered into by or on behalf of Financial.





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Financial has not executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due that is currently in effect.


                 (c) Each Financial Company has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in material compliance with all Tax withholding provisions of applicable federal, state, foreign and local Laws (including without limitation, income, social security and employment Tax withholding for all types of compensation). Each Financial Company is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under section 3406 of the Code.


         5.5 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since the date of the most recent balance sheet provided under section 5.4(a)(i) above, no Financial Company has


                 (a) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities (whether authorized and unissued or held in the treasury) except shares of common stock issued upon the exercise of options previously granted under Financial's stock option plan and shares issued as director's qualifying shares;

                 (b) borrowed or agreed to borrow any funds or incurred, or become subject to, any Liability (absolute or contingent) except borrowings, obligations and Liabilities incurred in the ordinary course of business and consistent with past practice;


                 (c) paid any material obligation or Liability (absolute or contingent) other than current Liabilities reflected in or shown on the most recent balance sheet referred to in section 5.4(a)(i) and current Liabilities incurred since that date in the ordinary course of business and consistent with past practice;


                 (d) declared or made, or agreed to declare or make, any payment of dividends or distributions of any Assets of any kind whatsoever to shareholders, or purchased or redeemed, or agreed to purchase or redeem, any of its outstanding securities;


                 (e) except in the ordinary course of business, sold or transferred, or agreed to sell or transfer, any of its Assets, property or rights or canceled, or agreed to cancel, any debts or claims;


                 (f) except in the ordinary course of business, entered or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its Assets, property or rights or requiring the consent of any party to the transfer and assignment of any of its Assets, property or rights;





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


                 (g) suffered any Losses or waived any rights of value which in either event in the aggregate are material;


                 (h) except in the ordinary course of business, made or permitted any amendment or termination of any Contract, agreement or license to which it is a party if such amendment or termination is material considering its business as a whole;


                 (i) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; provided that accruals or arrangements currently in place and due to be paid for the year ending June 30, 1995, are not covered by this paragraph (i) and provided that, after June 30, 1995, accruals may be made for bonuses to be paid for the year ending June 30, 1996, in accordance with normal and usual practice but only if the Merger is not consummated;


                 (j) except in accordance with normal and usual practice, increased the rate of compensation payable to or to become payable to any of its officers or employees or made any material increase in any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan, payment or arrangement made to, for or with any of its officers or employees;

                 (k) received notice or had Knowledge or reason to believe that any of its substantial customers has terminated or intends to terminate its relationship, which termination would have a Material Adverse Effect on its financial condition, results of operations, business, Assets or properties;


                 (l) failed to operate its business in the ordinary course so as to preserve its business intact and to preserve the goodwill of its customers and others with whom it has business relations; and


                 (m) entered into any other material transaction other than in the ordinary course of business.


Between the date hereof and the Effective Date, no Financial Company, without the express written approval of BancGroup, will do any of the things listed in clauses (a) through (m) of this section 5.5 except as permitted therein or as contemplated in this Agreement.



         5.6     TITLE AND RELATED MATTERS.


                 (a) Title. Financial has good and marketable title to all the properties, interest in properties and Assets, real and personal, reflected in the most recent balance sheet referred to in section 5.4(a), or acquired after the date of such balance sheet (except properties, interests and Assets sold or otherwise disposed of since such date, in the





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

ordinary course of business), free and clear of all mortgages, Liens, pledges, charges or encumbrances except (i) mortgages and other encumbrances referred to in the notes to such balance sheet, (ii) Liens for current Taxes not yet due and payable and (iii) such imperfections of title and easements as do not materially detract from or interfere with the present use of the properties subject thereto or affected thereby, or otherwise materially impair present business operations at such properties. To the Knowledge of Financial, the material structures and equipment of each Financial Company, comply in all material respects with the requirements of all applicable Laws and Regulations.


                 (b) Leases. Schedule 5.6(b) sets forth a list and description of all real and personal property owned or leased by any Financial Company, either as lessor or lessee.


                 (c) Personal Property. Schedule 5.6(c) sets forth a depreciation schedule of each Financial Company's fixed Assets as of December 31, 1994.


                 (d) Computer Hardware and Software. Schedule 5.6(d) contains a description of all agreements relating to data processing computer software and hardware now being used in the business operations of any Financial Company. Financial is not aware of any defects, irregularities or problems with any of its computer hardware or software which renders such hardware or software unable to satisfactorily perform the tasks and functions to be performed by them in the business of any Financial Company.

         5.7 COMMITMENTS. Except as set forth in Schedule 5.7, no Financial Company is a party to any oral or written (i) Contracts for the employment of any officer or employee which is not terminable on 30 days' (or less) notice, (ii) profit sharing, bonus, deferred compensation, savings, stock option, severance pay, pension or retirement plan, agreement or arrangement,
(iii) loan agreement, indenture or similar agreement relating to the borrowing of money by such party, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection, and guaranties made in the ordinary course of business, (v) consulting or other similar Contracts, (vi) collective bargaining agreement, (vii) agreement with any present or former officer, director or shareholder of such party, or (viii) other Contract, agreement or other commitment which is material to the business, operations, property, prospects or Assets or to the condition, financial or otherwise, of any Financial Company. Complete and accurate copies of all Contracts, plans and other items so listed have been made or will be made available to BancGroup for inspection. Prior to the Effective Date, no Financial Company will enter into or amend any Contract, agreement or other instrument of any of the types listed in this section without the express written consent of BancGroup.


         5.8 CHARTER AND BYLAWS. Financial has delivered to BancGroup true and correct copies of the articles of incorporation and bylaws of each Financial Company, including all amendments thereto, as currently in effect. There will be no changes in such articles of incorporation or bylaws prior to the Effective Date, without the prior written consent of BancGroup.

         5.9 LITIGATION. There is no Litigation (whether or not purportedly on behalf of Financial) pending or, to the Knowledge of Financial, threatened against or affecting any Financial Company (nor is Financial aware of any facts which could give rise to any such Litigation) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, which involves the possibility of any judgment or Liability not fully covered by insurance in excess of a reasonable deductible amount or which may have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of any Financial Company, and no Financial Company is in Default with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality, which Default would have a Material Adverse Effect on the business operations, properties or Assets or in the condition, financial or otherwise, of such party. To the Knowledge of Financial, each Financial Company has complied in all material respects with all material applicable Laws and Regulations including those imposing Taxes, or any applicable jurisdiction and of all states, municipalities, other political subdivisions and Agencies, in respect of the ownership of its properties and the conduct of its business, which, if not complied with, would have a Material Adverse Effect in the business operations, properties or Assets or in the condition, financial or otherwise, of any such Financial Company.

         5.10 MATERIAL CONTRACT DEFAULTS. No Financial Company is in Default in any material respect under the terms of any Contract, agreement, lease or other commitment which is or may be, material to the business, operations, properties or Assets, or the condition, financial or otherwise, of such company and, to the Knowledge of Financial, there is no event which, with notice or lapse of time, or both, may be or become an event of Default under any such Contract, agreement, lease or other commitment in respect of which adequate steps have not been taken to prevent such a Default from occurring.


         5.11 NO CONFLICT WITH OTHER INSTRUMENT. The consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of or constitute a Default under any Contract, indenture, mortgage, deed of trust or other material agreement or instrument to which any Financial Company is a party and will not conflict with any provision of the charter or bylaws of any Financial Company.


         5.12 GOVERNMENTAL AUTHORIZATION. Each Financial Company has all licenses, franchises, permits and other governmental authorizations that, to the Knowledge of Financial, are or will be legally required to enable any Financial Company to conduct its business in all material respects as now conducted by each Financial Company.


         5.13 ABSENCE OF REGULATORY COMMUNICATIONS. Except for an agreement with the Office of Thrift Supervision which terminated in 1992, no Financial Company is subject to, nor has any Financial Company received during the past three years, any written





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

communication directed specifically to it from any Agency to which it is subject or pursuant to which such Agency has imposed or has indicated it may impose any material restrictions on the operations of it or the business conducted by it or in which such Agency has raised any material question concerning the condition, financial or otherwise, of such company.


         5.14 ABSENCE OF MATERIAL ADVERSE CHANGE. Since the date of the most recent balance sheet provided under section 5.4(a)(i), there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect on any Financial Company.


         5.15 INSURANCE. Each Financial Company has in effect insurance coverage and bonds with reputable insurers which, in respect to amounts, types and risks insured, management of Financial reasonably believes to be adequate for the type of business conducted by such company. No Financial Company is liable for any material retroactive premium adjustment. All insurance policies and bonds are valid, enforceable and in full force and effect, and no Financial Company has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no Financial Company has been refused any insurance coverage which it has sought or applied for, and it has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums that do not result from any extraordinary loss experience. All policies of insurance presently held or policies containing





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

substantially equivalent coverage will be outstanding and in full force with respect to each Financial Company at all times from the date hereof to the Effective Date.



         5.16    PENSION AND EMPLOYEE BENEFIT PLANS.


                 (a) To the Knowledge of Financial, all employee benefit plans of each Financial Company have been established in compliance with, and such plans have been operated in material compliance with, all applicable Laws. No Financial Company sponsors or otherwise maintains a "pension plan" within the meaning of section 3(2) of ERISA or any other retirement plan other than the Financial 401(k) plan that is intended to qualify under section 401 of the Code, nor do any unfunded Liabilities exist with respect to any employee benefit plan, past or present. To the Knowledge of Financial, no employee benefit plan, any trust created thereunder nor any trustee or administrator thereof has engaged in a "prohibited transaction," as defined in section 4975 of the Code, which may have a Material Adverse Effect on the condition, financial or otherwise, of any Financial Company.


                 (b) Financial has no reason to believe that any amount payable to any employee of any Financial Company will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code and Regulations thereunder.


         5.17 BUY-SELL AGREEMENT. Financial is not aware of any agreement among any of its shareholders granting to any person or persons a right of first refusal in respect of the sale, transfer, or other disposition of shares of outstanding securities by any shareholder of Financial, any similar agreement or any voting agreement or voting trust in respect of any such shares.


         5.18 BROKERS. Except for services provided for Financial by The Robinson-Humphrey Company, Inc., all negotiations relative to this Agreement and the transactions contemplated by this Agreement have been carried on by Financial directly with BancGroup and without the intervention of any other person, either as a result of any act of Financial, or otherwise, in such manner as to give rise to any valid claim against Financial for a finder's fee, brokerage commission or other like payment.


         5.19 APPROVAL OF AGREEMENTS. The board of directors of Financial has approved this Agreement and the transactions contemplated by this Agreement and has authorized the execution and delivery by Financial of this Agreement. Subject to the matters referred to in section 8.2, Financial has full power, authority and legal right to enter into this Agreement, and, upon appropriate vote of the shareholders of Financial in accordance with this Agreement, Financial shall have full power, authority and legal right to consummate the transactions contemplated by this Agreement.


         5.20 DISCLOSURE. No representation or warranty, nor any statement or certificate furnished or to be furnished to BancGroup by Financial, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained in this Agreement or in any such statement or certificate not misleading.


         5.21 REGISTRATION STATEMENT. At the time the Registration Statement becomes effective and at the time of the Stockholders Meeting, the Registration Statement, including the Proxy Statement which shall constitute part thereof, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall only apply to statements in or omissions from the Proxy Statement relating to descriptions of the business of Financial, its Assets, properties, operations, and capital stock or to information furnished by Financial or its representatives expressly for inclusion in the Proxy Statement.


         5.22    LOANS; ADEQUACY OF ALLOWANCE FOR LOAN LOSSES.   All reserves
for loan losses shown on the most recent financial statements furnished by Financial are adequate in all material respects, and Financial has no Knowledge of any fact which is likely to require a future material increase in the provision for loan losses or a material decrease in the loan loss reserve reflected in such financial statements. Each loan reflected as an Asset on the financial statements of Financial is the legal, valid and binding obligation of the obligor of each loan, enforceable in accordance with its terms subject to the effect of bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors' rights generally and to general equitable principles. Financial does not have in its portfolio any loan exceeding its legal lending limit, and except as disclosed on Schedule 5.22, Financial has no known significant delinquent, substandard, doubtful, loss, nonperforming or problem loans other than those listed on the March 31, 1995, classification of assets report.


         5.23 ENVIRONMENTAL MATTERS. To the Knowledge of Financial, each Financial Company is in material compliance with all Laws and other governmental requirements relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any waste, pollution, or toxic, hazardous or other substance (the "Environmental Laws"), and Financial has no Knowledge that any Financial Company has not complied with all regulations and requirements promulgated by the Occupational Safety and Health Administration that are applicable to any Financial Company. To the Knowledge of Financial, there is no Litigation proceeding, suit or investigation pending or threatened with respect to any violation or alleged violation of the Environmental Laws. To the Knowledge of Financial, with respect to properties or Assets of or owned by any Financial Company, including any Loan Property, (i) there has been no spillage, leakage, contamination or release of any substances for which the appropriate remedial action has not been completed; (ii) no owned or leased property is contaminated with or contains any hazardous substance or waste; and (iii) there are no underground storage tanks on any premises owned or leased by any Financial Company. Financial has no Knowledge of any facts which might suggest that any Financial Company has engaged in any management practice with respect to any of its past or existing borrowers which could reasonably be expected to subject any Financial Company to any Liability, either directly or indirectly, under the principles of law as set forth in United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir. 1990) or any similar principles. Moreover, to the Knowledge of Financial, no Financial Company has extended credit, either on a secured or unsecured basis, to any person or other entity engaged in any activities which would require or requires such person or entity to obtain any Permits, licenses, and other authorizations which are required under any Environmental Law which has not been obtained.


         5.24 TRANSFER OF SHARES. Financial has no Knowledge of any plan or intention on the part of Financial's shareholders to sell or otherwise dispose of any of the BancGroup Common Stock to be received by them in the Merger that would reduce such shareholders' ownership to a number of shares having, in the aggregate, a fair market value of less than fifty (50%) percent of the total fair market value of Financial common stock outstanding immediately before the Merger.


         5.25    LENDER AND SERVICER QUALIFICATIONS.

                 (a) The Bank (i) is qualified (A) by FHA as a mortgagee and servicer for Mortgage Loans which are insured by the FHA ("FHA Loans"), (B) by the VA as a lender and servicer for Mortgage Loans guaranteed by the VA ("VA Loans"), (C) by FNMA and FHLMC as a seller/servicer of first mortgages to FNMA and FHLMC and by FNMA under the Delegated Underwriting and Servicing Program, and (D) by GNMA as an authorized issuer and servicer of GNMA guaranteed mortgage-backed securities; and (ii) has all other material Permits necessary to conduct its current mortgage banking business, and is in good standing under all applicable Laws thereunder as a mortgage lender and servicer. Schedule 5.25(a) lists each jurisdiction in which the Bank has obtained or applied for a Permit. Except as disclosed in Schedule 5.25(a), none of the Financial Companies:


                    (x) to the Knowledge of Financial, is in violation of any Laws, Orders, or Permits applicable to its business or employees conducting its business as interpreted by the respective courts and Agencies having jurisdiction over the Bank as of the date of this Agreement or the Effective Date, nor is there a reasonable probability of the operation or practices of the Bank being held to be a violation of such Laws, Orders or Permits; or


                    (y) has received any notification or communication from any agency or department of federal, state, or local government or any Agency or the staff thereof (i) asserting that the Financial Company is not in compliance with any of the Laws or Orders which such governmental authority or Agency enforces, or (ii) threatening to revoke any Permits.


                 (b) Except as disclosed in Schedule 5.25(b), the Bank and, to the Knowledge of Financial, all prior servicers and originators have been and are in compliance in all material respects with all Laws (including the Regulations) and Orders of any court or governmental authorities applicable to it, its Assets and its conduct of business, the breach of which would require the Repurchase of a Mortgage Loan or result in the Bank incurring a Loss. The Bank has timely filed, or will have timely filed by the Effective Date, all material reports required by any Investor or Insurer or by any Law to be filed. To the Knowledge of Financial, the Bank has not done or caused to be done, or has failed to do or omitted to be done, any act, the effect of which would operate to invalidate or materially impair (i) any approvals of the FHA, VA, FNMA, FHLMC, GNMA or HUD, (ii) any FHA insurance or commitment of the FHA to insure, (iii) any VA guarantee or commitment of the VA to guarantee, (iv) any private mortgage insurance or commitment of any private mortgage insurer to insure, (v) any title insurance policy, (vi) any hazard insurance policy, (vii) any flood insurance policy, (viii) any fidelity bond, direct surety bond, or errors and omissions insurance policy required by HUD, GNMA, FNMA, FHA, FHLMC, VA or private mortgage insurers, (ix) any surety or guaranty agreement, or (x) any guaranty issued by GNMA, FNMA or FHLMC to the Bank respecting mortgage-backed securities issued by the Bank and other like guaranties. Except as set forth in Schedule 5.25(b), since January 1, 1991, no Agency, Investor or private mortgage insurer has (i) claimed that the Bank has repeatedly violated or has not complied on a recurring basis with the applicable underwriting standards with respect to Mortgage Loans sold by the Bank to an Investor or (ii) imposed restrictions on the activities (including commitment authority) of the Bank.


         (c) Except as set forth in Schedule 5.25(c), to the Knowledge of Financial, no Mortgage Loan, Pipeline Loan, Warehouse Loan or Previously Disposed Loan has been originated and/or serviced by the Bank in violation of the Regulations, the violation of which would require the Repurchase of a Mortgage Loan or Previously Disposed Loan or result in the Bank incurring a Loss.



         5.26    LOAN AND MORTGAGE SERVICING PORTFOLIO.

                 (a) Financial has previously delivered to BancGroup a confidential offering memorandum prepared by The Robinson-Humphrey Company, Inc. containing certain information regarding the Loan Portfolio and the Mortgage Servicing Portfolio. To the Knowledge of Financial, the information contained in such confidential offering memorandum is true and correct in all material respects. Each Mortgage Loan (i) is, except as set forth in Schedule 5.26(a), evidenced by a note or other evidence of indebtedness with such terms as are customary in the business, (ii) is duly secured by a mortgage or deed of trust with such terms as are customary in the business and which grants the holder thereof either a first lien on the subject property with respect to loans originated as first mortgages, and with respect to loans originated as second mortgages, a second lien on the subject property (including any improvements thereon), and which constitutes a security interest that has been duly perfected and maintained (or is in the process of perfection in due course) and is in full force and effect and is accompanied by a title policy issued by a company acceptable to FNMA, (iii) is accompanied by an insurance policy covering improvements on the premises subject to such mortgage or deed of trust, with a loss payee clause in favor of the Bank or its assignee, which insurance policy or policies covers such risks as are customarily insured against in accordance with industry practice and in accordance with Investor requirements, (iv) includes flood insurance and/or special hazard insurance where either is required by an Investor or Agency or requested by the mortgagor, and the Bank has complied in all material respects with all of its obligations under the insurance policies described in this clause (iv), and (v) except as set forth in Schedule 5.26(a), is covered by an FHA insurance certificate, VA guaranty certificate, or policy of private mortgage insurance, as required by the terms of any agreement or any Law applicable to such loan. The Bank has substantially complied with all applicable provisions of the insurance or guaranty contract or policy referred to in clause (v) and the Laws related thereto, the insurance or guaranty is in full force and effect with respect to each such loan, and there is no Default that would result in the revocation of any such insurance or guaranty. Except as set forth in Schedule 5.26(a), each Warehouse Loan is a Mortgage Loan that is or is eligible to be an FHA Loan or a VA Loan or which is a loan eligible to be sold to FNMA or FHLMC ("Conforming Loan") or is subject to a commitment of a Person to purchase a Mortgage Loan owned by the Bank ("Investor Commitment").


         (b) To the Knowledge of Financial, all Mortgage Loans are genuine, valid and legally binding obligations of the borrowers thereunder, have been duly executed by a borrower of legal capacity and are enforceable in accordance with their terms, except as enforcement thereof may be limited by (i) bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law), (ii) state Laws requiring creditors to proceed against the collateral before pursuing the borrower, (iii) state Laws on deficiencies,





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and (iv) the matters set forth in Schedule 5.26(b).  Except as set forth in
Schedule 5.26(b), neither the operation of any of the terms of any Mortgage Loan, nor the exercise of any right thereunder, has rendered or will render the related mortgage or note unenforceable, in whole or in part, or subject it to any right of rescission, setoff, counterclaim or defense, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto. The files, records and documents necessary to originate and/or service the Mortgage Loans in accordance with applicable standards ("Loan Documents") were in compliance in all material respects with applicable Regulations and Investor requirements upon origination of the underlying Mortgage Loan and are complete in all material respects.


         (c) All Mortgage Loans held for the account of the Bank (whether or not for future sale or delivery to an Investor) are owned by the Bank free and clear of any Lien other than Liens in favor of the Bank's lender banks pursuant to warehouse lines. Such Mortgage Loans have been duly recorded or submitted for recordation in the appropriate filing office in the name of the Bank as mortgagee. The Bank has not, with respect to any such Mortgage Loan, released any security therefor, except upon receipt of reasonable consideration for such release or of Investor approval, or accepted prepayment of any such Mortgage Loan which has not been promptly applied to such Mortgage Loan. To the Knowledge of Financial, there exists no physical damage to any property securing a Mortgage Loan ("Collateral"), which physical damage is not insured against in compliance with the Regulations and would cause any Mortgage Loan to become delinquent or





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adversely affect the value or marketability of any Mortgage Loan, Servicing
Rights or Collateral.


         (d) To the Knowledge of Financial, (i) all monies received with respect to each Mortgage Loan have been properly accounted for and applied,
(ii) upon origination, all of the Mortgage Loans were fully disbursed in accordance with applicable law and regulations, and (iii) all payoff and assumption statements with respect to each Mortgage Loan provided by the Bank to borrowers or their agents were, at the time they were provided, complete and accurate in all material respects.


         (e) The responsibilities of the Bank with respect to all applicable Taxes (including tax reporting for the period prior to the Closing), assessments, ground rents, flood insurance premiums, hazard insurance premiums and mortgage insurance premiums that are related to the Mortgage Loans have been duly met in all material respects. All Tax identifications are correct and complete and comply with all applicable Laws in all material respects, and property descriptions contained in any Loan Document are legally sufficient in all material respects.



         5.27    NO RECOURSE

                 (a) Except as set forth in Schedule 5.27(a), the Bank is not a party to (i) any Contract with (or otherwise obligated to) any Person, including an Investor or





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Insurer, to repurchase from any such Person any Mortgage Loan, mortgaged property serviced for others or mortgage loan sold by the Bank with servicing released ("Servicing Released Loans") or Previously Disposed Loans, or (ii) any Contract to reimburse, indemnify or hold harmless any Person or otherwise assume any Liability with respect to any loss suffered or incurred as a result of any default under or the foreclosure or sale of any such Mortgage Loan, mortgaged property, Servicing Released Loans, or Previously Disposed Loans except insofar as (A) such recourse is based upon a breach by the Bank of a customary representation, warranty or undertaking, or (B) the Bank incurs expenses such as legal fees in excess of the customary reimbursement limits, if any, set forth in the applicable Mortgage Servicing Agreement. For purposes of this Agreement, the term "Recourse Loan" means any Mortgage Loan, mortgaged property, Servicing Released Loan or Previously Disposed Loan with respect to which the Bank bears the risk of loss as described in the preceding sentence.


                 (b) Except as set forth in Schedule 5.27(b), there are no pooling, participation, servicing or other Contracts to which the Bank is a party which obligate it to make servicing advances with respect to defaulted or delinquent Mortgage Loans other than as provided in GNMA, FNMA or FHLMC pooling and servicing agreements. The amounts that, as of the Effective Date, have been advanced by the Bank in connection with servicing the Mortgage Loans (including principal, interest, taxes and insurance premiums) and which are permitted to be paid by the Bank as the servicer of the Mortgage Loans pursuant to applicable Investor requirements and the terms of the applicable Mortgage Servicing

Agreement will be valid and subsisting amounts owing to the Bank, subject to the terms of the applicable Mortgage Servicing Agreement.



         5.28    MORTGAGE SERVICING AGREEMENTS.

                 Schedule 5.28 lists all Mortgage Servicing Agreements to which the Bank is a party as of the date of this Agreement. Except as set forth in
Schedule 5.28, the Mortgage Servicing Agreements and the Regulations set forth all the terms and conditions of the Bank's rights against and obligations to the Agencies and Investors and they have not been modified in any material respect. All of the Mortgage Servicing Agreements are valid and binding obligations of the Bank and, to the Knowledge of Financial, all of the other parties thereto and are in full force and effect and are enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Schedule 5.28, (i) to the Knowledge of Financial there is no Default by any party under any such Mortgage Servicing Agreement, (ii) there is no pending or, to the Knowledge of Financial, threatened cancellation of any Mortgage Servicing Agreement, (iii) no material sanctions or penalties have been imposed upon the Bank under any Mortgage Servicing Agreement or under any applicable Regulation, and (iv) all of the Mortgage Servicing Agreements and the rights created thereunder are owned by the Bank free and clear of any





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Liens and upon the consummation of the Merger, will continue to be so owned by the Bank except upon termination by an Investor pursuant to Contract right.


         5.29 INVESTOR COMMITMENTS. Set forth in Schedule 5.29 is a complete and correct list of each Investor Commitment to which the Bank was a party as of the date hereof. Financial has made available to BancGroup complete and correct copies of all Investor Commitments in effect on such date. Each Investor Commitment constitutes a valid and binding obligation of the Bank, and, to the Knowledge of Financial, all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law). Except as set forth in Schedule 5.29, each Mortgage Loan or Warehouse Loan which is subject to an Investor Commitment is a Conforming Loan or is otherwise readily salable in the secondary market.


         5.30 CUSTODIAL ACCOUNTS. The Bank has full power and authority to maintain escrow accounts ("Custodial Accounts") for certain serviced loans. Except as disclosed in Schedule 5.30, such Custodial Accounts comply in all material respects with (i) all applicable Regulations and the payment of interest on escrows and (ii) any terms of the Mortgage Loans (and Mortgage Servicing Agreements) relating thereto. To the Knowledge of Financial, the Custodial Accounts contain the amounts shown in the records of the Bank, which amounts represent all monies received or advanced by the Bank as required by the





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

applicable Mortgage Servicing Agreements, less amounts remitted by or on behalf of the Bank pursuant to applicable Mortgage Servicing Agreements, except for checks in process.


         5.31 POOL CERTIFICATION. Except as set forth in Schedule 5.31, all Pools relating to the Mortgage Loans have been certified, finally certified and recertified (if required) in accordance with applicable Regulations. The principal balance outstanding and owing on the Mortgage Loans in each Pool equals or exceeds the amount owing to the corresponding security holders of such Pool. To the Knowledge of Financial, no event has occurred or failed to occur which would require the Bank to repurchase any Mortgage Loan from any Pool, except with respect to the obligation to repurchase from GNMA Pools FHA Loans or VA Loans that are in the process of foreclosure (or equivalent procedure).


         5.32 REPORTS. Since January 1, 1991, the Bank has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Agencies. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.





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

         5.33 STOCK REPURCHASES. No Financial Company has repurchased any shares of common stock of Financial since July 26, 1994.


                                   ARTICLE 6
                              ADDITIONAL COVENANTS



         6.1 ADDITIONAL COVENANTS OF BANCGROUP. BancGroup covenants to and with Financial as follows:


                 (a) Registration Statement and Other Filings. BancGroup shall prepare and file with the SEC the Registration Statement on Form S-4 (or such other form as may be appropriate) and all amendments and supplements thereto, in form reasonably satisfactory to Financial and its counsel, with respect to the Common Stock to be issued pursuant to this Agreement. BancGroup shall use reasonable good faith efforts to prepare all necessary filings with any Agencies which may be necessary for approval to consummate the transactions contemplated by this Agreement.


                 (b) Blue Sky Permits. BancGroup shall use its best efforts to obtain, prior to the effective date of the Registration Statement, all necessary state securities Law or "blue sky" Permits and approvals required to carry out the transactions contemplated by this Agreement.

                 (c) Financial Statements.  BancGroup shall furnish to
Financial:


                    (i) As soon as practicable and in any event within forty-five (45) days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, consolidated statements of operations of BancGroup for such period and for the period beginning at the commencement of the fiscal year and ending at the end of such quarterly period, and a consolidated statement of financial condition of BancGroup as of the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding periods ending in the preceding fiscal year, subject to changes resulting from year-end adjustments;


                    (ii) Promptly upon receipt thereof, copies of all audit reports submitted to BancGroup by independent auditors in connection with each annual, interim or special audit of the books of BancGroup made by such accountants;


                    (iii) As soon as practicable, copies of all such financial statements and reports as it shall send to its stockholders and of such regular and periodic reports as BancGroup may file with the SEC or any other Agency; and


                    (iv) With reasonable promptness, such additional financial data as Financial may reasonably request.

                 (d)      No Control of Financial by BancGroup.
Notwithstanding any other provision hereof, until the Effective Date, the authority to establish and implement the business policies of Financial shall continue to reside solely in Financial's officers and board of directors.


                 (e) Listing. Prior to the Effective Date, BancGroup shall use its reasonable efforts to list the shares of BancGroup Common Stock to be issued in the Merger on the NYSE or other quotations system on which such shares are primarily traded.


                 (f) Employee Benefit Matters. On the Effective Date, all employees of any Financial Company shall, at BancGroup's option, either became employees of the Resulting Corporation or its Subsidiaries or be entitled to severance benefits in accordance with Colonial Bank's severance policy as of the date of this Agreement. All employees of any Financial Company who become employees of the Resulting Corporation or its Subsidiaries on the Effective Date shall be entitled, to the extent permitted by applicable law, to participate in all benefit plans of Colonial Bank to the same extent as Colonial Bank employees; provided that employees of any Financial Company who become employees of the Resulting Corporation or its Subsidiaries shall be allowed to participate as of the Effective Date in the medical and dental benefits plan of Colonial Bank as new employees of Colonial Bank with a waiver of the 30-day waiting period and of any pre-existing condition limitations. To the extent permitted by applicable law, the period of service with the appropriate Financial Company of all employees who become employees of the

Resulting Corporation or its Subsidiaries on the Effective Date shall be recognized only for vesting and eligibility purposes under Colonial Bank's benefit plans. In addition, if the Effective Date falls within an annual period of coverage under any group health plan or group dental plan of the Resulting Corporation and its Subsidiaries, each such Financial Company employee shall be given credit for covered expenses paid by that employee under comparable employee benefit plans of the Financial Company during the applicable coverage period through the Effective Date towards satisfaction of any annual deductible limitation and out-of-pocket maximum that may apply under that group health plan or group dental plan of the Resulting Corporation and its Subsidiaries.


         6.2 ADDITIONAL COVENANTS OF FINANCIAL. Financial covenants to and with BancGroup as follows:


                 (a) Operations. Financial will conduct its business and the business of each Financial Company in a proper and prudent manner and will use its best efforts to maintain its relationships with its depositors, customers and employees. No Financial Company will engage in any material transaction outside the ordinary course of business or make any material change in its accounting policies or methods of operation, nor will Financial permit the occurrence of any change or event which would render any of the representations and warranties in Article 5 hereof untrue in any material respect at and as of the Effective Date with the same effect as though such representations and warranties had been made at and as of such Effective Date.


                 (b) Stockholders Meeting; Best Efforts. Financial will cause the Stockholders Meeting to be held for the purpose of approving the Merger as soon as practicable after the effective date of the Registration Statement, and will use its best efforts to bring about the transactions contemplated by this Agreement, including stockholder approval of this Agreement, as soon as practicable unless this Agreement is terminated as provided herein.


                 (c) Prohibited Negotiations. Until the termination of this Agreement, neither Financial nor any of Financial's directors or officers (or any person representing any of the foregoing) shall solicit or encourage inquiries or proposals with respect to, furnish any information relating to or participate in any negotiations or discussions concerning, any acquisition or purchase of all or of a substantial portion of the Assets of, or of a substantial equity interest in, Financial or any business combination involving Financial or any Financial Company other than as contemplated by this Agreement. Financial will notify BancGroup immediately if any such inquiries or proposals are received by Financial, if any such information is requested from Financial, or if any such negotiations or discussions are sought to be initiated with Financial, and Financial shall instruct Financial's officers, directors, agents or affiliates or their subsidiaries to refrain from doing any of the above;

provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Financial from fulfilling his fiduciary duty or from taking any action that is required by Law.


                 (d) Director Voting. The members of the Board of Directors of Financial agree to support publicly the Merger, and Financial shall on the date of execution of this Agreement obtain an agreement from each of its directors substantially in the form set forth in Exhibit A.


                 (e) Expenses. The expenses incurred by Financial in connection with the transactions contemplated by this Agreement not including any fees or expenses to be paid to the Robinson-Humphrey Co., Inc., shall not exceed, in the aggregate, $75,000. For this purpose, expenses shall include, but not be limited to, fees and costs of legal counsel and accountants, plus any out-of-pocket costs incurred by Financial, provided that regulatory filing fees incurred by Financial shall not be included in such expenses.


                 (f) Servicing Rights. Financial shall enter into an Interim Servicing Agreement with Colonial Mortgage Company substantially in the form set forth in Schedule 6.2(f). Financial shall be bound by such agreement and shall maintain such agreement in force until the earlier of the Closing or the termination of this Agreement.

                 (g) New Building. Financial will provide BancGroup with any construction plans, including costs, regarding its building at 4800 Ashford Dunwoody Road, as well as any proposed leases, and Financial will not authorize additional construction on such building or enter into any leases regarding such premises without the prior written consent of BancGroup.



                                   ARTICLE 7
                        MUTUAL COVENANTS AND AGREEMENTS



         7.1 BEST EFFORTS; COOPERATION. Subject to the terms and conditions herein provided, BancGroup and Financial each agrees to use its best efforts promptly to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise, including, without limitation, promptly making required deliveries of stockholder lists and stock transfer reports and attempting to obtain all necessary Consents and waivers and regulatory approvals, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. The officers of each Party to this Agreement shall fully cooperate with officers and employees, accountants, counsel and other representatives of the other Parties not only in fulfilling the duties hereunder of the Party of which they are officers but also in assisting, directly or through direction of employees and other persons under their supervision or control, such as stock transfer agents for the Party, the other Parties requiring information which is reasonably available from such Party.

         7.2 PRESS RELEASE. Each Party hereto agrees that, unless approved by the other Parties in advance, such Party will not make any public announcement, issue any press release or other publicity or confirm any statements by any person not a party to this Agreement concerning the transactions contemplated hereby. Notwithstanding the foregoing, each Party hereto reserves the right to make any disclosure if such Party, in its reasonable discretion, deems such disclosure required by Law. In that event, such Party shall provide to the other Party the text of such disclosure sufficiently in advance to enable the other Party to have a reasonable opportunity to comment thereon.


         7.3 MUTUAL DISCLOSURE. Each Party hereto agrees to promptly furnish to each other Party hereto its public disclosures and filings not precluded from disclosure by Law including but not limited to call reports, Form 8-K, Form 10-Q and Form 10-K filings, Y-2 applications, reports on Form Y-6, quarterly or special reports to shareholders, Tax returns, Form S-8 registration statements and similar documents.


         7.4 ACCESS TO PROPERTIES AND RECORDS. Each Party hereto shall afford the officers and authorized representatives of each of the other Parties full access to the properties, books and records of such Party in order that such other Parties may have full opportunity to make such investigation as they shall desire of the affairs of such Party and shall furnish to such Parties such additional financial and operating data and other information as to its businesses and Assets as shall be from time to time reasonably requested.

                                   ARTICLE 8
                    CONDITIONS TO OBLIGATIONS OF ALL PARTIES


         The obligations of BancGroup and Financial to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction, in the sole discretion of the Party relying upon such conditions, on or before the Effective Date of all the following conditions, except as such Parties may waive such conditions in writing:


         8.1 APPROVAL BY SHAREHOLDERS. At the Stockholders Meeting, this Agreement and the matters contemplated by this Agreement shall have been duly approved by the vote of the holders of not less than the requisite number of the issued and outstanding voting securities of Financial as is required by applicable law and Financial's stock charter and by-laws.


         8.2 REGULATORY AUTHORITY APPROVAL. Orders, Consents and approvals, in form and substance reasonably satisfactory to BancGroup and Financial shall have been entered by the Board of Governors of the Federal Reserve System and other appropriate bank regulatory Agencies (i) granting the authority necessary for the consummation of the transactions contemplated by this Agreement and (ii) satisfying all other requirements prescribed by Law.

         8.3 LITIGATION. There shall be no pending or threatened Litigation in any court or any pending or threatened proceeding by any governmental commission, board or Agency, with a view to seeking or in which it is sought to restrain or prohibit consummation of the transactions contemplated by this Agreement or in which it is sought to obtain divestiture, rescission or damages in connection with the transactions contemplated by this Agreement and no investigation by any Agency shall be pending or threatened which might result in any such suit, action or other proceeding.


         8.4 REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall be in effect; no proceedings for such purpose, or under the proxy rules of the SEC or any bank regulatory authority pursuant to the 1934 Act, as amended, and with respect to the transactions contemplated hereby, shall be pending before or threatened by the SEC or any bank regulatory authority; and all approvals or authorizations for the offer of BancGroup Common Stock shall have been received or obtained pursuant to any applicable state securities Laws, and no stop order or proceeding with respect to the transactions contemplated hereby shall be pending or threatened under any such state Law.


         8.5 TAX OPINION. An opinion of Powell, Goldstein, Frazer & Murphy, counsel to Financial, shall have been received by Financial and BancGroup in form and substance reasonably satisfactory to Financial and BancGroup to the effect that (i) the Merger will constitute a "reorganization" within the meaning of section 368 of the Code; (ii) no gain or loss will be recognized by Financial or BancGroup; (iii) no gain or loss will be recognized to the stockholders of Financial who receive shares of BancGroup Common Stock; (iv) the basis of the BancGroup Common Stock received in the Merger will be equal to the basis of the shares of Financial common stock exchanged in the Merger; (v) the holding period of the BancGroup Common Stock will include the holding period of the shares of Financial common stock exchanged therefor if such shares of Financial common stock were capital assets in the hands of the exchanging Financial stockholder; and (vi) cash received by a Financial stockholder in lieu of a fractional share interest of BancGroup stock will be treated as having been received as a distribution in full payment in exchange for the fractional share interest of BancGroup Common Stock which he would otherwise be entitled to receive and will qualify as capital gain or loss (assuming Financial common stock was a capital asset in his hands as of the Effective Date).



                                   ARTICLE 9

                     CONDITIONS TO OBLIGATIONS OF FINANCIAL


         The obligations of Financial to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction on or before the Effective Date of all the following conditions except as Financial may waive such conditions in writing:

         9.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of Financial, all representations and warranties of BancGroup contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of such Effective Date, and BancGroup shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.


         9.2 ADVERSE CHANGES. There shall have been no changes after the date of the most recent balance sheet provided under section 4.3(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition or affairs of BancGroup which in their total effect constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of BancGroup or which would impair the rights of Financial or its stockholders pursuant to this Agreement.


         9.3 CLOSING CERTIFICATE. In addition to any other deliveries required to be delivered hereunder, Financial shall have received a certificate from the President or a Vice President and from the Secretary or Assistant Secretary of BancGroup dated as of the Closing certifying that:

                 (a) the Board of Directors of BancGroup has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;


                 (b) each person executing this Agreement on behalf of BancGroup is an officer of BancGroup holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;


                 (c) the certificate of incorporation and bylaws of BancGroup referenced in section 4.4 hereof remain in full force and effect;


                 (d) such persons have no knowledge of a basis for any material claim, in any court or before any Agency or arbitration and or otherwise against, by or affecting BancGroup or the business, prospects, condition (financial or otherwise), or Assets of BancGroup or which would prevent the performance of this Agreement or the transactions contemplated by this Agreement or declare the same unlawful or cause the recision thereof;


                 (e) to such persons' knowledge, the Proxy Statement delivered to Financial's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to information concerning or provided by Financial for inclusion in such Proxy Statement); and


                 (f) the conditions set forth in this Article 9 insofar as they relate to BancGroup have been satisfied.



         9.4 OPINION OF COUNSEL. Financial shall have received an opinion of Miller, Hamilton, Snider & Odom, counsel to BancGroup, dated as of the Closing, in form reasonably satisfactory to Financial, as to matters set forth in Exhibit B hereto.


         9.5 OTHER MATTERS. There shall have been furnished to such counsel for Financial certified copies of such corporate records of BancGroup and copies of such other documents as such counsel may reasonably have requested for such purpose.



                                   ARTICLE 10

                     CONDITIONS TO OBLIGATIONS OF BANCGROUP



         The obligations of BancGroup to cause the transactions contemplated by this Agreement to be consummated shall be subject to the satisfaction by Financial on or before the Effective Date of the following conditions except as BancGroup may waive such conditions in writing:


         10.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Notwithstanding any investigation made by or on behalf of BancGroup, all representations and warranties of Financial contained in this Agreement shall be true in all material respects on and as of the Effective Date as if such representations and warranties were made on and as of the Effective Date, and Financial shall have performed in all material respects all agreements and covenants required by this Agreement to be performed by it on or prior to the Effective Date.


         10.2 ADVERSE CHANGES. There shall have been no changes after the date of the most recent balance sheet provided under section 5.4(a)(i) hereof in the results of operations (as compared with the corresponding period of the prior fiscal year), Assets, Liabilities, financial condition, or affairs of Financial which constitute a Material Adverse Effect, nor shall there have been any material changes in the Laws governing the business of Financial which would impair BancGroup's rights pursuant to this Agreement.


         10.3 CLOSING CERTIFICATES. In addition to any other deliveries required to be delivered hereunder, BancGroup shall have received a certificate from the President or Vice President and from the Secretary or Assistant Secretary of Financial dated as of the Closing certifying that:

                 (a) the Board of Directors has duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement and such resolutions have not been amended or modified and remain in full force and effect;


                 (b) the shareholders of Financial have duly adopted resolutions (copies of which shall be attached to such certificate) approving the substantive terms of the Merger and the transactions contemplated thereby and such resolutions have not been amended or modified and remain in full force and effect;


                 (c) each person executing this Agreement on behalf of Financial is an officer of Financial holding the office or offices specified therein and the signature of each person set forth on such certificate is his or her genuine signature;


                 (d) the charter documents of Financial and the bank referenced in section 5.8 hereof were in full force and effect and have not been amended or modified since the date hereof;


                 (e) to such persons' knowledge, the Proxy Statement delivered to Financial's stockholders, or any amendments or revisions thereto so delivered, as of the date thereof, did not contain or incorporate by reference any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading in light of the circumstances under which they were made (it being understood that such persons need not express a statement as to any information concerning or provided by BancGroup for inclusion in such Proxy Statement); and


                 (f) the conditions set forth in this Article 10 insofar as they relate to Financial have been satisfied.


         10.4 OPINION OF COUNSEL. BancGroup shall have received an opinion of Powell, Goldstein, Frazer & Murphy, counsel to Financial, dated as of the Closing, in form reasonably satisfactory to BancGroup, as to matters set forth in Exhibit C hereto.


         10.5 CONTROLLING SHAREHOLDERS. Each shareholder of Financial who may be an "affiliate" of Financial, within the meaning of Rule 145 of the general rules and regulations under the 1933 Act shall have executed and delivered a commitment and undertaking to the effect that such person shall not make a "distribution" (within the meaning of Rule 145) of the Common Stock which he receives upon the Effective Date and that such Common Stock will be held subject to all applicable provisions of the 1933 Act and the rules and regulations of the SEC thereunder. Financial recognizes and acknowledges that Common Stock issued to such persons may bear a legend evidencing the undertakings described above.

         10.6 OTHER MATTERS. There shall have been furnished to counsel for BancGroup certified copies of such corporate records of Financial and copies of such other documents as such counsel may reasonably have requested for such purpose.


         10.7 MATERIAL EVENTS. There shall have been no determination by the board of directors of BancGroup that the transactions contemplated by this Agreement have become impractical because of any state of war, national emergency, declaration of a banking moratorium in the United States or a general suspension of trading on the NYSE or any other major stock exchange.


         10.8 DISSENTERS. The number of shares as to which shareholders of Financial have exercised dissenters rights of appraisal does not exceed 10% of the outstanding shares of common stock of Financial.


         10.9 CASH OUT OR TERMINATION OF OPTIONS. Each holder of non-qualified options of Financial common stock shall have agreed not to exercise such options and to accept cash in payment for such options as specified in section 3.1(c)(i). Options outstanding under Financial's incentive stock option plan shall be terminated if such options have not been exercised prior to the Closing, as specified in section 3.1(c)(ii).

         10.10 EMPLOYMENT AND COMPENSATION ARRANGEMENTS. No employment or compensation arrangements of the type described in section 5.7 or listed in
Schedule 5.7 will continue in force or effect beyond the Closing.


         10.11 EMPLOYEE STOCK PURCHASE PLAN. For at least six (6) months prior to the Closing, Financial shall not have offered employees of any Financial Company the opportunity to purchase shares of Financial stock under the Mt. Vernon Financial Corporation Employee Stock Purchase Plan.


                                   ARTICLE 11

                 TERMINATION OF REPRESENTATIONS AND WARRANTIES


         All representations and warranties provided in Articles 4 and 5 of this Agreement or in any closing certificate pursuant to Articles 9 and 10 shall terminate and be extinguished at and shall not survive the Effective Date. All covenants, agreements and undertakings required by this Agreement to be performed by any Party hereto following the Effective Date shall survive such Effective Date and be binding upon such Party. If the Merger is not consummated, all representations, warranties, obligations, covenants, or agreements hereunder or in any certificate delivered hereunder relating to the transaction which is not consummated shall be deemed to be terminated or extinguished except that section 7.2, Article 11 and Article 15 shall survive. Items disclosed in the Exhibits and Schedules attached hereto are incorporated into this Agreement and form a part of the representations, warranties, covenants or agreements to which they relate. Information provided in such Exhibits and Schedules is provided only in response to the specific section of this Agreement which calls for such information.



                                   ARTICLE 12

                                    NOTICES


         All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given at the time given or mailed, first class postage prepaid:


                 (a) If to Financial to Anthony L. Watts, President, Financial, 2408 Mt. Vernon Road, Dunwoody, Georgia 30238, facsimile (404) 390-1917, with copies to Walter G. Moeling, IV, Powell, Goldstein, Frazer & Murphy, Sixteenth Floor, 191 Peachtree Street, N.E., Atlanta, Georgia 30303, facsimile (404) 572-5958, and Gerald S. Lesher, Esq., Cooney, Ward, Lesher & Damon, 1555 Palm Beach Lakes Boulevard, Suite 1000, West Palm Beach, Florida 33401, facsimile (407) 689-9303, or as may otherwise be specified by Financial in writing to BancGroup.


                 (b) If to BancGroup, to W. Flake Oakley, IV, One Commerce Street, Suite 800, Montgomery, Alabama, 36104, facsimile (334) 240-6040, with a copy to Michael D. Waters, Miller, Hamilton, Snider & Odom, One Commerce Street, Suite 802, Montgomery,

Alabama 36104, facsimile (334) 265-4533, or as may otherwise be specified in writing by BancGroup to Financial.



                                   ARTICLE 13

                            AMENDMENT OR TERMINATION



         13.1 AMENDMENT. This Agreement may be amended by the mutual consent of BancGroup and Financial before or after approval of the transactions contemplated herein by the shareholders of Financial. No amendments shall be made which would alter the Exchange Ratio or which, in the opinion of the board of directors of any Party hereto, would adversely affect the rights of the shareholders of any Party hereto.


         13.2 TERMINATION. This Agreement may be terminated at any time prior to or on the Effective Date whether before or after action thereon by the shareholders of Financial, as follows:



                 (a) by the mutual consent of the respective boards of directors of Financial and BancGroup;


                 (b) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach and which breach would provide the non-breaching party the ability to refuse to consummate the Merger under the standard set forth in section 10.1 of this Agreement in the case of BancGroup and section 9.1 of this Agreement in the case of Financial;


                 (c) by the board of directors of either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching Party of such breach, or if any of the conditions to the obligations of such Party contained in this Agreement shall not have been satisfied in full; or


                 (d) by the board of directors of BancGroup or Financial if all transactions contemplated by this Agreement shall not have been consummated on or prior to December 31, 1995, if the failure to consummate the transactions provided for in this Agreement on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this section 13.2(d).


         13.3 DAMAGES. In the event of termination pursuant to section 13.2, Financial and BancGroup shall not be liable for damages for any breach of warranty or representation contained in this Agreement made in good faith, and the expenses incurred shall be borne as set forth in section 15.1 hereof.



                                   ARTICLE 14

                                  DEFINITIONS



                 (a) The following terms, which are capitalized in this Agreement, shall have the meanings set forth below for the purpose of this
Agreement:


Agencies                      Shall mean, collectively, the Federal Trade Commission, the United States Department of Justice, the
                              Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the
                              Office of Thrift Supervision, all state regulatory agencies having jurisdiction over the Parties and their respective Subsidiaries, HUD, the VA, the FHA, the GNMA, the FNMA, the FHLMC, the NYSE, and the
                              SEC.


Agreement                     Shall mean this Agreement and Plan of Merger and the Exhibits and Schedules delivered pursuant hereto and incorporated herein by reference.

Assets                        Of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.


BancGroup                     The Colonial BancGroup, Inc., a Delaware corporation with its principal offices in Montgomery,
                              Alabama.


Bank                          Mt. Vernon Federal Savings Bank, a stock Federal savings bank with its home office in Georgia.


Closing                       The closing of the transactions contemplated hereby as described in section 2.7 of this Agreement.


Code                          The Internal Revenue Code of 1986, as amended.


Common Stock                  BancGroup's Common Stock authorized and defined in the restated certificate of incorporation of
                              BancGroup, as amended.


Consent                       Any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any
                              Person pursuant to any Contract, Law, Order, or Permit.


Contract                      Any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.


Default                       Shall mean (i) any breach or violation of or default under any Contract, Order or Permit, (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of or default under any Contract, Order or Permit, or (iii) any occurrence of any event that with or without the


                              passage of time or the giving of notice would give rise to a right to terminate or revoke, change the current terms of, or renegotiate, or to accelerate, increase, or impose any Liability under, any
                              Contract, Order or Permit.


DGCL                          The Delaware General Corporation Law.


Effective Date                Means the date and time at which the Merger becomes effective as defined in section 2.7 hereof.


Environment Laws              Means the laws, regulations and governmental requirements referred to in section 5.23 hereof.


ERISA                         The Employee Retirement Income Security Act of 1974, as amended.


Exhibits                      A through E, inclusive, shall mean the Exhibits so marked, copies of which are attached to this
                              Agreement.  Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.


FHA                           The United States Federal Housing Authority.


FHLMC                         The Federal Home Loan Mortgage Corporation.


FNMA                          The Federal National Mortgage Association.


Financial                     Mt. Vernon Financial Corporation, a Georgia corporation located in Atlanta, Georgia.


Financial Company             Shall mean Financial, the Bank, any Subsidiary of Financial or the Bank, or any person or entity acquired as a Subsidiary of Financial or the Bank in the future and owned by Financial at the
                              Effective Date.


Financial Stock               Shares of Common stock, par value $.01 per share, of Financial.


GNMA                          The Government National Mortgage Association.


HUD                           The United Stated Department of Housing and Urban Development.


Insurer                       Any Person who insures or guarantees all or any portion of the risk of loss upon borrower Default on any of the mortgage Loans, including the FHA, the VA, and any private mortgage insurer, and providers of life, hazard, flood, disability, title or other insurance with respect to any of the Mortgage
                              Loans or the Collateral.


Investor                      Any Person who (i) owns Mortgage Loans or Previously Disposed Loans or servicing rights to Mortgage
                              Loans or Previously Disposed Loans, serviced or master serviced by the Bank pursuant to a Mortgage
                              Servicing Agreement or (ii) a party (other than the Bank) to an Investor Commitment.


Knowledge                     Means the knowledge after due inquiry of the Chairman, President, Chief Financial Officer, Chief
                              Accounting Officer, Chief Credit Officer, General Counsel or any Senior or Executive Vice President of
                              BancGroup, in the case of knowledge of BancGroup, or of Financial and the Bank, in the case of knowledge of Financial.

Law                           Any code, law, ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities or business, including those promulgated, interpreted or enforced by any Agency.


Liability                     Any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.


Lien                          Any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with


                              respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens in the form of easements and restrictive covenants on real property which do not materially adversely affect the use of such property by the current owner thereof.


Litigation                    Any action, arbitration, complaint, criminal prosecution, governmental or other examination or investigation, hearing, inquiry, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this
                              Agreement.


Loan Property                 Any property owned by the Party in question or by any of its Subsidiaries or in which such Party or
                              Subsidiary holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property.


Loss                          Any and all direct or indirect payments, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, losses, diminution in the value of Assets, damages, punitive, exemplary or consequential damages (including, but not limited to, lost income and profits and interruptions of business), liabilities, costs, expenses (including without limitation, reasonable attorneys' fees and expenses, and consultant's fees and other costs of defense or investigation), and interest on any amount payable to a Third Party as a result of the foregoing.


Market Value                  Shall be the market value of BancGroup Common Stock as determined in section 3.1 hereof.


material                      For purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.


Material Adverse Effect       On a Party shall mean an event, change or occurrence which has a material adverse impact on (i) the financial

                              position, business, or results of operations of such Party and its Subsidiaries, taken as a whole, or
                              (ii) the ability of such Party to perform its obligations under this Agreement or to consummate the
                              Merger or the other transactions contemplated by this Agreement provided that "material adverse impact" shall not be deemed to include the impact of (x) changes in banking and similar laws of general applicability or interpretations thereof by courts or governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (z) the Merger and compliance with the provisions of this
                              Agreement on the operating performance of the Parties.


Merger                        The merger of Financial with BancGroup as contemplated in this Agreement.


Mortgage Loan                 Any closed mortgage loan, whether or not such mortgage loan is included in a securitized portfolio, in the Mortgage Servicing Portfolio, as evidenced by notes


                              or other evidences of indebtedness duly secured by mortgages or deeds of trust.


Mortgage Servicing            The portfolio of Mortgage Loans serviced or master serviced Portfolio by the Bank pursuant to Mortgage
                              Servicing Agreements, together with all Warehouse Loans, but not including any Pipeline Loans or
                              Warehouse Loans committed to be sold pursuant to an Investor Commitment on a servicing-released basis.


NYSE                          The New York Stock Exchange.


Order                         Any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency or Agency.


Party                         Shall mean Financial or BancGroup, and "Parties" shall mean both Financial and BancGroup.


Permit                        Any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets or business.


Person                        A natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.


Pipeline Loans                Those pending loans to be secured by a first priority mortgage lien on a one-to-four-family residence with respect to which, as of the Closing Date, the Bank had taken and registered on its data processing system an application ("Retail Pipeline Loan") or has agreed in writing with a correspondent originator to purchase ("Correspondent Pipeline"), including those loans which are pending with a correspondent originator as of the


                              Effective Date and which meet the Bank's acquisition criteria, and which have not yet closed or been purchased from the correspondent originator on the Effective Date and which in the case of a Retail
                              Pipeline Loan closes within 90 days of the Effective Date and in the case of a Correspondent Pipeline
                              Loan closes within 60 days of the Effective Date.


Pool                          An aggregate of one or more Mortgage Loans that have been pledged or granted to secure mortgage-backed securities or participation certificates.


Previously Disposed Loan      Any mortgage loan and/or servicing rights related thereto which is not a Warehouse Loan, a Pipeline
                              Loan or in the Mortgage Servicing Portfolio, and any Servicing Rights relating to a Mortgage Loan but which were sold to any Person by the Bank prior to the Effective Date.


Proxy Statement               The proxy statement used by Financial to solicit the approval of its stockholders of the transactions contemplated by this Agreement, which shall include the prospectus of BancGroup relating to the issuance of the

                              BancGroup Common Stock to the shareholders of Financial.


Registration Statement        The registration statement on Form S-4, or such other appropriate form, to be filed with the SEC by
                              BancGroup, and which has been agreed to by Financial, to register the shares of BancGroup Common Stock offered to stockholders of the Bank pursuant to this Agreement, including the Proxy Statement.


Repurchase                    The purchase of a Mortgage Loan out of a Pool or an Investor's portfolio by the Bank at the direction of the Investor based upon a breach by the Bank of a representation, warranty or undertaking contained in the related Contract with such Investor.


Regulations                   Shall mean (i) federal, state or local Laws with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan, (ii) the responsibilities and obligations set forth in any agreement between the Bank and an Investor or private mortgage insurer
                              (including Mortgage Servicing


                              Agreements, Investor Commitments, and selling and servicing guides), and (iii) the Laws, guidelines, handbooks, public housing program or Investor program, with respect to the origination, insuring, purchase, sale, servicing or filing of claims in connection with a Mortgage Loan or Previously
                              Disposed Loan.


Resulting Corporation         BancGroup, as the surviving corporation resulting from the Merger.


SEC                           United States Securities and Exchange Commission.


Stockholders Meeting          The special meeting of stockholders of Financial called to approve the transactions contemplated by this Agreement.


Subsidiaries                  Shall mean all those corporations, banks, associations, or other entities of which the entity in question owns or controls 5% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 5% or more of the outstanding equity securities is owned directly or indirectly by its

                              parent; provided, however, there shall not be included any such entity acquired through foreclosure or any such entity the equity securities of which are owned or controlled in a fiduciary capacity.


Tax or Taxes                  Means any federal, state, county, local, foreign, and other taxes, assessments, charges, fares, and impositions, including interest and penalties thereon or with respect thereto.


VA                            The United States Department of Veterans Affairs.


Warehouse Loan                A Mortgage Loan that is owned by the Bank and held for sale.


1933 Act                      The Securities Act of 1933, as amended.


1934 Act                      The Securities Exchange Act of 1934, as amended.


         (b) Except as otherwise provided herein, the following terms shall have the meanings ascribed to such terms in the referenced section of this
Agreement:

                 Collateral                                Section 5.26
                 Conforming Loan                           Section 5.26
                 Custodial Accounts                        Section 5.30
                 Exchange Ratio                            Section 3.1(a)
                 FHA Loans                                 Section 5.25
                 Investor Commitment                       Section 5.26
                 Loan Documents                            Section 5.26
                 Servicing Released Loan                   Section 5.27
                 VA Loans                                  Section 5.25



                                   ARTICLE 15

                                 MISCELLANEOUS


         15.1 EXPENSES. Each Party hereto shall bear its own legal, auditing, trustee, investment banking, regulatory and other expenses in connection with this Agreement and the transactions contemplated hereby.


         15.2 BENEFIT. This Agreement shall inure to the benefit of and be binding upon Financial and BancGroup, and their respective successors.


         15.3 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with the Laws of the State of Alabama without regard to any conflict of Laws.

         15.4 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original. Each such counterpart shall become effective when one counterpart has been signed by each Party thereto.


         15.5 HEADINGS. The headings of the various articles and sections of this Agreement are for convenience of reference only and shall not be deemed a part of this Agreement or considered in construing the provisions thereof.


         15.6 SEVERABILITY. Any term or provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining terms and provisions thereof or affecting the validity or enforceability of such provision in any other jurisdiction, and if any term or provision of this Agreement is held by any court of competent jurisdiction to be void, voidable, invalid or unenforceable in any given circumstance or situation, then all other terms and provisions, being severable, shall remain in full force and effect in such circumstance or situation and the said term or provision shall remain valid and in effect in any other circumstances or situation.


         15.7 CONSTRUCTION. Use of the masculine pronoun herein shall be deemed to refer to the feminine and neuter genders and the use of singular references shall be deemed to include the plural and vice versa, as appropriate. No inference in favor of or against any

Party shall be drawn from the fact that such Party or such Party's counsel has drafted any portion of this Agreement.


         15.8 RETURN OF INFORMATION. In the event of termination of this Agreement prior to the Effective Date, each Party shall return to the other, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the other Party in connection with the transactions contemplated in this Agreement and shall keep such information confidential, not disclose such information to any other person or entity, and not use such information in connection with its business.


         15.9 EQUITABLE REMEDIES. The parties hereto agree that, in the event of a breach of this Agreement by either Party, the other Party may be without an adequate remedy at law owing to the unique nature of the contemplated transactions. In recognition thereof, in addition to (and not in lieu of) any remedies at law that may be available to the non-breaching Party, the non-breaching Party shall be entitled to obtain equitable relief, including the remedies of specific performance and injunction, in the event of a breach of this Agreement by the other Party, and no attempt on the part of the non-breaching Party to obtain such equitable relief shall be deemed to constitute an election of remedies by the non-breaching Party that would preclude the non-breaching Party from obtaining any remedies at law to which it would otherwise be entitled.

         15.10 ATTORNEYS' FEES. If any Party hereto shall bring an action at law or in equity to enforce its rights under this Agreement (including an action based upon a misrepresentation or the breach of any warranty, covenant, agreement or obligation contained herein), the prevailing Party in such action shall be entitled to recover from the other Party its costs and expenses incurred in connection with such action (including fees, disbursements and expenses of attorneys and costs of investigation).


         15.11 NO WAIVER. No failure, delay or omission of or by any Party in exercising any right, power or remedy upon any breach or Default of any other Party shall impair any such rights, powers or remedies of the Party not in breach or Default, nor shall it be construed to be a wavier of any such right, power or remedy, or an acquiescence in any similar breach or Default; nor shall any waiver of any single breach or Default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party of any provisions of this Agreement must be in writing and be executed by the Parties to this Agreement and shall be effective only to the extent specifically set forth in such writing.


         15.12 REMEDIES CUMULATIVE. All remedies provided in this Agreement, by law or otherwise, shall be cumulative and not alternative.

         15.13 ENTIRE CONTRACT. This Agreement and the documents and instruments referred to herein constitute the entire contract between the parties to this Agreement and supersede all other understandings with respect to the subject matter of this Agreement.

         IN WITNESS WHEREOF, Financial and BancGroup have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.




ATTEST:                                         MT. VERNON FINANCIAL CORPORATION



BY:      D. Michael Sleeth                      BY:/s/ Gerald S. Lesher
         ---------------------------                   ------------------------

ITS:     Senior Vice President                  ITS:   Chairman
         ---------------------------                   ------------------------

(CORPORATE SEAL)




ATTEST:                                         THE COLONIAL BANCGROUP, INC.


BY:      Teresa R. Skipper                      BY:/s/ Alan T. Romanchuck
         ---------------------------                   ------------------------

ITS:     Assistant Secretary                    ITS:   Executive Vice President
         ---------------------------                   ------------------------

(CORPORATE SEAL)

                                                                      APPENDIX B
                               Georgia Business
                               Corporation Code


PART 1.  RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES


Section 14-2-1301.        DEFINITIONS.

As used in this article, the term:

                 a. "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

                 b. "Corporate Action" means the transaction or other action by the corporation that creates dissenters' rights under the Code Section 14-2-1302.

                 c. "Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

                 d. "Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

                 e. "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

                 f. "Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

                 g. "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

                 h. "Shareholder" means the record shareholder or the beneficial shareholder.


Section 14-2-1302.        RIGHT TO DISSENT.

         (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

                 (1) Consummation of a plan of merger to which the corporation is a party:

                          (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

                          (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

                 (2) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

                 (3) Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

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                 (4)      An amendment of the articles of incorporation that
         materially and adversely affects rights in respect of a dissenter's shares because it:

                          (A) Alters or abolishes a preferential right of the shares;

                          (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

                          (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

                          (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

                          (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

                          (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

                 (5) Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

                 (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

                 (c) Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

                          (1) In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                          (2) The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

Section 14-2-1303.        DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

         A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


PART 2.  PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS


Section 14-2-1320.        NOTICE OF DISSENTERS' RIGHTS.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

         (b)     If corporate action creating dissenters' rights under Code
Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

Section 14-2-1321.        NOTICE OF INTENT TO DEMAND PAYMENT.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

                 (1) must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

                 (2) must not vote his shares in favor of the proposed action.

         (b) A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.


Section 14-2-1322.        DISSENTERS' NOTICE.

         (a) If proposed corporate action creating dissenters' rights under Code Section 14-2-1302 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

         (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

                 (1) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

                 (2) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

                 (3) Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

                 (4)      Be accompanied by a copy of this article.


Section 14-2-1323.        DUTY TO DEMAND PAYMENT.

         (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

         (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

         (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.


Section 14-2-1324.        SHARE RESTRICTIONS.

         (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code
Section 14-2-1326.

         (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are cancelled or modified by the taking of the proposed corporate action.

Section 14-2-1325.        OFFER OF PAYMENT.

         (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

         (b)     The offer of payment must be accompanied by:

                 (1) The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

                 (2) A statement of the corporation's estimate of the fair value of the shares;

                 (3)      An explanation of how the interest was calculated;

                 (4) A statement of the dissenter's right to demand payment under Code Section 14-2-1327; and

                 (5)      A copy of this article.

         (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

Section 14-2-1326.        FAILURE TO TAKE ACTION.

         (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

         (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.


Section 14-2-1327.        PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR
                          OFFER.

         (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

                 (1) The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

                 (2) The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

         (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code
Section 14-2-1325.

         (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

                 (1) The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

                 (2) The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


PART 3.  JUDICIAL APPRAISAL OF SHARES


Section 14-2-1330.        COURT ACTION.

         (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

         (b) The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

         (c) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares. The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

         (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it.
Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

         (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

Section 14-2-1331.        COURT COSTS AND COUNSEL FEES.

         (a)     The court in an appraisal proceeding commenced under Code
Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

         (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

                 (1) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

                 (2) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

         (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Section 14-2-1332.        LIMITATION OF ACTIONS.

         No action by any dissenter to enforce dissenters' rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                                                     APPENDIX C

                      THE ROBINSON-HUMPHREY COMPANY, INC.

CORPORATE FINANCE                                             INVESTMENT BANKERS
   DEPARTMENT                                                     SINCE 1894




                                  May 4, 1995



Board of Directors
Mt. Vernon Financial Corporation
2408 Mt. Vernon Road
Dunwoody, Georgia 30338

Ladies and Gentlemen:

         In connection with the proposed acquisition of Mt. Vernon Financial Corporation ("MVFC") by Colonial BancGroup, Inc. ("CNB") (the "Merger"), you have asked us to render an opinion as to whether the financial terms of the Merger, as provided in the Agreement and Plan of Merger dated as of May 4, 1995 among such parties (the "Merger Agreement"), are fair, from a financial point of view, to the stockholders of MVFC. Under the terms of the Merger, holders of all outstanding shares of MVFC common stock will receive consideration equal to $18.794 per MVFC share in the form of CNB common stock. Certain MVFC stock option holders will receive in cash the difference between $18.794 per share and the strike price of their options as consideration for the value of their stock options.

         Our firm, as part of its investment banking business, is frequently involved in the valuation of securities as related to public underwritings, private placements, mergers, acquisitions, recapitalizations and other purposes.

         In connection with our study for rendering this opinion, we have reviewed the Merger Agreement, MVFC's financial results for fiscal years 1990 through 1994 and for the three quarters ended March 31, 1995, and certain documents and information we deem relevant to our analysis. We have also held discussions with senior management of MVFC for the purpose of reviewing the historical and current operations of, and outlook for MVFC, industry trends, the terms of the proposed Merger, and related matters.





                            ATLANTA FINANCIAL CENTER
                3333 PEACHTREE ROAD, NE ATLANTA, GEORGIA 30326
                                 (404) 266-6000

Board of Directors
Mt. Vernon Financial Corporation
May 4, 1995
Page 2
__________________________________



         We have also studied published financial data concerning certain other publicly traded financial institutions which we deem comparable to MVFC as well as certain financial data relating to acquisitions of other financial institutions that we deem relevant or comparable. In addition, we have reviewed other published information, performed certain financial analyses and considered other factors and information which we deem relevant.

         We have reviewed similar information and data relating to CNB including its historical financial statements, from fiscal 1990 up through and including the quarter ended March 31, 1995.

         In rendering this opinion, we have relied upon the accuracy of the Merger Agreement, the financial information listed above, and other information furnished to us by MVFC and CNB. We have not separately verified this information nor have we made an independent evaluation of any of the assets or liabilities of MVFC and CNB.

         Based upon the foregoing and upon current market and economic conditions, we are of the opinion that, from a financial point of view, the terms of the Merger as provided in the Merger Agreement are fair to the stockholders of MVFC.


                                        Very truly yours,



                                        THE ROBINSON-HUMPHREY COMPANY, INC.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an insurance policy pursuant to which officers and directors are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

         (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.


                                  DESCRIPTION


Exhibit 2 Plan of acquisition, reorganization, arrangement, liquidation of successor:

                 Agreement and Plan of Merger between The Colonial BancGroup, Inc. and Mt. Vernon Financial Corporation, dated as of May 4, 1995, included in the Prospectus portion of this Registration Statement at Appendix A and incorporated herein by reference.


Exhibit 3        Articles of Incorporation and Bylaws:

(A) Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B) Bylaws of the Registrant, filed as Exhibit 4.2 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

Exhibit 4        Instruments defining the rights of security holders:

(A) Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)              Article II of the Bylaws of the Registrant filed as Exhibit
                 4.2 to the Registrant's Current Report on Form 8-K, dated February 21,1995, and incorporated herein by reference.

(C) Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15, 1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.


Exhibit 5 Opinion of Miller, Hamilton, Snider & Odom as to certain Delaware law issues of the securities being registered.


Exhibit 8        Tax Opinion of Powell, Goldstein, Frazer & Murphy.


Exhibit 10       Material Contracts:

(A)(1) Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference.

(A)(2) Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)           1992 Incentive Stock Option Plan of the Registrant, filed as
                 Exhibit 4-1 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4) 1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1) Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January 18, 1988, included as
                 Exhibit 10(B)(1) to
                 the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(B)(2) 1993 Term Loan Agreement between the Registrant and SunBank, National Association, and related Pledge Agreement filed as
                 Exhibit 10(B)(1) to Amendment No. 2 of the Registrant's Registration Statement on Form S-4, registration number 33-63826 and incorporated herein by reference.

(C)(1) The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as amended, included as
                 Exhibit 10(C)(1) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2) The Colonial BancGroup, Inc., Stock Bonus and Retention Plan,included as Exhibit 10(C)(2) to the Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D) Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc., Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H. Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No. 33-83692 and incorporated herein by reference.

Exhibit 13 Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated herein by reference.


Exhibit 21       List of subsidiaries of the Registrant.


Exhibit 23       Consents of experts and counsel:

(A)              Consent of Coopers & Lybrand

(B)              Consent of Miller, Hamilton, Snider & Odom

(C)              Consent of KPMG Peat Marwick & Company

(D)              Consent of Powell, Goldstein, Frazer & Murphy

(E)              Consent of The Robinson-Humphrey Company, Inc.

Exhibit 24 Power of Attorney filed as Exhibit 25 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1994, and incorporated herein by reference.


Exhibit 99       Additional exhibits:

(A)              Form of Proxy of Mt. Vernon Financial Corporation


         (b)     Financial Statement Schedules

                 The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable or the required information is shown in the financial statements or notes thereto.


ITEM 22.         UNDERTAKINGS.

         (a)     The undersigned hereby undertakes as follows as required by
                 Item 512 of Regulation S-K:

                 (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

                 (2) That every prospectus (i) that is filed pursuant to paragraph (1) immediately above, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the

                          Securities and Exchange Commission such
                          indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

         (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

         (d)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                 Provided, however, that paragraphs (d)(1)(i) and (d)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 11th day of July, 1995.


                                           THE COLONIAL BANCGROUP, INC.



                                           By:  /s/ Robert E. Lowder
                                                --------------------------
                                                   Robert E. Lowder
                                                   Its Chairman of the Board
                                                   of Directors, Chief
                                                   Executive Officer, and
                                                   President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES                                         TITLE                                     DATE
- ----------                                         -----                                     ----
/s/ Robert E. Lowder                               Chairman of the Board                     **
- ---------------------------                        of Directors, President
Robert E. Lowder                                   and Chief Executive
                                                   Officer



/s/ W. Flake Oakley, IV                            Chief Financial                           **
- ---------------------------                        Officer, Secretary
W. Flake Oakley, IV                                and Treasurer (Principal
                                                   Financial Officer and
                                                   Principal Accounting
                                                   Officer)





          *                                        Director                                  **
- --------------------------
Young J. Boozer

          *                                        Director                                  **
- --------------------------
William Britton



          *                                        Director                                  **
- --------------------------
Jerry J. Chesser



                                                   Director
- --------------------------
Augustus K. Clements, III





         *                                         Director                                  **
- -------------------------
Robert C. Craft



         *                                         Director                                  **
- -------------------------
Patrick F. Dye




        *                                          Director                                  **
- -------------------------
Clinton O. Holdbrooks




        *                                          Director                                  **
- -------------------------
D. B. Jones




       *                                           Director                                  **
- -------------------------
Harold D. King

         *                                         Director                                  **
- -------------------------
John Ed Mathison




         *                                         Director                                  **
- -------------------------
Milton E. McGregor



         *                                         Director                                  **
- -------------------------
John C. H. Miller, Jr.




        *                                          Director                                  **
- -------------------------
Joe D. Mussafer




        *                                          Director                                  **
- -------------------------
William E. Powell




        *                                          Director                                  **
- -------------------------
Jack H. Rainer




        *                                          Director                                  **
- -------------------------
Frances E. Roper




        *                                          Director                                  **
- -------------------------
Ed V. Welch

* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.



/s/ W. Flake Oakley, IV
- -------------------------------
W. Flake Oakley, IV
Attorney-in-Fact

**  Dated:  July 11, 1995

                                 EXHIBIT INDEX



EXHIBIT                                                                                                                  PAGE
- -------                                                                                                                  ----
Exhibit 2       Plan of acquisition, reorganization, arrangement, liquidation of successor:

                Agreement and Plan of Merger between The Colonial BancGroup, Inc., and Mt. Vernon Financial              II-15
                Corporation, dated as of May 4, 1995, included in the Prospectus portion of this registration statement at Appendix A and incorporated herein by reference.


Exhibit 3       Articles of Incorporation and Bylaws:

(A)             Restated Certificate of Incorporation of the Registrant, filed as Exhibit 4.1 to the Registrant's        II-17
                Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)             Bylaws of the Registrant, as amended, filed as Exhibit 4.2 to the Registrant's Current Report on Form    II-19
                8-K, dated February 21, 1995, and incorporated herein by reference.


Exhibit 4       Instruments defining the rights of security holders:

(A)             Article 4 of the Restated Certificate of Incorporation of the Registrant filed as Exhibit 4.1 to the     II-21
                Registrant's Current Report on Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(B)             Article II of the Bylaws of the Registrant filed as Exhibit 4.2 to the Registrant's Current Report on    II-23
                Form 8-K, dated February 21, 1995, and incorporated herein by reference.

(C)             Dividend Reinvestment and Class A Common Stock Purchase Plan of the Registrant dated January 15,         II-25
                1986, and Amendment No. 1 thereto dated as of June 10, 1986, filed as Exhibit 4(C) to the
                Registrant's Registration Statement on Form S-4 (File No. 33-07015), effective July 15, 1986, and incorporated herein by reference.

Exhibit 5       Opinion of Miller, Hamilton, Snider & Odom as to certain Delaware law issues of the securities being     II-27
                registered.


Exhibit 8       Tax Opinion of Powell, Goldstein, Frazer & Murphy                                                        II-30


Exhibit 10      Material Contracts:

(A)(1)          Second Amendment and Restatement of 1982 Incentive Stock Plan of the Registrant, filed as Exhibit 4-1    II-40
                to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-41036),
                effective June 4, 1991, and incorporated herein by reference.

(A)(2)          Second Amendment and Restatement to 1982 Nonqualified Stock Option Plan of the Registrant filed as       II-42
                Exhibit 4-2 to the Registrant's Registration Statement on Form S-8 (Commission Registration No. 33-
                41036), effective June 4, 1991, and incorporated herein by reference).

(A)(3)          1992 Incentive Stock Option Plan of the Registrant, filed as Exhibit 4-1 to Registrant's Registration    II-44
                Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(A)(4)          1992 Nonqualified Stock Option Plan of the Registrant, filed as Exhibit 4-2 to Registrant's              II-46
                Registration Statement on Form S-8 (File No. 33-47770), effective May 8, 1992, and incorporated herein by reference.

(B)(1)          Residential Loan Funding Agreement between Colonial Bank and Colonial Mortgage Company dated January     II-48
                18, 1988, included as Exhibit 10(B)(1) to the Registrant's Registration Statement as Form S-4, file
                no. 33-52952, and incorporated herein by reference.

(B)(2)          1993 Term Loan Agreement between the Registrant and SunBank, National Association, and related Pledge    II-50
                Agreement filed as Exhibit 10(B)(1) to Amendment No. 2 of the Registrant's Registration Statement on
                Form S-4, registration number 33-63826 and incorporated herein by reference.

(C)(1)          The Colonial BancGroup, Inc. First Amended and Restated Restricted Stock Plan for Directors, as          II-52
                amended, included as Exhibit 10(C)(1) to the Registrant's Registration Statement as

                Form S-4, file no. 33-52952, and incorporated herein by reference.

(C)(2)          The Colonial BancGroup, Inc., Stock Bonus and Retention Plan, included as Exhibit 10(C)(2) to the        II-54
                Registrant's Registration Statement as Form S-4, file no. 33-52952, and incorporated herein by reference.

(D)             Stock Purchase Agreement dated as of July 20, 1994, by and among The Colonial BancGroup, Inc.,           II-56
                Colonial Bank, The Colonial Company, Colonial Mortgage Company, and Robert E., James K. and Thomas H.
                Lowder, included as Exhibit 2 in Registrant's registration statement on Form S-4, Registration No.
                33-83692 and incorporated herein by reference.

Exhibit 13      Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995, and incorporated        II-58
                herein by reference.


Exhibit 21      List of subsidiaries of the Registrant.                                                                  II-60

Exhibit 23      Consents of experts and counsel:

(A)             Consent of Coopers & Lybrand                                                                             II-62

(B)             Consent of Miller, Hamilton, Snider & Odom                                                               II-64

(C)             Consent of KPMG Peat Marwick & Company                                                                   II-66

(D)             Consent of Powell, Goldstein, Frazer & Murphy                                                            II-68

(E)             Consent of The Robinson-Humphrey Company, Inc.                                                           II-70


Exhibit 24      Power of Attorney filed as Exhibit 25 to the Registrant's Annual Report on Form 10-K for the year        II-72
                ended December 31, 1994, and incorporated herein by reference.


Exhibit 99      Additional exhibits:

(A)             Form of Proxy of Mt. Vernon Financial Corporation      II-74